UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                             File No. 333-76511
                        PRE-EFFECTIVE AMENDMENT NO. 4

                                  FORM SB-2
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                      BRAVO! FOODS INTERNATIONAL CORP.

                                  Formerly
                       CHINA PREMIUM FOOD CORPORATION
               ----------------------------------------------
           (Name of Small Business Issuer in its Amended Charter)

           Delaware                       2026              62-1681831
---------------------------------------------------------------------------
(State or other jurisdiction of        SIC Number        (I.R.S. Employer
incorporation or organization)                          Identification No.)

      11300 US Highway 1, Suite 202, North Palm Beach, Florida 33408 USA
---------------------------------------------------------------------------
                  (Address of principal executive offices)

                  Telephone number:          (561) 625-1411
                                             --------------

                          Roy G. Warren, Secretary
                      Bravo! Foods International Corp.
                        11300 US Highway 1, Suite 202
                         North Palm Beach, FL 33408
                               (561) 625-1411
          (Name, address and telephone number of agent for service)

                                 Copies To:
                         Roy D. Toulan, Jr., Esquire
                             Stibel & Toulan LLP
                              183 State Street
                         Boston, Massachusetts 02109
                               (617) 523-6000
                                _____________

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of each                                                Proposed          Proposed
  class of              Number of                             maximum           maximum
 securities            Securities                            offering          aggregate        Amount of
   to be                 to be           Dollar amount         price             offer         registration
 registered            registered      to be registered      per unit (3)     price (2)(3)         fee
-----------------------------------------------------------------------------------------------------------

Common Stock,         12,250,00 (2)      $12,250,000            $1.00         $12,250,000        $3,336
$.001 par value
per share (1)

<F1>  Common Stock issued upon conversion of Series D, F and G Convertible
      Preferred Stock, dividends payable in connection therewith, and the exercise of Warrants issued in connection therewith. The issue of Series D Convertible Preferred Stock took place pursuant to a Subscription Agreement, dated March 9, 1999. The issue of the Series F took place pursuant to a Subscription Agreement, dated April 6, 2000. The Series G took place pursuant to a Subscription Agreement, dated June 19, 2000.
<F2>  Pursuant to Rule 416 under the Securities Act of 1933, also includes an indeterminate number of additional shares of Common Stock that may become issuable to prevent dilution resulting from stock splits, stock dividends and conversion price or exercise price adjustments.
<F3>  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED       ___, 2001

                                 PROSPECTUS

                                 Bravo! Logo

                            THE RESALE BY CERTAIN
                           SELLING SHAREHOLDERS OF
                      12,250,000 SHARES OF COMMON STOCK

This prospectus relates to the public offering, which is not being underwritten, for the resale of up to 12,250,000 shares of our common stock by the selling stockholders identified in this prospectus.

The prices at which the selling stockholders may resell the shares will be determined by the prevailing market prices for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

Our common stock is quoted on the OTC Bulletin Board under the symbol "BRVO". On May 1, 2001, the last sale price for our common stock as reported on the OTC Bulletin Board was $ 0.51 per share.

Investing in the common stock involves risks. See "Risk Factors" beginning page 5

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense

           The date of this Prospectus is                 , 2001.

                              TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                        4
  The Company                                                             4
  The Offering                                                            4

RISK FACTORS                                                              5
  We may not be able to meet our business objectives or financial
   projections                                                            5
  We are not profitable and we will have a need for additional
   financing                                                              5
  Our independent auditors' report contains a going concern statement     6
  We may need to sell equity for financing at below market prices         6
  Future Sales of common stock could depress the market price             6
  Our large percentage of tradable shares may depress the market
   for our stock                                                          7
  There exist potential risks of low priced "penny" stock                 7
  We depend upon key personnel                                            7
  We have limited ability to compete effectively in China                 8
  We do not control our distribution channels                             8
  Risks associated with doing business in China                           9

SELLING SHAREHOLDERS                                                     10

PLAN OF DISTRIBUTION                                                     13

THE COMPANY                                                              14
  Our business                                                           15
  New business - the Bravo! mode                                         15
  Industry trends                                                        19
  Marketing analysis for new business model                              19
  Marketing strategy                                                     19
  Competition                                                            19
  Performance projections                                                20
  Employees                                                              20
  Changes in and termination of relationships                            21
  The role of government; doing business in China                        23

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS             24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT           28

DESCRIPTION OF SECURITIES                                                31
  Common Stock                                                           32
  Series A Convertible Preferred Stock                                   33
  Series B Convertible Preferred Stock                                   33
  Series C Convertible Preferred Stock                                   34
  Series D Convertible Preferred Stock                                   34
  Series E Convertible Preferred Stock                                   35
  Series F Convertible Preferred Stock                                   36
  Series G Convertible Preferred Stock                                   37

INTEREST OF NAMED EXPERTS AND COUNSEL                                    38

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
 FOR SECURITIES ACT LIABILITIES                                          39

ADDITIONAL INFORMATION                                                   39

MANAGEMENT DISCUSSION AND ANALYSIS OF OPERATIONS                         40
  Financial condition                                                    40
  Results of operation                                                   40
  Year ended December 31, 2000                                           40
  Year ended December 31, 1999 compared to year ended
   December 31, 2000                                                     40
  Hangzhou Meilijian                                                     41
  Liquidity and capital resources                                        41
  Debt structure                                                         42
  Effects of inflation                                                   42
  Effect of fluctuation in foreign exchange rates                        42
  New accounting standards not yet adopted

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS                          43

DESCRIPTION OF PROPERTY                                                  43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                           44

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                 45

EXECUTIVE COMPENSATION                                                   48

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
 ACCOUNTING AND FINANCIAL DISCLOSURE                                     51

FINANCIAL STATEMENTS                                                    F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders listed in this prospectus on page 10 are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

You can contact us by mail at Bravo! Foods International Corp., 11300 US Highway 1, Suite 202, North Palm Beach, FL 33408 or by phone at (561) 625-1411.

                             PROSPECTUS SUMMARY

The Company

      Bravo! Foods International Corp., formerly China Premium Food Corporation, markets, co-produces and distributes licensed branded Looney Tunes(TM) milk products in the People's Republic of China and in the United States, and has imported branded snack foods into China. In addition, we have established a business-to-business e-commerce portal in China to facilitate the sale of United States food products in China on a wholesale level.

      This business is accomplished in the Shanghai and Hangzhou PRC urban markets through our Chinese wholly owned subsidiary, China Premium Food Corp (Shanghai) Co., Ltd. In the United States, we promote, market and grant production rights for branded Looney Tunes(TM) flavored milk products through production contracts between our U.S. wholly owned subsidiary, Bravo! Foods, Inc., and regional dairies. Looney Tunes(TM) flavored milks are sold in seventeen states under our production agreements.

      We have been selling Looney Tunes(TM) flavored milks and selling imported snack foods in China since August 2000. In the United States, we have been marketing and co-producing Looney Tunes(tm) flavored milks since September 2000.

The Offering

      The common stock offered for resale by the selling shareholders includes shares of common stock issued by us to the selling shareholders

      *     upon conversion of convertible preferred stock

      *     upon the exercise of warrants

      * to prevent dilution resulting from stock splits, stock dividends and conversion price or warrant exercise price adjustments.

      We will not receive any proceeds from the resale of the common stock covered by this prospectus, all of which will be paid by purchasers to the selling shareholders.

                                RISK FACTORS

      An investment in the common stock offered by this prospectus involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase the shares of common stock. The risks described below are not the only ones that we face. Additional risks that generally apply to publicly traded companies that we believe are immaterial, may also adversely affect our company.

      Any of the following factors could adversely affect our business, financial condition or results of operations. The trading price of our common stock could, in turn, decline and you could lose all or part of your investment.

      Since we are just starting to generate limited revenues from our new business strategy of licensing, marketing, importing and distributing of Looney Tunes(TM) branded food products in China and the US, we may be unable to meet the objectives of our new business plan, including its financial projections.

      While we anticipate favorable results from our business strategy, we have yet to realize any significant income from this new business direction. Without more substantial revenues and profitability, our business may fail and our common stock will be worthless.

      During the first two quarters of 2000, we continued to shift our business focus and strategy from the production of milk products to a company involved in the marketing and distribution of a broad range of food products in China, including premium branded items. Our strategy of distributing branded Looney Tunes(TM) retail consumer food products at premium prices in China is untested. We have not as yet sold sufficient products to determine whether this strategy or any projections of profitability based upon this strategy will be successful.

      Similarly, our U.S. strategy of alliances with regional dairies to produce Looney Tunes(TM) flavored milk products is untested. We have had initial sales of these flavored milks beginning in late September 2000.
The history of seven months of sales in insufficient for us to determine whether our business objectives can be met to achieve profitability through this new business model.

      Since our revenues from the licensing, marketing, importing and distributing of Looney Tunes(TM) branded food products to date are limited, we are not yet a profitable business. We will have a need for additional financing to meet the costs associated with the licensing, marketing, importing and distributing of products in the US and in China. Our failure to raise additional money may have an adverse effect on our business plans.

      Our failure to obtain additional financing could materially slow or prevent

      * our development of a distribution system in China for our food products

      * our development of a business to distribute premium food products to major hotels in China

      * our development of a business to business e-commerce portal as a sales tool for our premium food distribution business

      * our ability to increase sales in these areas or achieve and sustain profitability.

      While we have been successful to date in raising sufficient money to support our marketing and development efforts, there can be no assurance that additional financing will be available on satisfactory terms or at all.

      Our independent auditors have expressed doubt about our ability to continue as a going concern.

      As of December 31, 2000, we had cash and cash equivalents of $35,376 and a working capital deficiency. Although we believe our existing capital resources and planned financing will be sufficient to satisfy our working capital requirements through the year 2001, unforeseen circumstances may arise which make it necessary to obtain additional capital. In that event, we may not be able to raise additional capital on acceptable terms, if at all. If we do, the additional capital may be on terms that are dilutive to existing stockholders. Our inability to secure any necessary funding on acceptable terms would significantly impair our ability to operate and would adversely affect our financial condition.

      The Report of Independent Auditors on our financial statements for the year ended December 31, 2000 contain an explanatory paragraph regarding our need for additional financing and indicating substantial doubt about our ability to continue as a going concern because of our recurring losses, stockholders' equity and working capital balances at that time. Although we believe that our planned financings and anticipated increase in revenues address the concerns raised by our independent auditors, we cannot guarantee that business conditions or outlook during 2001 will alleviate substantial doubt about our ability to continue as a going concern. Accordingly, our auditors' opinion may continue to include an explanatory paragraph in the future.

      If we are required to sell equity securities to obtain financing in the future at below the prices at which the selling shareholders resell the common stock offered by this prospectus, the value of the common stock purchased in this offering may be less than anticipated.

      If we sell additional equity securities at a price per share less than the purchase price at which the shares of common stock are offered, investors purchasing common stock in this offering would incur additional dilution. As a result, shareholders' investments may be worth less than they may have anticipated.

      The sale of shares of common stock underlying the exercise of warrants held by the selling shareholders, other shares eligible for future sale in the market and the perception that such shares are available for sale, could adversely affect the market price of our common stock and make the sale of our common stock more difficult in the future.

      As of May 1, 2001, we had outstanding securities convertible into or exercisable for the following amounts of common stock:

      * 12,250,000 shares issuable upon the conversion of outstanding shares of Series D, F and G convertible preferred stock, including the exercise of warrants associated therewith and dilution adjustments

      * 557,000 shares issuable upon the exercise of warrants issued in connection with a 1998 private offering of common stock

      * 107,440 shares issuable upon the conversion of outstanding shares of Series B convertible preferred stock

      * 3,400,533 shares issuable upon the exercise of options issued to founders, management, employees and consultants

      The 12,250,000 shares issuable upon the conversion of outstanding shares of Series D, F and G convertible preferred stock, including the exercise of warrants associated therewith, are registered pursuant to the registration statement associated with this prospectus. The balance of the securities listed above were issued at least one year prior to the date of this prospectus and, subject to the requirements and limitations of Rule 144, the common stock underlying these securities, may be resold without registration.

      Approximately 71% of our common stock will be available for resale, which could depress the market price.

      After the offering, and assuming conversion of the preferred and exercise of the warrants, we will have outstanding approximately 25,300,000 shares of common stock. Of that amount, approximately 17,500,000 shares or 71%, will be available for resale. While we cannot predict the impact of the public resale into the market of any of these shares on the public trading price of our common stock, sales of substantial amounts of our shares or the availability of substantial amounts of our common stock for sale could lower market prices.

      If the price per share of our common stock on the OTC Bulletin Board continues to trade at below $5 per share, our common stock will continue to be within the definition of "penny stock", and the price of our stock in the market may be adversely affected.

      The penny stock rules could have the effect of limiting the trading market for our common stock and the ability of purchasers in this offering to sell any shares of our common stock in the market. If the trading market for our common stock were so limited, it could have an adverse effect on the liquidity of the shares and could have the effect of materially increasing the risks of an investment in our common stock.

      Under certain rules and regulations of the SEC, any broker-dealer seeking to effect a transaction in a penny stock not otherwise exempt from the rules must first deliver to the potential customer a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.

      The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salespersons in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. This information must be given to the customer orally or in writing before the transaction and in writing before or with delivery of the customer's confirmation of the transaction. Under the penny stock rules, the broker-dealer must make a special determination of the suitability of the suggested investment for the individual customer and must receive the customer's written consent to the transaction.

      Since we depend upon key personnel having significant business contacts in China and the US, the loss of one or more of our management team may have a negative effect on our business.

      The unexpected loss of the services of any member of the management team could have a material adverse effect on our ability to conduct and grow both our local and import businesses in China. We are and will be dependent on our current management teams for the foreseeable future

      *     to obtain needed additional financing

      * to develop and maintain government and private contacts in China for the local production of our Looney Tunes(TM) branded milk products

      * to develop and maintain government and private contacts in China for the importation of food products into China by our wholly owned Chinese subsidiary

      Our CEO, Roy Warren, has developed important contacts with Chinese entrepreneurs with whom we either consult or plan business ventures in China. He also has developed a significant and crucial network of existing and potential investor contacts in the United States. In addition, Jeffrey Tarmy, our general manager in China, has the benefit of important business contacts developed during his living and working in China for the past four years. A loss of any member of our management team would require us to seek a replacement and reestablish the personal contacts lost.

      Since we are smaller than our competitors in the Shanghai market, and since we have limited resources and sell our branded products at premium prices, we have had difficulty in developing and maintaining our market share in the consumer milk and snack foods market. This difficulty could adversely affect our ability to achieve our business goals to develop and increase the awareness of our branded products in an effort to increase sales while maintaining a premium price structure.

      The ability of our competition to sell dairy and other food products at prices below prices charged by us for our products may represent an obstacle to our ability to secure a market share at revenue levels sufficient to achieve profitability.

      In Shanghai, our largest milk competitor, Shanghai Dairy, controls 80% of the consumer dairy market, is well financed, and has an experienced and long-term management team in place. Similarly, our largest competitor in the snack cracker market is large and well financed. We will require a significant expenditure of money to provide marketing and logistic support our Looney Tunes(TM) premium milk products and imported snack crackers through an initial launch and on a continuing basis. In addition, our competitors enjoy long-term relationships with local food stores and store chains, and are better financed and benefit from an enhanced distribution system when compared to that employed by us.

      Since we are dependent on distributors to sell our products in China and since, in the United States, we do not control the sales or distribution channels of Looney Tunes(TM) milk products, we have limited ability to directly control or affect our revenues. A reduction in sales effort or discontinuance of sales of our products by our co-producers in the United States or by our distributors in China could lead to reduced sales.

      In China, we produce milk products through supply agreements with local dairies and sell our products primarily through distributors. Our agreements with distributors, in large part, are nonexclusive and may be terminated on short notice by either party without cause. Our distributors are not within our control, are not obligated to purchase products from us
and may represent other lines of products.   While we are using several
"jobber" distributors to cover the various areas of our market in China for our Looney Tunes(TM) branded milk products and snack crackers, the loss or ineffectiveness of any of our major distributors could adversely affect our operating results.

      In the United States, we grant the rights to produce and sell branded milk products to regional dairies under production agreements. Our role in these agreements, in addition to granting the rights to produce the branded milks as part of the sale of flavor ingredient packages to dairies, is limited to marketing and promotion assistance and control over packaging and advertising design issues. Producer dairies in the United States have complete control over sales and distribution of the branded milk products. With these arrangements, we have little ability to directly affect the promotion and sales of the branded milk products. The failure of one or more of the producer dairies to exploit the branded milk concept fully could adversely affect our operating results.

      Doing business through a wholly foreign owned enterprise in China is subject to unpredictable political and economic conditions, which may change the scope of the business allowed under our subsidiary's present business license as well as interfere with our ability to receive distribution of profits from our Chinese subsidiary.

      Investments in China involve several risks including internal and international political risks, evolving national economic policies as well as financial and accounting standards, expropriation and the potential for a reversal in economic conditions.

      The revenues of our Chinese subsidiary will be in Chinese Renminbi
(RMB). In order to pay fees and dividends to us, our subsidiary will need to convert RMB into US dollars. Under current Chinese law, the conversion of RMB into foreign currency requires government consent. At present, standardized procedures are in place to convert RMB to US dollars for the payment of current accounts, including loan repayments, and dividends based on profits. Government authorities, however, may impose restrictions, which could impact this established procedure.

      To expand or change the business operations of a foreign invested Chinese enterprise may need various levels of central and local government approval. These approvals may include business permits, site permits, health permits and approval for transfer of assets. While we believe that, because of the importance attached to nutrition and agricultural issues by the central government, the cooperation of local and national governmental approval agencies will be forthcoming, there can be no assurance of continuation of government support for these projects.

      With respect to the conditions and activities of Chinese companies with which we are involved pursuant to business contracts, the operations of these Chinese companies must be viewed in the context of the Chinese business environment existing in the People's Republic of China. There can be no assurance that the sources from which information is provided concerning the day-to-day activities of such companies, including their respective relationships to local governmental and regulatory authorities, are wholly reliable. Official statistics also may be produced on a basis different to that used in western countries. Any of the statements as to operations contained in this document must be subject to some degree of uncertainty due to doubts about the reliability of available information from and with regard to the companies relied upon by us to fulfill our business goals.

      Furthermore, many countries in Asia have experienced significant economic downturns since the middle of 1997, resulting in slower real gross domestic product growth for the entire region as a result of higher interest rates and currency fluctuations. Declining economic growth rates could disrupt consumer spending for premium products and negatively affect our business and our profitability over time. The economic downturn in Asia also could lead to a devaluation of the currency of China, which would decrease our revenues U.S. dollar terms. In addition, economic reforms in the region could affect our business in ways that are difficult to predict. For example, since the late 1970s, the Chinese government has been reforming the Chinese economic system to emphasize enterprise autonomy and the utilization of market mechanisms. Although we believe that these reforms measures have had a positive effect on the economic development in China, we cannot be sure that they will be effective or that they will benefit our business.

                            SELLING SHAREHOLDERS

      The following table lists the common stock underlying our convertible preferred and warrants held by the selling shareholders and our common stock actually owned by the selling shareholders as of the effective date of this registration statement. The actual number of shares of common stock which can be beneficially owned by the selling shareholders is contracturally limited to 9.99% of our issued and outstanding common stock. The following table, however, lists the total number of shares of common stock covered by this prospectus, and includes

      *     the names and addresses of the selling shareholders

      * the number of shares of common stock that each selling shareholder owns, assuming full conversion of the preferred at $0.80 per share and the exercise of all warrants

      * the percentage of all outstanding shares of common stock that ownership represents

      * the total number of shares of common stock that may be offered for sale from time to time by this prospectus by each selling shareholder

      * the number of shares of common stock owned assuming the resale of all shares covered by this prospectus and the percentage of all outstanding shares of common stock that ownership represents

      The shares may be offered by the selling stockholders, none of which are broker-dealers, or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift or through another non-sale related transfer. We may amend or supplement this prospectus from time to time to update the information provided in the table.

                                            Number of Shares                                 Number of Shares
                                           Beneficially Owned       Number of Shares        Beneficially Owned
                                           Prior to Offering         Being Offered            After Offering
Name and Address                     ---------------------------    ----------------   --------------------------
Of Stockholder                       # of Shares      % of Class      # of Shares      # of Shares      % of Class
-----------------------------------------------------------------------------------------------------------------

AUSTINVEST ANSTALT BALZERS            2,802,841          11%           2,802,841           -0-              -0-
Landstrasse 938
9494 Furstentums
Balzers, Liechtenstein

ESQUIRE TRADE & FINANCE INC.          2,802,841          11%           2,802,841           -0-              -0-
Trident Chambers
P.O. Box 146
Road Town, Tortola, B.V.I.

AMRO INTERNATIONAL, S.A.              2,903,284          11.5%         2,903,284           -0-              -0-
c/o Ultra Finanz
Grossmuenster Platz 26
P.O. Box 4401
Zurich, Switzerland CH 8022

SETTONDOWN CAPITAL                      201,493           0.80%          201,493           -0-              -0-
   INTERNATIONAL, LTD.
600 California Street, 14th Floor
San Franciso, CA 94108



LIBRA FINANCE, S.A.                   1,662,500           6.5%            62,500           -0-              -0-
P.O. Box 4603
Zurich, Switzerland

THE KESHET FUND L.P.                    349,960           1.38%          349,960           -0-              -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom

KESHET L.P.                             585,290           2.31%          585,290           -0-              -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom

NESHER LTD.                             218,750           0.86%          218,750           -0-              -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom

TALBIYA B. INVESTMENTS LTD.             200,000           0.79%          200,000           -0-              -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom

ALON ENTERPRISES LTD.                   459,107           0.18%          459,107           -0-              -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom

      The following table lists the source, by amount, of the shares offered for resale.

                              Common                                       Warrants (and extra
                             Converted        Preferred       Common       Common Issued Upon
Selling Shareholder        From Preferred      Series       Now Owned      Warrant Exercise*)
----------------------------------------------------------------------------------------------

AUSTINVEST                    437,841            D           132,943             422,500
ANSTALT BALZERS               771,298            F                 -           1,038,259

ESQUIRE TRADE                 437,841            D           132,943             422,500
& FINANCE INC.                771,298            F                 -           1,038,259

AMRO INTERNATIONAL,           456,890            D           161,823             455,000
S.A.                          778,812            F                 -           1,038,259 + 12,500*

SETTONDOWN CAPITAL                  -            D           151,493              50,000
INTERNATIONAL, LTD.

LIBRA FINANCE, S.A.                 -            F                             1,600,000 + 62,500*

THE KESHET FUND L.P.          349,960            G                 -                   -

KESHET L.P.                   585,290            G                 -                   -



NESHER LTD.                   218,750            G                 -                   -

TALBIYA B.                    200,000            G                 -                   -
INVESTMENTS LTD.

ALON ENTERPRISES LTD.               -            G                 -             459,107
(finder's fee only)

      The Series D, F and G selling shareholders have agreed to restrict their ownership of the common stock to no more than 9.999% of the issued and outstanding shares of common stock at any given time.

                              BENEFICIAL OWNERS

      Austinvest Anstalt Balzers, is owned by Bank fur Arbeit und
Wirtschaft AG (B.A.W. A.G. Bank), Vienna, Austria. B.A.W. A.G. Bank is involved in involved in banking services in Austria and Central Europe and maintains strategic partners and alliances in the world's major financial centers.

      Esquire Trade & Finance Inc., is owned by Mr. Matithyahu Kaniel, Israel. Esquire is an international investment entity.

      Amro International, S.A., is owned by Mr. Mark Perkins, Monte Carlo, Monaco. Mr. Perkins is a British citizen. Amro is an investment firm with world wide interests.

      Settondown Capital International, Ltd., is owned by Mr. Anthony Inderriden, Nassau, Bahamas. Settondown is a financial advisor and consulting firm, which assists small companies in obtaining financing through the introduction of sophisticated financial sources.

      Libra Finance, S.A. is owned by Mr. Rar Al Najjab, Hashemite Kingdom of Jordan. Libra Finance is an international investment and financial consultant entity. Among other investment activities, Libra advises investors on financially assisting small companies in need of capital.

      The Keshet Fund L.P. is a New York limited partnership, which is a resident of and conducts its investment business from the Isle of Man, United Kingdom. Keshet Management, Ltd., a U.K. Isle of Man corporation, is the general partner. Mr. John Clarke is the Director of Keshet Management, Ltd., and is responsible for the investment business of these entities.

      Keshet L.P. is a British Virgin Island limited partnership, which is a resident of and conducts its investment business from the Isle of Man, United Kingdom. Keshet Management, Ltd., a U.K. Isle of Man corporation, is the general partner. Mr. John Clarke is the Director of Keshet Management, Ltd., and is responsible for the investment business of these entities.

      Nesher Ltd. and Talbiya B. Investments Ltd. are U.K. Isle of Man corporations owned by Mr. Abraham Grin, who is responsible for the investment business of these entities.

      Alon Enterprises Ltd. is a B.V.I. corporation owned by Mr. Shmuel Lmakias, Jerusalem, Israel, who is responsible for the computer related and investment business of this entity.

      None of the selling shareholders or their beneficial owners are broker-dealers or affiliates of our company.

                            PLAN OF DISTRIBUTION

      The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock offered. The selling shareholders may sell the shares offered through the OTC Bulletin Board or otherwise. The shares may be offered at market prices and at terms then prevailing or in private sales at negotiated prices. Private sales may be made directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling shareholders and any underwriter, dealer or agent who participates in the distribution of these shares may be deemed to be "underwriters" under the Securities Act, and any discount, commission or concession received might be deemed to be an underwriting discount or commission under the Securities Act.

      The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell our common stock short and deliver the shares offered to close out such short positions. The selling shareholders also may enter into option or other transactions with broker-dealer or other financial institutions. These transactions may require the delivery of shares offered to broker-dealers or other financial institution, which may resell the shares pursuant to this prospectus as supplemented or amended to reflect such transaction. The selling shareholders also may pledge the shares offered under this prospectus to a broker-dealer or other financial institution.
If a default occurs under the pledge, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus as supplemented or amended to reflect such transaction. In addition, any shares offered that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus.

      Any broker-dealer participating as an agent in the sale of the shares offered may receive commissions from the selling shareholders and, if acting as agent for the purchaser of shares, from that purchaser. The selling shareholders will pay usual and customary brokerage fees. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share. To the extent a broker-dealer is unable to sell all of the shares allotted, it may purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may resell such shares from time to time in transactions in the over-the-counter market, in negotiated transactions or by a combination of these methods of sale. These resales may be at market prices prevailing at the time of sale or at negotiated prices. Broker-dealers may pay to or receive commissions from the purchasers of such shares.

      We have advised the selling shareholders that the anti-manipulation of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. We will make copies of this prospectus available to the selling shareholders and we have informed them of the need for delivery of copies of this prospectus to purchasers on or prior to sales of the shares offered. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. If any broker-dealers purchase shares as principal, commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

      In order to comply with the securities laws of certain states, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is met.

      We cannot guarantee that the selling stockholders will sell all or any of the shares of common stock offered under this prospectus.

                                 THE COMPANY

      We are a Delaware corporation, which formerly owned the majority interest in two Sino-American joint ventures in China, known as Green Food Peregrine Children's Food Co. Ltd. and Hangzhou Meilijian Dairy Products Co., Ltd. Presently, we wholly own a so-called "free trade zone" subsidiary in Shanghai, known as China Premium Food (Shanghai) Co., Ltd., as well as a U.S. subsidiary, known as Bravo! Foods, Inc.

      We were formed on April 26, 1996, and were formerly known as Shakespeare Holding, Inc. In February 1997, Shakespeare merged with Manor Products Corp., a Delaware company established on January 26, 1996, and changed its name to China Peregrine Food Corporation. Manor was a shell company with 331 shareholders and no operating history. Similarly, China Peregrine Food Corporation was a company without substantial assets or operating activity until it purchased the assets of China Peregrine Enterprises Limited in March 1997.

      Our March 5, 1997 purchase of the assets of China Peregrine Enterprises Limited resulted in our becoming an operating entity. These assets consisted of the equity position and contractual rights that China Peregrine Enterprises had in the Green Food Peregrine Chinese joint venture. In consideration for this purchase, we issued 45% of its outstanding common stock to the limited partnership. On February 1, 2000, we changed our name from China Peregrine Food Corporation to China Premium Food Corporation.

      On September 3, 1997 and June 28, 1998, respectively, we executed agreements to acquire a 52% interest in Hangzhou Meilijian Dairy from American Flavors China, Inc., a Delaware corporation, which acquisition was approved by the Chinese government in 1998. The remaining 48% of Hangzhou Meilijian is owned by Hangzhou Dairy Co., a controlled entity of the regional Chinese government.

      In December 1999, we obtained Chinese government approval for the registration of a new wholly owned subsidiary in the Wai Gao Qiao "free trade zone" in Shanghai, China. We formed this import-export company to import, export and distribute food products on a wholesale level in China. China Premium (Shanghai) is our legal presence in China with respect to contractual arrangements for the marketing and distribution of branded food products.

      In December of 1999, we formed Bravo! Foods, Inc., a wholly owned Delaware subsidiary, which we will utilize to advance our business strategy of promoting and distributing branded Looney Tunes(tm) products in the United States, through strategic arrangements with local dairy processors.

      In March 2001, we changed our name from China Premium Food Corporation to Bravo! Foods International Corp. This change reflected our refocused business model away from the production of milk in China to the licensing of branded products and the grant of production rights for those products on an international scale, which we first implemented in the United States through our subsidiary Bravo! Foods, Inc.

Our Business

      In early 1997, we purchased the majority equity interest in Green Food Peregrine to exploit the introduction of western styled pasteurized milk in China. Through the end of 1999, $6 million dollars was invested in the Green Food Peregrine effort. Despite various business strategies, product shifts and attempted management changes, Green Food Peregrine's pasteurized milk business failed to reach economic viability, never having penetrated more than 3% of the relevant market. The business activities of
Green Food Peregrine ceased in December of 1999.   Accordingly, we doubt
that we will recover our investment in that joint venture and have written off that investment as of December 31, 1999.

      The Hangzhou Meilijian joint venture, although technologically limited by western standards, is the dominant dairy and juice producer in Hangzhou, a city of 6 million people, with an 80% market share. With new capital invested in advanced processing equipment, delivery systems, and marketing efforts, this joint venture was close to breakeven in 1999.
While we believed that new product launches in 2000, including Looney Tunes(TM) branded items, would have result in profitability, we encountered management difficulties with this joint venture around new product issues. In December 2000, the Chinese government approved the buy out of our equity interest in this joint venture by our Chinese partner. That buy out transaction has closed and we have received $895,000 for our interest.

      In light of our non-profitable experiences with our existing joint venture experiences, during 1999 and 2000 several initiatives were undertaken to differentiate our products, marketing and, ultimately, business strategy. These initiatives moved us from a capital intensive production business toward a business that supplies value added branded rights, promotion and marketing support to existing production facilities operated by others. Our goal was and is to avoid the costly problems associated with capital-intensive production facilities and to better control our business interests directly and through wholly owned subsidiaries.

New business - the Bravo! model

      In January of 2000, our Board of Directors approved a reorientation of our business structure that would enable us to maximize our resources in the capture of future growth. Underlying this strategic change is recognition of the importance of moving away from the production of dairy products in China toward a production licensing and distribution model, first initiated by us through our Bravo! Foods, Inc. subsidiary in the United States.

      Our new business model has two distinct aspects. The first is to function as a grantor of production rights of Looney Tunes(TM) milk products in the US, China and other countries. We have and will continue to enter into contracts with production companies under which we grant certain production rights for branded products and provide promotion and marketing support for those products.

      The second is to serve as an import/export company in China for food products, while utilizing a business to business website to facilitate the sale and distribution of those food products on a wholesale basis in China.

      We launched the first aspect of this new business model in the US in the third quarter of 2000 and plan to initiate the new model in China by the third quarter of 2001. Our plan calls for us to be out of production in China by the middle of 2001.

      Under this new business model, we sell production "kits" to dairies in the United States and Mainland China for the processing, marketing and sales of five flavored milk products pursuant to production contracts for the Looney Tunes(TM) brand. These kits provide individual dairies with flavor ingredients and production rights for these five flavored milks, which bear the Looney Tunes(TM) licensed characters and names. We also provide a menu of advertising and point of sale support along with packaging and marketing guidance. To further this business model in the United States, our U.S. subsidiary, Bravo! Foods, Inc. has entered into a promotion agreement with Quality Chekd Dairies, Inc. a large dairy cooperative with approximately seventy dairy members and associate members nationally. Under this promotion agreement, Quality Chekd provides administration for the processing of kit sales, as well as promotion assistance and quality assurance for the processing of the Looney Tunes(TM) flavored milks by the processor dairies. In China and other foreign countries, we anticipate assuming the administration of our kit sales.

      Packaging and flavor formulation is developed uniquely with each dairy with the intent to maintain uniformity of graphics and product consistency. Each product embraces unique Looney Tunes(TM) characters and maintains a high nutritional quality and outstanding taste. The products include vanilla shake, orange cream, chocolate, strawberry, and banana and are branded with Bugs Bunny, Tweety, Taz, Sylvester, Daffy, Lola Bunny,
Wile E. Coyote, and the Road Runner. The American product is 2% low fat fresh milk bottled in a 12oz proprietary plastic bottle with a full wrap multi color image of the cartoon characters. The Chinese product is either an aseptic package or a gable top carton and is UHT ultra high temperature processed milk to accommodate the Chinese cold chain. These flavored milks are 100% whole milk and are the only products of their kind in China.

      New brand extensions are being considered and development will continue with market research and thorough interaction with dairy partners. Currently, we are focusing on fresh milk products but expansion may extend into other non-carbonated drinks and dairy products. The consistent themes will remain child and healthy drinks oriented. We believe that this strategy is in line with growing demand for branded "good for you" refreshment drinks.

      We have taken several steps to implement this plan.

First - licensing agreement with Warner Bros.
---------------------------------------------

      In March of 1999, we commenced a licensing agreement with Warner Bros. Consumer Products, permitting us to produce and distribute a line of high quality, flavored milks branded with the Warner Bros. Looney Tunes(TM) logos, characters and names in the Shanghai and Hangzhou greater metropolitan areas. This licensing agreement now extends through June 2003 and covers all of China.

      Through taste testing and product development in the summer and fall of 1999, a line of white and flavored milk drinks for the Chinese urban market was created. These products each feature a different Looney Tunes(TM) character and have particular packaging and flavor profiles for each different cartoon character. Carrefour hypermarkets, Shanghai's largest food retailer, introduced the first four flavored milks during their October, 1999 20th anniversary promotion in Shanghai, including Tweety orange milk, Daffy banana milk, Taz chocolate milk and Silvester vanilla milk. Despite a retail price premium of 40% over the major competitor's flavored milks, these new products outsold the competitive brands by 4 to 1, with no external advertising and minimal in-store promotion.

      To obtain this license, we agreed to pay 3% royalty fee of net invoiced price of each licensed product and a guaranteed royalty consideration of $300,000, of which $45,000 was paid at the beginning of the agreement. The balance will be paid by 10 installments of $21,250 in each quarter starting on September 30, 1999 and a balloon payment of $42,500 on or before March 31, 2002. In the summer of

2000, we agreed to pay an additional $100,000 for an expanded license and an extension of the expiration date to June 2003. The remaining guaranteed royalty installment payments have been increased to $33,750 to cover the additional guaranteed royalty.

      Our withdrawal from production resulted in the signing of supply agreements with Hangzhou Meilijian and Huai Nan Dairy to produce branded Looney Tunes(tm) white and flavored milks, which we sell in Shanghai, through 21 hyperstores and 600 convenience type stores. We also sell these products in 10 hyperstores outside of Shanghai in Hangzhou, Ningbo, Nanjing, Fuzhou, Wuxi and Suzhou. Sales of Looney TunesJ flavored milks in Shanghai commenced in September 2000.

      Hangzhou Meilijian produces white whole and low fat milk, as well as lactase milk in 500 milliliter aseptic Tetra-Pak(R) "pillow pouches". These "fresh" milk products have an unrefrigerated shelf life of 30 days. Huai Nan Dairy produces flavored milk in 250-milliliter aseptic pillow pouches. Both dairy processors utilize Tetra-Pak(R) aseptic packaging using the latest Tetra-Pak(R) machines. Ingredients for the flavored milks are formulated to our specifications and supplied on an exclusive basis by Givaudan Roure.

      As of November 2000, our Looney Tunes(TM) milk products began being sold in hyper or super stores and food markets in the Shanghai area, representing approximately three tonnes of milk per day. The timing of the distribution of our Looney Tunes(TM) milk products is non-critical owing to the 30-day non-refrigerated shelf life of the milk in the Tetra-Pak(R) aseptic packaging. The distribution/sales costs are included in the gross profit presentation at an estimated cost of 24% of wholesale pricing.

      Administration of supply, distribution, marketing and sales of the Looney Tunes(TM) branded milk products in China is the responsibility of China Premium (Shanghai).

      While this business model moved us away from production, it proved to be inefficient from a market penetration point of view and expensive. Accordingly, we commenced negotiations with Shanghai Bright Dairy Co., a dairy that commands 80% of the Shanghai market, for participation in the Bravo! production business model. Our business plan going forward is based, in part, upon the launch of the Bravo! model with Shanghai Bright or other large dairies in metropolitan areas of China. If Shanghai Bright executes a Bravo! model production contract, we will not renew its supply contracts with Hangzhou Meilijian and Huai Nan Dairy, which expire in June and July of 2001.

Second - establishment of China Premium (Shanghai) import/export company.
-------------------------------------------------------------------------

      In December 1999, we moved further away from production by positioning ourselves in the business of food distribution in China. We obtained government approval for the registration of China Premium Food Corp (Shanghai) Co., Ltd., our wholly owned subsidiary in the Wai Gao Qiao Free Trade Zone in Shanghai, China. This subsidiary offers foreign companies the entire infrastructure necessary to facilitate import/export transactions in or with China, including tax and legal compliance, customs and foreign currency exchange. Pursuant to Wai Gao Qiao rules, this subsidiary can distribute products that it imports into China, while maintaining reasonable price/profit margins owing to its status as a direct importer.

      Pursuant to an April 1999 exclusive private label agreement with Lance, Inc., we have exported a shipment of Lance crackers for distribution in China through China Premium (Shanghai). These Lance products are marketed as branded Looney Tunes(tm) products. Initially, we used local "jobbers" for distribution of the Lance products to small stores on a direct distribution basis, which means an individual delivery to every store. In addition, China Premium (Shanghai) reached an agreement with Jian Shang, a local high-end retail chain having 150 outlets. The Lance business has not proved viable without expenditures that exceed our present capabilities. Accordingly, we have not ordered any Lance products beyond the first shipment and we are exploring ways to obtain some return on the investment in what remains of that first purchase.

      We have explored the possibility of extending China Premium (Shanghai)'s import/export business through the Yangling District of Shaanxi Province. This strategy is the result of our research into what we have learned is the broad scope of the business license already held by China Premium (Shanghai), which avoids the necessity for a new joint venture company in Yangling. The details and nature of the relationship between China Premium (Shanghai) and the Yangling District currently is on hold in light of our focus on the implementation of our new business model. If consummated in the future, this collaboration would be designed to service the premium food needs of four and five star hotels throughout China, both directly and through a business-to-business e-commerce portal. Imported products would comprise a significant portion of the food products offered. China Premium (Shanghai) would assume the responsibility for the importation of these products, as well as the maintenance of the e-commence site.

Third - Bravo! Foods, Inc.
--------------------------

      In December of 1999, we formed, a wholly owned subsidiary, Bravo! Foods, Inc., through which we advance our business strategy of promoting and distributing, branded products in the United States. On July 27, 2000, we executed licensing agreement with Warner Bros. to use Looney Tunes(TM) characters and names on milk products in the entire United States.

      This licensing agreement grants Bravo! the right to use the cartoon characters Bugs Bunny, Tweety, Tasmanian Devil, Road Runner, Wilie B. Coyote, Lola Bunny, Marvin the Martian, Sylvester and Daffy Duck on milk products for sale in specified retail outlets in the fifty United States, Puerto Rico and the United States Virgin Islands. The initial term of the agreement is for 3 years, from January 1, 2000 through December 31, 2002. The licensing agreement recognizes that Bravo! will use third party production agreements for the processing of white and flavored milk products, and that the milk products will be produced and sold directly by those processors. Our responsibilities are to design and provide Warner Bros. approved packaging artwork, to help determine the best tasting flavors for the particular market, and to assist in the administration, promotion and expansion of the Looney Tunes(TM) branded milk program. Ingredients for the flavored milks are formulated to our specifications and supplied on an exclusive basis by Givaudan Roure. We are not responsible for the handling of any of the flavor ingredients nor does it participate in sales or distribution.

      We have agreed to a royalty rate of 5% on the amount invoiced to the producer dairies for the right to use the Looney Tunes(TM) characters, which invoiced amount includes the cost of flavor ingredients and a charge for our administrative and promotional assistance. The processor dairies targeted for this program are members of the Quality Chekd Dairies, Inc. cooperative. This cooperative has over 70 member and associate member dairies. Bravo! and Quality Chekd have entered into a promotion agreement which governs the administration, promotion and marketing of this program. A back to school Looney Tunes(TM) launch with Turner Dairy and Sinton Dairy occurred in September 2000, for fresh flavored milks. Four additional dairies have executed production agreements with Bravo! for the processing, distribution and sale of Looney Tunes flavored milks to commence prior to or in the summer of 2001. These dairies do not believe that the Looney Tunes(TM) flavored milk line will diminish their existing sales of traditional milk. Rather, they believe that these products will develop their own market as an adjunct to existing sales. Participating dairies each expect to sell the equivalent of 2,000,000 pints of Looney Tunes(TM) flavored milk per year.

Industry trends

      The dairy industry in the western world is a very mature industry with slow growth and to a large extent, commodity like margins. The "got milk" campaign has helped heighten awareness of the nutritional benefits of dairy products but even with this promotion, the US consumption of milk was basically flat last year.

      Flavored milks were the only area of growth last year and, when promoted aggressively, the sales of flavored milk actually increased the sales of traditional white milk. The International Dairy Foods Association reported that flavored milks represent the only category for price and margin gains. As a result, Nestles, Dean's, Hershey, and Borden all promote their brand of refreshment drinks. Last year's sales of flavored milks had a 7% gain in product volume and a 12% increase in sales measured in dollars. Growth of this nature is welcome to this industry and validates the interest by the trade in products like the Looney Tunes(TM) milk.

Market analysis for new business model

      The flavored milk business is a relatively new category in the dairy field. The flavored "refreshment" segment is both the fastest growing and most profitable category in the industry and is receiving the most attention in the industry today. Pioneered by Nestle with the NesQuik line and Dean Foods with the Chug brand, this "good for you" segment is in demand both in the U.S. and internationally.

      The International Dairy Foods Association reports that, although flavored milk amounts to only 5 to 6 percent of milk sales, they represent over 40% of the growth in milk sales and, as a separate category, grew 12% last year in sales. With the total milk category approaching $8 billion last year, the flavored segment was approximately $360 million. Statistically, as the flavored segment grows, the entire category grows as well. Selling more flavored milks causes more sales of the white milk as well.

      We are developing a niche in this business by utilizing our licenses with the well-known Looney Tunes(TM) characters both in the U.S. and in China.

Market segment strategy

      The Bravo! model addresses a very clear and concise target market. We know from experience that the largest retailers of milk products are demanding new and more diverse refreshment drinks, specifically in the dairy area. Wal-Mart, the largest retailer of milk in America, is aggressively promoting our line of Looney Tunes()TM) flavored milks.

      We also have enjoyed success in the Memphis market. Turner Dairy, the Looney Tunes(TM) milk producer in Memphis and Arkansas has had great results penetrating this arena as consumers continue to look for healthy alternatives to carbonated beverages. The positioning of the product as a healthy, fun and great tasting refreshment drink at competitive prices to more traditional beverages creates value for the producer and the retailer alike. This "profit orientation" for the trade puts old-fashioned milk products in a whole new light. The consumer is happy, the retailer is happy, and the producer is able to take advantage of the value added by the brand and the resulting overall increase in milk sales.

Competition

      There are definite differences in the various competitors approach to this new segment. The differences address packaging, processing, marketing, and distribution. We have taken the course of least resistance while producing a product that is positioned to reward all involved economically.

      Dean Foods based their market entrance three years ago on a new package call the Chug. This was an innovative way to market milk in a format that made it convenient to drink milk "on the fly" from 8 oz or 16 oz plastic milk bottles. These bottles have a wide mouth opening and very attractive screw top for convenience of sealing. The graphic label on the bottle was a full wrap and was introduced in both white and chocolate flavor. The consumer acceptance of this "refreshment" approach to milk has been overwhelming and Dean has become a dominant player in this segment in a very short period, accounting for approximately 17% of the $360 million annual sales of this segmented market.

      Nestle launched their new line of flavored milks approximately two years ago with a shaped bottle, the Nestle "bunny" and a broad line of flavors. Nestle, branding Nesquick as a new name distinct from Nestle Quick, produces a sterile aseptic product, which has long-life characteristics enabling fast national penetration. This long shelf life configuration offers considerable economic advantages in terms of shipping, storage, returns, and production economies but significantly impacts product quality and taste. Nestle accounts for approximately 23% of the annual sales of flavored milks.

      Borden, another major player in this market segment, accounted for approximately 21% of the $360,000 in annual sales last year. The balance of flavored milk sales is dominated by numerous private label regional products, which account for approximately 43% of this market.
In China, our largest milk competitor, Shanghai Bright Dairy, controls 80% of the consumer dairy market, is well financed, and has an experienced and long-term management team in place. In addition, our competitors enjoy long-term relationships with local food stores and store chains, and are better financed and benefit from an enhanced distribution system when compared to that employed by us.

      Accordingly, we have settled on the kit approach in an effort to enable the local producers to produce a taste tested ultra quality fresh product while enjoying the instant recognition of an international brand. Looney Tunes(TM) is the most recognized family of intellectual properties in the world today and licensed products generates over $5 billion sales worldwide. With the help of Quality Chekd Dairies, Inc. in the US, we have been able to enter into production contracts with five regional dairies. We anticipate having national coverage by 2002 and to grow internationally as well. In China, we have commenced negotiations with Shanghai Bright Dairy for the implementation of the Bravo! model in Shanghai and in provinces surrounding that metropolitan area.

Performance projections

      We currently sell approximately 150 kits per month with two dairies on line. A third dairy has just commenced production and three additional dairies have executed production contracts, with five more contracts presently under review. Our estimated break-even analysis indicates that sales of approximately $225,000 per month are required to for us to break even. This assumes the introductory pricing of kits in China in 2001. The pricing reverts to normal in December 2001 and will reduce the break-even volume significantly. For the purposes of this analysis a conservative estimate has been made that per month kits sales sufficient to achieve break-even will be reached by October 2001. This sales level would result in profitability with the "normalized" kit prices after the China introduction but leaves us with a slight loss from operations through November 2001.

      With new dairies and slight sales growth in more mature markets, the projections indicate 1550 kits per month in 2002 and 2,000 kits per month in 2003.

Employees

      We have seven full time employees located at our North Palm Beach corporate offices. China Premium (Shanghai) has ten employees in management with two clerical staff. Our Bravo! subsidiary has one full time employee, with two other management positions shared with our staff.

Changes in and termination of certain relationships

      Green Food Peregrine. The business of Green Food Peregrine joint venture was the manufacture, distribution and marketing of children's fresh milk in Shanghai. While the joint venture contract envisioned the expansion of this business to other cities having a population exceeding two million, Green Food Peregrine never did business beyond the Shanghai metropolitan area.

      While the term of the joint venture contract is fifty years, it may be terminated by written notice prior to the expiration of the stated term upon certain events including a violation of the joint venture contract by any party, without resolution; accumulated losses in excess of the total registered capital, without resolution; assignment of equity ownership by one party without approval; and the violation of Chinese laws in the operation of the joint venture. Upon a written notice of termination, the parties to the joint venture contract are charged with making attempts to negotiate a resolution of the circumstances that led to the notice of termination within sixty days after the issuance of the termination notice. If the parties cannot reach an agreement to settle the matter, the Board of Directors is directed to submit an application to the examination and approval authority for dissolution.

      In January 2000, we commenced the termination process under the joint venture contract. The termination notice was based upon

      *     the violation of the joint venture contract by our Chinese
            partner for refusal to cooperate in   our attempts to exercise
            contractual right to change management of the joint venture

      *     the existence of accumulated losses in excess of the total
            registered capital of the joint venture   company

      We are pursuing the termination process. This joint venture ceased operations at the end of 1999 and, as of December 31, 1999, we wrote off our investment in this joint venture company.

      Green Food Peregrine Legal Proceedings. In June of 1998, Green Food Peregrine entered into an agreement with State Development Bank of China and the Construction Bank of China with respect to two loans aggregating approximately US $1,200,000. These agreements called for the quarterly payment of approximately US $50,000 to each bank. We did not guarantee or collateralize these loans. In late December 1999, the State Development Bank of China and the Construction Bank of China commenced lawsuits against Green Food Peregrine aggregating approximately US $1,200,000.

      In early December 1999, Eastsea Cow Farm, a raw milk supplier, commenced an action to recover approximately US $43,000. In January 2000, another milk supplier, the Zhejiang Xing Ye Group Co., Ltd., commenced an action for approximately US $6,600 and has obtained a court order seizing the property (including production and office facilities) of Green Food Peregrine.

      We have retained Llinks Law Office, a Chinese law firm located in Shanghai, PRC, to represent our business interests generally in China. While judgments have been entered against Green Food Peregrine in these lawsuits, our Chinese counsel has advised that we do not have any liability with respect to these claims against Green Food Peregrine. Our lack of liability is based upon the status of Green Food Peregrine as a limited liability company under the Company Law of the PRC. Similar to United States corporations, equity holders of PRC limited liability companies do not have liability for the negligent acts of company employees or for the legal obligations of the limited liability company, unless expressly assumed, as with a guarantee. We have neither assumed nor guaranteed any debt or obligation of Green Food Peregrine.

      Hangzhou Meilijian Dairy Products Co., Ltd. The joint venture contract between Hangzhou Dairy Complex and American Flavors China, Inc. was executed on July 25, 1993. The total registered capital for this joint venture is US $5,000,000, with American Flavors China initially contributing 52% of that amount. The contribution of capital was paid into the joint venture entity in cash and equipment. In 1998, we purchased the majority equity interest in this joint venture.

      The Hangzhou Meilijian joint venture, although technologically limited by western standards, is the dominant dairy and juice producer in Hangzhou, a city of 6 million people, with an 80% market share. With new capital invested in advanced processing equipment, delivery systems, and marketing efforts, this joint venture was close to breakeven in 1999.
While we believed that new product launches in 2000, including Looney Tunes(tm) branded items, would have result in profitability, we encountered management difficulties with this joint venture around new product issues.

      The Hangzhou Meilijian joint venture failed to achieve profitability. As of December 1999, our investment in and advances to Meilijian, net of our share of an accumulated deficit of $1,681,946, amounted to $1,246,422. As of November 2000, our investment in and advances to Meilijian, net of our share of an accumulated deficit of $2,215,540, amounted to $712,828. Meilijian's continued losses and our inability to efficiently and effectively launch new products in early 2000, led us to commence negotiations for a buy out of our equity interest in this joint venture by our Chinese partner.

      On July 27, 2000, we executed a letter of intent with our Chinese partner for the sale of our joint venture interest, conditioned upon the parties negotiating a satisfactory sale price with guidance from a government sanctioned valuation appraisal of the joint venture company. The final appraisal was completed in September 2000 and our share of the stated value of this joint venture was approximately US $900,000.

      On December 4, 2000, the PRC Ministry of Foreign Trade and Economic Cooperation approved the buy out. To accommodate the funding of the purchase by Hangzhou Dairy Complex, the agreed upon price was separated into two components. The first was a direct payment in RMB of the equivalent of $179,000 to China Premium (Shanghai), our wholly owned Chinese subsidiary. This payment occurred in December 2000. The second was to our US account in January 2001, in the final adjusted amount of $716,000 in US dollars for our 52% equity interest in Hangzhou Meilijian Dairy.

      Yangling Mandarin Premium Foods Co., Ltd. In May 2000, we executed a definitive agreement to purchase a controlling interest in Mandarin Fine Foods Co., a Chinese registered limited liability company, which promotes and distributes premium food products to four and five star hotels throughout China. That agreement was subject to certain conditions, including the satisfactory completion of due diligence concerning, among other things, the ability of Mandarin to keep its broad business license with a foreign investor. Mr. Li Zhiyun, a citizen of China, owns mandarin Fine Foods.

      During the course of our due diligence for this transaction, we became aware that our acquisition of Mandarin would significantly limit the scope of its business license under PRC regulations concerning Foreign Investment Enterprises. We also became aware, however, of an agricultural development program funded by the national government in the Western China Shaanxi Province, known as the Yangling Model District for Agricultural High-tech and New-tech Industry. Through this program, the government of Shaanxi Province is authorized to issue business licenses that are much broader in scope than normal to new companies in the Yangling Model District, including foreign investment joint ventures.

      Owing to the enhanced scope of the business license offered in the Yangling District, we agreed with Mr. Li to forego the purchase of Mandarin Fine Foods in favor of establishing a new joint venture company in Yangling. In negotiating the terms of the proposed new Yangling Mandarin joint venture, we became aware of the potential beneficial impact of anticipated rule changes in China on our China Premium (Shanghai) operation. As a Chinese registered company in the Wai Gao Qiao ("Free Trade Zone") district of Shanghai, China Premium (Shanghai) will be capable of operating under its present business license to the same extent possible under the broad joint venture business license offered by the Yangling District.

      Further discussions with representatives of the Yangling District and Mr. Li revealed the possibility of working with the Yangling District and Mr. Li under routine arm's length supply contracts, without he necessity of a joint equity arrangement. As a result, we are continuing to explore the possible utilization of the existing business license of our wholly owned subsidiary, China Premium (Shanghai), to establish a country wide sales and distribution system for consumer food products and for food service products such as offered by Mandarin Fine Foods Company. In addition to allowing us to own 100% of this business, the utilization of our existing China Premium (Shanghai) subsidiary would eliminate the necessity of our capital contribution for the Yangling Mandarin joint venture.

The role of government; doing business in China

      Doing business in China involves several risks including internal and international political risks, evolving national economic policies as well as financial and accounting standards, expropriation and the potential for a reversal in economic conditions.

      The revenues of the Company and its subsidiary in China will be in Chinese RMB. In order to pay the Company fees and dividends, a conversion of RMB into US dollars is required. Under current Chinese law, the conversion of RMB into foreign currency requires government consent through the utilization of standardized procedures. These procedures require us to coordinate the conversion of RMB to US dollars with our Chinese bank and the appropriate Chinese authorities. Government authorities, however, may impose restrictions in the future that could have a negative impact on this orderly conversion process.

      Profits of Chinese companies may be distribute to foreign equity owners only after the submission of specified documentation to the State Administration of Foreign Exchange, including

      *     proof of tax payment or exemption certificates
      * auditor's report of profits, dividends and bonuses for the current year
      *     board of director's resolution for the distribution of profits
      *     the company's foreign exchange certificate registration
      *     a capital verification report issued by a accounting firm

      Moreover, while the government of the People's Republic of China has pursued a policy that has prioritized the development of children's food, in particular milk products, to better serve its people resulting in a focus on the role of agriculture, in general, in China, there can be no assurance that this policy will continue in the long term. Similarly, the recent changes in the laws of China pertaining to the future ownership of commercial facilities presently owned by the state, which has resulted in a perceived policy shift from a controlled economy to a free market system in the dairy industry, may not be accurate in concept or in execution. As such, the risk is present that the business strategy set forth in this document may not be successful owing to a change in government approach or that the business license scope of our Chinese wholly owned subsidiary may be affected adversely.

                       DIRECTORS, EXECUTIVE OFFICERS,
                       PROMOTERS AND CONTROL PERSONS

      The directors, executive officers and significant employees/advisors are as follows. Our directors serve for staggered terms of two years or until their successors are elected.

      Name of Officer                          Position with the Company                Year Appointed
------------------------------------------------------------------------------------------------------

Bravo! Foods International Corp.

      Stanley A. Hirschman             Chairman and Director                               2000
      Roy G. Warren                    Director, Chief Executive Officer, Secretary        97/99/01
      John McCormack                   Director, President & Chief Operating Officer       1997/2000
      Michael L. Davis                 Chief Financial Officer                             1997
      Nancy Yuan                       Treasurer and Assistant Secretary                   2001
      Arthur W. Blanding               Director                                            1999
      Robert Cummings                  Director                                            1997
      Paul Downes                      Director                                            1997
      George Holdsworth                Director                                            1997
      Robert L. Holz                   Director                                            2000
      Michael Lucci                    Director                                            1998
      Phillip Pearce                   Director                                            1997

Bravo! Foods, Inc. - US subsidiary

      Arthur W. Blanding               Chairman and Director                               2000
      Roy G. Warren                    Director and Treasurer                              1999
      Anthony P. Guiliano              Director, President & Chief Operating Officer       2000
      Stanley A. Hirschman             Director                                            2000
      John McCormack                   Director and Chief Executive Officer                2000/2001
      Phillip Pearce                   Director                                            2000

China Premium Food (Shanghai) Co., Ltd. - Chinese subsidiary

      Stephen Langley                  Chairman, Director                                  1999
      Jeffrey Tarmy                    General Manager                                     2001
      Roy G. Warren                    Director                                            1999
      Anthony P. Guiliano              Director                                            1999

      The experience and background of our executive officers and directors follows:

Mr. Stanley A. Hirschman - Chairman and Director since September 2000

      Mr. Hirschman is president of CPointe Associates, Inc., an executive management and consulting firm specializing in solutions for emerging companies with technology-based products. CPointe was formed in 1996. In addition, he is a director of ObjectSoft Corp., RetailHighway.com and former chairman of the board of Mustang.com. Prior to establishing CPointe Associates, Mr. Hirschman was vice president of operations of Software, Etc., Inc., a retail software chain, from 1989 until 1996. Mr. Hirschman has also held senior management positions with retailers T.J. Maxx, Gap Stores and Banana Republic.

      Mr. Hirschman currently serves on the Executive Committee of our board of directors and is a director of our US subsidiary Bravo! Foods. Inc.

Mr. Roy G. Warren - Chief Executive Officer since May 1999; Director since
1997

      Mr. Warren serves as our Chief Executive Officer and as a director. Mr. Warren was in charge of our day-to-day operations as from 1997 until the appointment of John McCormack as President and Chief Operating Officer in December 2000. As Chief Executive Officer, Mr. Warren continues to develop strategy for our growth and external financial matters.

      For 15 years from 1981 through 1996, Mr. Warren was in the securities brokerage industry. During those years, Mr. Warren acted as executive officer, principal, securities broker, and partner with brokerage firms in Florida, most notably Kemper Financial Companies, Alex Brown & Sons and Laffer Warren & Company. Mr. Warren currently serves on the Executive Committee of our board of directors.

      Mr. Warren also serves as a director of our U.S. subsidiary, Bravo! Foods, Inc. and our wholly owned Chinese subsidiary, China Premium Food (Shanghai) Co., Ltd.

Mr. John McCormack - President, Chief Operating Officer since December 2000; Director since 1997

      Prior to his appointment as our President and Chief Operating Officer, Mr. McCormack served as an executive with Dean Foods Co. for over 15 years. Dean Foods is a US national processor and distributor of a full line of branded and private label products, including fluid milk, cottage cheese and ice cream. Prior to a 1999 move to the Chicago area for Dean Foods, Mr. McCormack managed McArthur Dairy in Miami, Florida, a wholly-owned subsidiary of Dean Foods Co. As a Vice President of Dean Foods, he was in charge of Dean Food's mid-western division out of Chicago, Illinois.

      Mr. McCormack currently serves on the compensation committee of our board of directors and is a director and Chief Executive Officer of our U.S. subsidiary, Bravo! Foods, Inc.

Mr. Michael L. Davis - Chief Financial Officer since October 1997

      Mr. Davis has been associated with the securities industry over 35 years, as a securities and special situations analyst with ValueLine, and as a tactical planner, general portfolio manager and short sale portfolio manager with a number of hedge funds. In 1972, he was a member of the Investment Committee at Anchor Corp. that supervised its $2.5 billion family of funds, as well as serving as Anchor's chief market analyst. From 1978 through 1989, Mr. Davis was the portfolio manager of Merrill Lynch's Special Value Fund. In addition to his position with us, for the past eight years, Mr. Davis has operated a private consulting firm, M.L. Davis Financial Services. Mr. Davis advises clients on stock selection and general market timing considerations. He researches and writes investment reports on selected small and mid-cap growth companies. In addition, Mr. Davis supervises an investment portfolio for a group of United Arab Emirates investors.

Mr. Arthur W. Blanding - Director Since November 1999

      Mr. Blanding is president of The Omega Company, an international dairy industry consulting company. Mr. Blanding has over 50 years experience in management of dairy processing, sales and strategic planning consulting. He graduated from Michigan State University in 1956, with a degree in food science, and in 1964 from Oregon State University with a degree in Food Microbiology, and attended Harvard Business School.

      As President of The Omega Company for the past 20 years, Mr. Blanding has completed over 200 projects successfully, both in the U.S. and abroad. Clients of The Omega Company include Abbott International, Cumberland Farms, Dairy Gold, Farm Fresh, Inc., Haagen Dazs, Labatt, Ross Laboratories, and Stop & Shop Company, among others. Mr. Blanding was a consultant for the design and construction of the dairy processing facility built in Shanghai by Green Food Peregrine. The Omega Company is a party to a consulting contract with us concerning technical and production issues. Mr. Blanding also serves as a director and Chairman of our U.S. subsidiary, Bravo! Foods, Inc.

Mr. Robert J. Cummings - Director Since 1997

      Mr. Cummings' work experience includes ten years in purchasing at Ford Motor Company. In 1975, he founded and currently operates J & J Production Service, Inc., a manufacturing representative business, which is currently responsible for over $300 million in annual sales. Mr. Cummings currently serves on the executive committee of the our board of directors.

Mr. Paul Downes - Director Since 1997

      Mr. Downes is a director and, from August of 1997 to April of 1998, served as our Chairman. For the past 12 years, Mr. Downes has managed his personal diverse portfolio of international investments with concentration in the United Kingdom, Eastern Europe, North Africa and Asia. In 1985, he founded a group of nursing homes for the elderly in Great Britain, which he sold in 1990. Prior to that time, Mr. Downes, spent several years organizing golf tournaments and international golf matches in Malaysia, Singapore, Thailand, Philippines, Indonesia and Hong Kong, spending two years living in Southeast Asia. Mr. Downes is one of our "founders" and played a leading role in our initial raising efforts. From March of 1999, Mr. Downes has served as the Chairman of a start up marble quarry company located in Alabama.

Mr. George Holdsworth - Director Since 1997

      From March of 1997 until May, 1998, Mr. Holdsworth was responsible for the operational aspects of our China operations. Since 1998, Mr. Holdsworth has managed his personal investment portfolio and has served as a director and consultant to U.S. Stone Corporation, a start up marble quarry company located in Alabama.

      Mr. Holdsworth is a graduate of the University of London with a B.S. in Mathematics and an Associate of the London College of Music. He started in business as a manufacturing manager in Earlsdon Components, Ltd., where he became Director of Operations, then owner and Managing Director. In 1993, Mr. Holdsworth became owner of Earlsdon Technology, Ltd., a JV Partner of

Shanghai Earlsdon Valve Company, Ltd., and lived in Shanghai for four years, until May, 1998. Mr. Holdsworth sold his interest in Shanghai Earlsdon and commenced his duties for us in March, 1997.

Mr. Robert L. Holz - Director since 2000

      For the past six years, Mr. Holz has managed a portfolio of private investments in start up companies under the aegis of Explorer Fund Management, L.L.C., an entity which he founded in 1994. Prior to 1994, Mr. Holz held senior management positions in securities related firms such as Nomura Securities International, Inc., National Investment Services of America and was a partner in Kidder, Peabody & Co., Inc. Mr. Holz
specializes in identifying and analyzing new business   opportunities and
managing resources for goal realization. Mr. Holz currently serves on our audit committee.

Michael G. Lucci - Director Since 1998

      Mr. Lucci is a former All Pro linebacker who played for the Detroit Lions of the National Football League from 1964 through his retirement from professional football in 1973. Mr. Lucci became associated with Bally's Total Fitness Corporation in 1971 and rose through the ranks to become that corporation's Vice President of club operations in the mid-west, Senior Vice-President, and President and Chief Operating Officer in 1993. Mr. Lucci retired in 1996 and, since that time, has managed a diverse investment portfolio for himself and directed the business of his construction company in the Detroit MI area. Mr. Lucci serves on the executive committee of our board of directors.

Mr. Phillip Pearce - Director Since 1997

      Mr. Pearce is a "retired" member of the securities industry. Mr. Pearce served as Chairman of the NASD during which time he was instrumental in the founding of NASDAQ. Additionally, Mr. Pearce was a former Director of E.F. Hutton and has served as Governor of the New York Stock Exchange. Since his retirement in 1988, Mr. Pearce has remained active in the securities industry as a corporate financial consultant. Mr. Pearce serves on the compensation committee of our board of directors.

      Mr. Pearce also serves on our audit committee and is a director of our U.S. subsidiary, Bravo! Foods, Inc.

Mr. Stephen Langley - Chairman, Director and General Manager of our wholly owned Chinese subsidiary, China Premium Food (Shanghai) Co., Ltd. since October 1999

      Mr. Langley's has been in the sales, marketing, and management of the agribusiness for approximately 22 years. Seventeen of those years have been with multinational companies, including IBP Inc., a processor of fresh beef and pork. Mr. Langley was responsible for establishing a market presence for IBP in China in 1997 for the sales of products imported from IBP-US which amounted to US$ 250,000 in 1997 and grew to over US $7 million in 1998. Mr. Langley was responsible for the development of business strategy and directed all sales activities in China for IBP.

      Mr. Langley and his family have lived in China continuously for the last 6 years. He studied Chinese full time for two years from 1993-1995 and achieved Chinese language Level 3 fluency (Foreign Service scale of 1-5, with Level 5 equal to native speaker.)

Mr. Anthony P. Guiliano - President and Director of our US subsidiary, Bravo! Foods, Inc.

      Mr. Guiliano has 20 years of experience in senior level marketing and management positions with consumer products companies, including Dial Co., Welch Foods, Kayser-Roth, Cleo, a division of Gibson Greetings, and Schering-Plough. While with these companies, Mr. Guiliano's responsibilities included marketing and sales management of branded consumer products, launching new branded consumer products and negotiating licensing for product brands, including Looney Tunes(tm), Lion King and Disney. Prior to his appointment as President and his election Bravo!'s board in 2000, Mr. Guiliano served as a consultant to us since 1998 for our China sales and marketing efforts. Mr. Guiliano has been an independent consumer products sales and marketing consultant since1996 and an employee of our Bravo! subsidiary since 2000.

      As of the date of this prospectus, there have been no family relationships among the directors and executive officers. Further, no director, executive officer, promoter or control person has been involved in any legal proceedings during the past five years that are material to an evaluation of the ability or integrity of such director, person nominated to become a director, executive officer, promoter or control person of the Company. None of the individuals listed in this Item 5 has had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of such bankruptcy, if any, or within two years prior to that time. No director, executive officer, promoter or control person was or has been convicted in a criminal proceeding or is subject to a pending criminal proceeding or subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, borrowing, or otherwise limiting his or her involvement in any type of business, securities or banking activities. No director, executive officer, promoter or control person has been found by a court of competent jurisdiction in a civil action to violate federal or state securities or commodities law.

                        SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our common stock as of May 1, 2001, as to

      * each person known by us to beneficially own more than 5% of our common stock
      *     each of our directors
      *     each of our named executive officers
      *     all of our directors and officers as a group

      The following conditions apply to all of the following tables:

      * except as otherwise noted, the named beneficial owners have direct ownership of the stock and have sole voting and investment power with respect to the shares shown

      * the class listed as "common" includes the shares of common stock underlying our issued convertible preferred stock, options and warrants

      * Amro International, S.A., Austinvest Anstalt Balzers and Esquire Trade & Finance Inc. have agreed to limit their ownership of our outstanding common stock to not more than 9.999%; the stock ownership listed, however, is based upon an assumed beneficial ownership of all of the common stock underlying the convertible preferred and warrants held by these sharesholders.

      Holders of 5% or more of our common stock follows:

                       Name & Address of                Amount & Nature of                   Percent
Title of Class         Beneficial owner                Beneficial Ownership                  of Class
-----------------------------------------------------------------------------------------------------

Common              Amro International, S.A.                2,903,284                         11.5%
                    Grossmuenster Platz 26
                    P.O. Box 4401
                    Zurich, Switzerland CH 8022

Common              Austinvest Anstalt Balzers              2,802,841                         11%
                    Landstrasse 938
                    9494 Furstentums
                    Balzers, Liechtenstein

Common              Esquire Trade & Finance Inc.            2,802,841                         11%
                    Trident Chambers
                    P.O. Box 146
                    Road Town, Tortola, B.V.I.

Common              Mr. Dale Reese                          2,457,985                          9.7%
                    125 Kingston Road
                    Media, PA

Common              Paul Downes                                24,182 (direct)                 0.095%
                    Tamarind Management Ltd.                2,098,145 (indirect/control)       8.29%
                    5646 Windrift Lane
                    Boca Raton, FL 33433

Common              Libra Finance, S.A.                     1,662,500                          6.57%
                    P.O. Box 4603
                    Zurich, Switzerland

Common              American Flavors China, Inc.            1,531,685                          6.05%
                    Florence & Noam Sender
                    (principal beneficial owners)
                    1007 Chestnut Street
                    Newton, MA 02164



Common stock owned by our directors follows:

                       Name & Address of                Amount & Nature of                   Percent
Title of Class         Beneficial owner                Beneficial Ownership                  of Class
-----------------------------------------------------------------------------------------------------

Common            Paul Downes                                  24,182 (direct)                 0.095%
                  Tamarind Management Ltd.                  2,098,145 (indirect/control)       8.29%
                  5646 Windrift Lane
                  Boca Raton, FL 33433

Common            Roy G. Warren                               717,414                          2.83%
                  1128 Country Club Road
                  N. Palm Beach, FL 33408

Common            Robert Cummings                             310,000                          1.22%
                  2829 N.E. 44th Street
                  Lighthouse Point, FL 33064

Common            Michael G. Lucci                            210,000                          0.83%
                  49 Spanish River Drive
                  Ocean Ridge, FL 33435

Common            John McCormack                              200,000                          0.79%
                  8750 South Grant
                  Burridge, IL 60521

Common            Mr. Arthur W. Blanding                       75,811                          0.29%
                  Janesville, WI 53545

Common            Phillip Pearce                               25,000                          0.098%
                  6624 Glenleaf Court
                  Charlotte, NC 28270

Common            Stanley Hirschman                             9,670                          0.38%
                  2600 Rutgers Court
                  Plano, Texas 75093

      Common stock owned by our executive officers follows:

                       Name & Address of                Amount & Nature of                   Percent
Title of Class         Beneficial owner                Beneficial Ownership                  of Class
-----------------------------------------------------------------------------------------------------

Common            Roy G. Warren                               717,414                          2.83%
                  CEO/Director

Common            John McCormack                              200,000                          0.79%
                  President/COO/Director



Common            Stephen Langley                              70,000                          0.27%
                  Chairman/GM- China


Common            Michael L. Davis                             25,000                          0.098%
                  Chief Financial Officer

Common stock owned by our directors and
  executive officers as a group                            3,7765,222                         14.9%

      The following is a breakdown of the amount of underlying common stock the listed holders have the right to acquire within sixty (60) days from convertible preferred stock, options and warrants. This underlying common stock has been included as part of the "common stock" listed in the above tables. For Amro International, S.A., Austinvest Anstalt Balzers, Esquire Trade & Finance Inc., Libra Finance, S.A., please refer to page 11 of this prospectus.

                              Total Equity and                                 Underlying
Holder                        Rights to Equity      Type of Security          Common Stock
------------------------------------------------------------------------------------------

Mr. Dale Reese                  2,457,985           Options                      700,000
Tamarind                        2,122,327           Series B Convertible         107,440
Management, Ltd.                                    Preferred
( Mr. Paul Downes)                                  Options                    1,383,705

Roy G. Warren                     670,414           Options                      410,914

Michael L. Davis                   25,000           Options                       25,000

Steve Langley                      70,000           Options                       50,000

      There currently are no arrangements that may result in a change of ownership or control of the Company.

                          DESCRIPTION OF SECURITIES

      We are authorized to issue 20,000,000 shares of common stock, having a par value of $0.001 per share, and 5,000,000 shares of preferred stock, also having a par value of $0.001 per share. We have made five designations of preferred stock:

      * 500,000 Series A convertible preferred shares with a stated value of $1.00 per share
      * 1,260,000 Series B convertible preferred shares with a stated value of $1.00 per share
      * 400,000 Series C convertible preferred shares with a stated value of $3.00 per share
      * 165,000 Series D convertible preferred shares with a stated value of $10.00 per share
      * 1,500,000 Series E convertible preferred shares with a stated value of $2.50 per share
      * 165,000 Series F convertible preferred shares with a stated value of $10.00 per share
      * 200,000 Series G convertible preferred shares with a stated value of $10.00 per share

      The following sets forth the number of issued and outstanding shares of our common stock and preferred stock remaining, after conversion, as of May 1, 2001.

      *     Common Stock                                      13,095,441
      *     Series A Convertible Preferred Stock                     -0-
      *     Series B Convertible Preferred Stock                 107,440
      *     Series C Convertible Preferred Stock                     -0-
      *     Series D Convertible Preferred Stock                 105,000
      *     Series E Convertible Preferred Stock                     -0-
      *     Series F Convertible Preferred Stock                 174,999
      *     Series G Convertible Preferred Stock                 100,000

Common Stock

      The following is a summary of certain rights and provisions of the shares of our common stock. This summary includes all of the material rights and provisions of these shares.

Dividend Rights

      The holders of common stock are entitled to receive dividends and other distributions as and when declared by our board of directors out of the assets and available funds.

Voting Rights

      The holders of common stock are entitled to one vote per share on all matters presented for a shareholder vote. There is no provision for cumulative voting. Our business is controlled by our board of directors. This board is elected by a majority vote of the shareholders and bylaws
have been adopted for our guidance and control.   Amendments to the bylaws
can be made by majority vote of the board of directors. The vote of the holders of a majority of the outstanding shares of the voting stock of the common stock, Series A and Series B Convertible Preferred Stock is required for mergers, consolidations or other similar transactions.

Liquidation Rights

      Upon the voluntary or involuntary dissolution, liquidation, or winding up of our business affairs, the holders of common will receive the remainder of ours assets, if any, after

      *     the payment in full of our debts and other liabilities
      *     the payment of dividends due to the holders of preferred stock
      *     the distribution of assets to the holders of preferred stock

      The directors, at their discretion, may authorize and issue debt obligations, whether or not subordinated, without prior approval of the shareholders. The issuance of debt obligations may reduce the liquidation value of the shares of common stock.

Preemptive Rights

      Owners of our common stock not have the preemptive right to purchase additional shares offered by the Company in the future. That is, we may sell additional shares of common stock to particular shareholders or to non-shareholders without first offering shares to current shareholders.

Redemption

      We do not have the discretionary right to redeem our common stock.

Preferred Stock

      Series A Convertible Preferred Stock consisting of 500,000 authorized shares.

      Currently, there are no issued and outstanding shares of Series A Convertible Preferred Stock

      Series B Convertible Preferred Stock consisting of 1,260,000 authorized shares.

Dividends

      Series B Convertible Preferred Stock shall pay or accrue dividends at the rate of 9% per annum, payable only upon liquidation or redemption, as a percentage of the stated value, out of the assets and available funds.

Voting Rights

      Voting rights of the Series B Convertible Preferred Stock are the same as our common stock.

Conversion

      Series B Convertible Preferred Stock is convertible anytime after December 31, 1997 to our common stock at the fixed ratio of one share of common stock for one share of Series B Convertible Preferred Stock surrendered for conversion.

Adjustments to Conversion Ratio

      The ratio for conversion can be proportionally increased or reduced to reflect

      *     a division of the common stock of the Corporation or a
            combination thereof
      * a reorganization or reclassification or distribution to the holders of common stock of stock, debt securities or other assets
      * a legal merger, consolidation, corporate combination, share exchange, or a sale or lease of substantially all of our assets resulting in the distribution to our common stock holders, stock, debt securities or other assets
      *     the issuance or sale of common stock, options, warrants or
            other rights to purchase the   common stock of the Corporation
            for less than the stated value

Liquidation Preference

      Holders of Series B Convertible Preferred Stock shall be entitled to receive for each share of Series B Convertible Preferred Stock a cash payment equal to the stated value plus all accrued dividends. If our assets are insufficient to make the payment, the assets shall be distributed ratably to the holders.

Liquidation

      Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Convertible Preferred Stock shall be entitled to receive for each share of Series B Convertible Preferred Stock an amount equal to the Stated Value plus all accrued dividends attributable to each such share.

Redemption

      We have the right to redeem any or all of the outstanding shares of Series B Convertible Preferred Stock at a redemption price equal to the stated value of the Series B Convertible Preferred Stock redeemed plus accumulated dividends.

      Series C Convertible Preferred Stock consisting of 400,000 authorized shares.

      Currently, there are no issued and outstanding shares of Series C Convertible Preferred Stock

      Series D Convertible Preferred Stock consisting of 165,000 authorizes shares.

Dividends

      Each share of Series D Convertible preferred stock entitles the holder to receive or accrue dividends at the rate of 6% simple interest per annum, as a percentage of the stated value of the Series D Convertible Preferred Stock. Dividends are payable in cash or common stock quarterly at our option. The payment of dividends shall be made first to the Series D Convertible preferred stockholders before dividends or other distributions are made on any common stock or prior preferred stock.

Voting Rights

      Except as otherwise required by law, the Series D Convertible Preferred Stock shall have no voting rights. So long as any shares of Series D Convertible Preferred Stock are outstanding, we shall not

      * alter or change adversely the powers, preferences or rights given to the Series D Convertible Preferred Stock
      *     alter or amend the certificate of designation
      * amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders
      * increase the authorized number of shares of Series D Convertible Preferred Stock
      * enter into any agreement with respect to the foregoing, without the affirmative vote of the holders of a majority of the shares of the Series D Convertible Preferred Stock then outstanding

Conversion

      The holders of Series D Convertible Preferred stock shall be entitled to convert such stock into our common stock at any time subsequent to the 91st day after issuance of such stock or upon the effectiveness of a registration statement for the resale of the common stock underlying the Series D Convertible Preferred stock. The number of shares of common stock issuable upon conversion of each share of Series D Preferred Stock shall equal the sum of the stated value per share and, at the holder's election, accrued and unpaid dividends on such shares. This sum will then be divided by the conversion price. The conversion price shall be equal to the lesser of 100% of the average of the closing bid price of our common stock for the trading day immediately preceding the date of issuance of the shares of Series D Preferred Stock to the holders, or 80% of the average of the three lowest closing bid prices for the 22 trading days immediately preceding the conversion of the Series D Preferred Stock.

Adjustments to Conversion Price

      The conversion price will be adjusted if we

      * issue common stock pay a stock dividend or otherwise make a distribution or distributions on shares of our junior securities
      *     subdivide our common stock into a larger number of shares
      *     combine our common stock into a smaller number of shares
      * issue capital stock by reclassification of shares of common stock

Liquidation Preference

      Upon any liquidation, dissolution or winding-up of our business, whether voluntary or involuntary, after our payment of debt and liabilities, the holders of Series D Convertible Preferred Stock shall be entitled to receive out of our assets an amount equal to the stated value plus all accrued but unpaid dividends per share, whether declared or not. This payment, will be made before any distribution or payment to the holders of any junior securities, including the holders of common stock and preferred stock. If the assets shall be insufficient to make this payment, then the assets shall be distributed ratably among the holders of Series D Convertible Preferred Stock.

Redemption

      We have the option of redeeming the Series D Preferred Stock starting 40 days after the effective date of the registration statement for the resale of the common stock underlying the Series D Convertible Preferred stock. The redemption price shall be equal to the closing bid price of the common stock on the date notice of redemption is given to a holder, multiplied by the number of shares of common stock that would be issued upon conversion of the designated amount being redeemed, including common stock that would have been issued as dividends, at the conversion price in effect on the redemption date. In no event may the redemption amount be less than 120% of the stated value plus the dollar amount of accrued dividends of the Series D Preferred Stock being redeemed.

      Series E Convertible Preferred Stock Consisting of 1,500,000 authorized shares.

      Currently, there are no issued and outstanding shares of Series E Convertible Preferred Stock

      Series F Convertible Preferred Stock consisting of 165,000 authorized shares.

Dividends

      Each share of Series F Convertible preferred stock entitles the holder to receive or accrue dividends at the rate of 6% simple interest per annum, as a percentage of the stated value of the Series F Convertible Preferred Stock. Dividends are payable in cash or common stock quarterly at our option. The payment of dividends shall be made first to the Series F Convertible preferred stockholders before dividends or other distributions are made on any common stock or prior preferred stock.

Voting Rights

      Except as otherwise required by law, the Series F Convertible Preferred Stock shall have no voting rig0hts. So long as any shares of Series F Convertible Preferred Stock are outstanding, we shall not

      * alter or change adversely the powers, preferences or rights given to the Series F Convertible Preferred Stock
      *     alter or amend the certificate of designation
      * amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders
      * increase the authorized number of shares of Series F Convertible Preferred Stock
      * enter into any agreement with respect to the foregoing, without the affirmative vote of the holders of a majority of the shares of the Series F Convertible Preferred Stock then outstanding

Conversion

      The holders of Series F Convertible Preferred stock shall be entitled to convert such stock into our common stock at any time subsequent to the 91st day after issuance of such stock or upon the effectiveness of a registration statement for the resale of the common stock underlying the Series F Convertible Preferred stock. The number of shares of common stock issuable upon conversion of each share of Series F Preferred Stock shall equal the sum of the stated value per share and, at the holder's election, accrued and unpaid dividends on such shares. This sum will then be divided by the conversion price. The conversion price shall be equal to the lesser of 100% of the average of the closing bid price of our common stock for the trading day immediately preceding the date of issuance of the shares of Series F Preferred Stock to the holders, or 80% of the average of the three lowest closing bid prices for the 22 trading days immediately preceding the conversion of the Series F Preferred Stock.

Adjustments to Conversion Price

      The conversion price will be adjusted if we

      * issue common stock pay a stock dividend or otherwise make a distribution or distributions on shares of our junior securities
      *     subdivide our common stock into a larger number of shares
      *     combine our common stock into a smaller number of shares
      * issue capital stock by reclassification of shares of common stock

Liquidation Preference

      Upon any liquidation, dissolution or winding-up of our business, whether voluntary or involuntary, after our payment of debt and liabilities, the holders of Series F Convertible Preferred Stock shall be entitled to receive out of our assets an amount equal to the stated value plus all accrued but unpaid dividends per share, whether declared or not. This payment, will be made before any distribution or payment to the holders of any junior securities, including the holders of common stock and preferred stock. If the assets shall be insufficient to make this payment, then the assets shall be distributed ratably among the holders of Series F Convertible Preferred Stock.

Redemption

      We have the option of redeeming the Series F Preferred Stock starting 40 days after the effective date of the registration statement for the resale of the common stock underlying the Series F Convertible Preferred stock. The redemption price shall be equal to the closing bid price of the common stock on the date notice of redemption is given to a holder, multiplied by the number of shares of common stock that would be issued upon conversion of the designated amount being redeemed, including common stock that would have been issued as dividends, at the conversion price in effect on the redemption date. In no event may the redemption amount be less than 120% of the stated value plus the dollar amount of accrued dividends of the Series F Preferred Stock being redeemed.

      Series G Convertible Preferred Stock consisting of 200,000 authorized shares.

Dividends

      Each share of Series G Convertible preferred stock entitles the holder to receive or accrue dividends at the rate of 7% simple interest per annum, as a percentage of the stated value of the Series G Convertible Preferred Stock. Dividends are payable in cash or common stock quarterly at our option. The payment of dividends shall be made first to the Series G Convertible Preferred stockholders before dividends are made on any common stock or prior preferred stock, except Series G Preferred. Dividends or other distributions made on Series D Convertible Preferred shall be made equally with Series G Convertible Preferred.

Voting Rights

      Except as otherwise required by law, the Series G Convertible Preferred Stock shall have no voting rights. So long as shares of Series G Convertible Preferred Stock are outstanding, we shall not

      * alter or change adversely the powers, preferences or rights given to the Series G Convertible Preferred Stock
      *     alter or amend the certificate of designation
      * amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders
      * increase the authorized number of shares of Series G Convertible Preferred Stock
      * enter into any agreement with respect to the foregoing, without the affirmative vote of the holders of a majority of the shares of the Series G Convertible Preferred Stock then outstanding

Conversion

      The holders of Series G Convertible Preferred stock shall be entitled to convert such stock into our common stock at any time subsequent to issuance. The number of shares of common stock issuable upon conversion of each share of Series G Preferred Stock shall equal the sum of the stated value per share and, at the holder's election, accrued and unpaid dividends on such shares. This sum will then be divided by the conversion price.
The conversion price shall be equal to the lesser of $0.85, or 80% of the average of the three lowest closing bid prices for the 22 trading days immediately preceding the conversion of the Series G Preferred Stock.

Adjustments to Conversion Price

      The conversion price will be adjusted if we

      * issue common stock pay a stock dividend or otherwise make a distribution or distributions on shares of our junior securities
      *     subdivide our common stock into a larger number of shares
      *     combine our common stock into a smaller number of shares
      * issue capital stock by reclassification of shares of common stock

Liquidation Preference

      Upon any liquidation, dissolution or winding-up of our business, whether voluntary or involuntary, after our payment of debt and liabilities, the holders of Series G Convertible Preferred Stock shall be entitled to receive out of our assets an amount equal to the stated value plus all accrued but unpaid dividends per share, whether declared or not. This payment, will be made before any distribution or payment to the holders of any junior securities, including the holders of common stock and preferred stock, except Series D Convertible Preferred. If the assets shall be insufficient to make this payment, then the assets shall be distributed ratably among the holders of Series G Convertible Preferred Stock.

Mandatory Conversion

      We have the option of calling for the conversion of Series G Preferred Stock and dividends not previously converted into common stock at the conversion price, after three years from issuance of the Series G Preferred Stock.

Redemption

      We have the option of redeeming the Series G Preferred Stock after the effective date of the registration statement for the resale of the common stock underlying the Series G Convertible Preferred stock. The redemption price shall be equal to 135%of the stated value, plus accrued dividends, multiplied by the number of shares of Series G Preferred Stock.

                    INTEREST OF NAMED EXPERTS AND COUNSEL

      BDO Seidman LLP, independent certified public accountants, has audited the financial statements included in this prospectus and in the registration statement, to the extent and for the periods set forth in their reports appearing in this prospectus and in the registration statement. Their reports, which contain an explanatory paragraph regarding our ability to continue as a going concern, are included in reliance upon such reports given upon the authority of our auditors as experts in auditing and accounting.

      Stibel & Toulan LLP, legal counsel of Boston, Massachusetts, will pass upon certain legal matters for us relating to the validity of the securities offered hereby.

                      DISCLOSURE OF COMMISSION POSITION
              ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our amended and restated certificate of incorporation and by-laws contain provisions eliminating the personal liability of a director to us and our stockholders for certain breaches of his or her fiduciary duty of care as a director. These provisions, however, do not eliminate or limit the personal liability of a director

      * for any breach of a director's duty of loyalty to us or our stockholders
      * for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law
      * for unlawful dividends or unlawful stock repurchases or redemptions under Delaware statutory provisions making directors personally liable, under a negligence standard
      * for any transaction from which the director derived an improper personal benefit

      These provisions offer persons who serve on our board of directors protection against awards of monetary damages resulting from breaches of their duty of care, except as indicated above, including grossly negligent business decisions made in connection with takeover proposals. As a result of these provisions, our ability or that of our stockholders to prosecute an action against a director for a breach of his duty of care has been limited. These provisions, however, do not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that these provisions will have no effect on claims arising under the federal securities laws.

                     WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock offered. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of these documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved.

      We are subject to the informational requirements of the Exchange Act and file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov. Copies of our reports, proxy statements and other information also may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza                      Citicorp Center                   Seven World Trade Center
450 Fifth Street, N.W., Rm 1024      500 West Madison St.,Rm 1400      13th Floor
Washington, D.C. 20549               Chicago, IL 60661                 New York, NY 10048

      Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330.

                            MANAGEMENT DISCUSSION
                         AND ANALYSIS OF OPERATIONS

FINANCIAL CONDITION

      For the year ending December 31, 2000, we had an accumulated deficit of US $18,249,856. As of December 31, 2000, we had cash on hand of US $35,376 and reported total shareholders' equity of US $306,866.

      For this same period of time, we had revenue of $208,821 and general and administrative expenses of $3,720,516. The continued increase in these expenses from prior periods is a result of intensified activities in establishing a refocused business base in China and the costs associated with the launch of the business operations of Bravo! Foods, Inc., our
wholly owned subsidiary in the United States.   In addition to general and
administrative expenses in the United States, advances were made to our wholly owned Chinese subsidiary, China Premium Food Corp (Shanghai) Co., Ltd., to fund expenses associated with the distribution logistics, promotion and production of Looney Tunes(tm) branded milk products and snack crackers in the greater Shanghai, PRC.

      After net interest expenses of $28,874 and the net loss on the disposal of our investment in our Hangzhou Meilijian subsidiary of $122,585, we had a net loss of $4,537,262.

RESULTS OF OPERATIONS

China Peregrine Year Ended December 31, 2000

      We had revenues of $208,821 with a cost of sales of $83,879, for a
gross margin of $124,942.  Selling expenses were $256,634.   After general
and administrative expenses of $3,852,208 and other net expenses of $685,054, including interest expenses of $28,874, loss on investments in Meilijian of $533,595, we had a net loss before income taxes of $4,537,262. This loss, combined with accrued dividends on preferred stock of $1,352,058, resulted in a basic loss per share of $0.49.

      Our losses on investments in our Chinese subsidiaries in 2000 result from the high level of expenses associated with the continuing attempts to penetrate the market in Shanghai and the intensified activities in establishing a refocused business base in China. In addition, we experienced significant general and administrative expenses in connection with raising capital in 2000 in excess of $3,000,000 and expenses associated with the filing requirements of a fully reporting company under the Securities Exchange act of 1934.

China Peregrine Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

      General and administrative expenses increased approximately 41% to $3,720,516 in 2000 from $2,622,788 in 1999. This increase reflects four 2000 fund raising exercises, the consummation of licensing agreements with Warner Bros. with guaranteed royalty payments in 2000 of $335,500, and our preparation and filing of SEC reporting documents.

      Interest expense increased from $15,539 in 1999 to $28,874 in 2000. The increase in interest expense largely was a result of the debt associated with the Meilijian operations and 10.5% interest on an installment note having a face value of $282,637, arising out of the acquisition of our interest in Hangzhou Meilijian in 1998.

      Losses on investments in our subsidiaries decreased approximately 61% to $533,595 from $1,379,007 in 1999. The decrease largely was the result of the elimination of the Green Food Peregrine loss owing to the write off of the entire balance of our investment in Green Food Peregrine in 1999, when that joint venture ceased operations and we decided to terminate the joint venture.

      Consequently, our net loss increased approximately 13% to $4,537,262 in 2000 from $4,017,334 in 1999. We reported a loss per share of $0.67 in 1999 and $0.49 in 2000. The decrease in the loss per share was due to the increase in our total issued and outstanding shares of common stock in 2000 from 1999. As of December 31, 1999, there were 10,278,129 shares of common stock outstanding while as of December 31, 2000 there were 13,095,414 shares of common stock outstanding. Due to the timing of issuance of new shares, however, the weighted average number of shares of common stock outstanding in 2000 was 11,982,431. The loss per share in 2000 decreased by approximately 27% compared with 1999.

Hangzhou Meilijian

      We sold our interest in Meilijian at the end of the third quarter of 2000. As of November 30, 2000, our investment in and advances to Meilijian amounted to $2,928,368. Our share of Meilijian's accumulated deficit was $2,215,540. Accordingly, our net investment in Meilijian at the end of the third quarter was $712,828, with an additional $170,529 for goodwill.
After a translation adjustment expense of $134,228 in connection with the sale of its equity interests in our Chinese joint venture subsidiaries, we realized a net disposal loss of $122,585 based upon the receipt of total proceeds of $895,000 from our Chinese partner and a total asset write off of $1,017,585.

LIQUIDITY AND CAPITAL RESOURCES

      As of December 31, 1999, we that net cash used in operating activities was $1,911,100, net cash used in investing activities was $946,585, and net cash provided by financing activities was $2,569,392 with a negative foreign currency translation adjustment of $86.

      As of December 31, 2000, we reported that net cash used in operating activities was $3,264,753, net cash used in investing activities was $110,822, and net cash provided by financing activities was $3,172,302 with a foreign currency translation adjustment of $121.

      Net cash used in operating activities increased approximately 70% to $3,264,753 in 2000 from $1,911,100 of net cash used by operating activities in 1999. The increase in negative cash flow in operating activities reflects the increased costs experienced in 2000 as a result of intensified activities in establishing a refocused business base in China and the costs associated with the launch of the business operations of Bravo! Foods,
Inc., our wholly owned subsidiary in the United States.   In addition to
general and administrative expenses in the United States, advances were made to our wholly owned Chinese subsidiary, China Premium Food Corp (Shanghai) Co., Ltd., to fund expenses associated with the distribution logistics, promotion and production of Looney Tunes(tm) branded milk products and snack crackers in the greater Shanghai, PRC.

      Net cash provided by investing activities increased approximately 112% to $110,852 in 2000 from $946,585 used in investing activities in 1999. The increase mainly was due to the cessation of advances to Meilijian and Green Food Peregrine and the consideration paid to us for our equity interest in Meilijian.

      Net cash provided by financing activities increased 23% to $3,172,302 in 2000 from $2,569,392 in 1999. The necessity for increased fund raising activities resulted from increased general and administrative expenses, the continuing support of the operations of the refocused business in China, the establishment of a new business in the United States and the implementation of the Warner Bros. licensing agreements.

      Going forward, our primary requirements for cash consist of (1) the continued development of a new business model in China, the United States and on an international basis; (2) general overhead expenses for personnel to support the new business model activities; and (3) payments of guaranteed royalty payments to Warner Bros. under existing licensing agreements. We estimate that our needs for cash from financing will continue until early 2002, when cash supplied by then current operating activities will enable us to meet the anticipated cash requirements for the 2002 fiscal year.

      On March 6, 2001, we received $250,000 as the first tranche of an investment in 50,000 shares of convertible preferred stock to be issued. The gross proceeds of $250,000 are the first tranche of a total offering of convertible preferred stock having aggregate gross proceeds of $1,100,000.

      We currently have monthly working capital needs of approximately $200,000. We anticipate 2001 revenues to exceed $100,000 per month by June 2001 and $200,000 per month by October 2001. Total revenues are projected at $1,500,000 for the year 2001, with December 2001 showing an anticipated profit of approximately $5,000.

DEBT STRUCTURE

      During the process of acquiring from American Flavor China, Inc. the 52% of equity interest in and to Hangzhou Meilijian, we issued a promissory note to assume the American Flavor's debt owed to a supplier, International Paper. The face value of that note was $282,637 at interest rate of 10.5% per annum without any collateral attached. The note has a monthly installment payment of $7,250 with 23 payments and a balloon payment of $159,862 when the note was due on July 15, 2000. We have negotiated with International paper for the extension of this note. On July 6, 2000, International Paper agreed to extend the note to July 1, 2001, and the principal amount was adjusted $155,743.17 due to different interest calculation approach. International Paper imposed a charge of $57,000 to renegotiate the note owing the failure of GFP to pay for certain packing material, worth more than $57,000, which had been ordered by GFP and made to order in 1999. We accepted this charge and obtained the waiver of any interest on the outstanding balance of $155,743 during the next 12 months. We are delinquent in our payments under this note and anticipate bringing our obligations current with additional financing currently in place.

EFFECTS OF INFLATION

      We believe that inflation has not had material effect on our net sales and results of operations.

EFFECT OF FLUCTUATION IN FOREIGN EXCHANGE RATES

      One of our operating subsidiaries, China Premium (Shanghai), is located in China. It buys and sells products in China using Chinese Renminbi as functional currency. Based on Chinese government regulation, all foreign currencies under the category of current account are allowed to freely exchange with hard currencies. During the past two years of operation, there were no significant changes in exchange rates. However, there is no assurance that there will be no significant change in exchange rates in the near future.

NEW ACCOUNTING STANDARDS NOT ADOPTED YET

      Statement of Financial Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133) requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

      Historically, we have not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, we do not expect adoption of the new standard to affect our financial statements.

               DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

      This prospectus contains forward-looking statements within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this prospectus that address future activities, events or developments, including such things as future revenues, product development, market acceptance, responses from competitors, capital expenditures, including the amount and nature of expenditures, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements.

      These statements are based on certain assumptions and analyses made by us in light of our experience and assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. Whether actual results will conform to our expectations and predictions, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. These risks include the risks and uncertainties discussed in this prospectus; general economic, market or business conditions; the opportunities, or lack thereof, that may be presented to and pursued by us; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. There can be no assurance that the actual results anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations.

                           DESCRIPTION OF PROPERTY

      Neither our subsidiaries nor we currently own any real property. As of February 1, 1999, we moved its corporate offices from West Palm Beach to 11300 US Highway 1, Suite 202, North, Palm Beach, Florida, pursuant to a lease with HCF Realty, Inc., having a term of five years. Our initial aggregate monthly rent amounts to approximately $4,900, which will increase (assuming an estimated annual increase of 2%) to approximately $6,100 per month by the fifth year.

      China Premium (Shanghai) leases office space at 333 Jiu Jiang Road, Room 705, 7th Floor, Finance Square, Shanghai 200001, China, at the rate of US $1,500 per month.

      We lease the residence occupied by Mr. Langley and family located at 102 Greenwich Drive, 983 Hua Mu Road Pudong, Shanghai 201204, PRC, at the rental rate of US $4,100 per month.

      We do not have a policy to acquire property for possible capital gains or income generation. In addition, we do not invest in securities of real estate entities or developed or underdeveloped properties.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans/Fees

      In February, 1997 we issued 25,000 shares of common stock in exchange for 100% of equity interest of Manor Products Corp. Manor was a Delaware company established on January 10, 1996. In early 1996, 80% of equity interest of Manor was bought by the principal of the initial founding entity of the Company. Accordingly, this acquisition was regarded as a related party transaction.

      In January, 1997, the major limited partner of China Peregrine Enterprises loaned US $200,000 to that limited partnership in order for China Peregrine Enterprises to meet interim registered capital requirements of the Green Food Peregrine Articles of Association and Joint Venture Contract. In March, 1997, three of our shareholders together provided a loan of US $1,315,000 to pay China Peregrine Enterprises' final registered capital requirement to Green Food Peregrine. This last capital contribution was set by the Board of Directors of Green Food Peregrine as a condition precedent to the approval of the Company's acquisition of the interest of China Peregrine Enterprises in and to the

      Green Food Peregrine joint venture. These two loans were paid off during May and June, 1997, utilizing the proceeds from a Rule 504 regulation D offering.

      In March, 1997, a holder of the majority of the partnership interests in China Peregrine Enterprises, together with two other investors of ours, assumed a US $1,260,000 outstanding line of credit owed by the limited partnership to a Tennessee-based financial institution. On March 15, 1997, we issued 1,260,000 shares of its Series B preferred stock to these shareholders in consideration for this assumption. The line of credit was paid in full in October, 1997.

      In the course of setting up the Hangzhou Meilijian joint venture, Meilijian contributed fixed assets with a value in excess of its required capital contribution amount. Based on an agreement signed by the Chinese and American investors, the excess portion was treated as a fixed asset loan from Meilijian at an interest rate of 8% per annum. The balance of this loan at December 31, 1998 was $560,080.

      On January 1, 1994, Meilijian provided us with the use of its trademark, which was valued at RMB500,000 -approximately US $60,245. We recorded this trademark value as a part of deferred assets and a shareholder loan. We recorded amortization of RMB50,000 -approximately US $6,025- per year for trademark and paid cash of RMB50,000 to Meilijian per year against the shareholder loan. The balance of this loan at December 31, 1998 was $36,238. Accumulated interest on these loans amounted to $81,265.

Relationships

      Mr. Paul Downes has investment power with respect to the affairs of Tamarind Management, Ltd. Accordingly, ours securities held by Mr. Downes and Tamarind have been combined in this document for reporting purposes. The Downes/Tamarind ownership of issued and underlying shares of common stock, Series B Preferred Stock and Options represents 8.93% of all issued and outstanding common stock and shares of common stock underlying the preferred stock plus unexercised options and warrants.

      We purchased the assets of China Peregrine Enterprises, Limited in March of 1997, in exchange for 1,040,000 shares of our common stock. At the time of this asset purchase, Mr. Dale Reese was the major equity holder in the China Peregrine Enterprises limited partnership and Mr. Charles Beech controlled the activities of China Peregrine Enterprises by virtue of his control of China Peregrine International, Inc., the General Partner of China Peregrine Enterprises. At the time of the asset purchase, Messrs. Reese and Beech were two of our three directors. As noted above, through the assumption of a loan in excess of one million dollars owed by China Peregrine Enterprises to a Tennessee bank, and by virtue of his position as one of our founders, and through stock purchases, Mr. Reese presently holds 10.4% of our equity. Mr. Beech, directly and through Peregrine Enterprises, Inc., presently holds less than 1% of our equity.

                          MARKET FOR COMMON EQUITY
                      AND RELATED STOCKHOLDER MATTERS

Common stock market price

      Of the 13,095,441 shares of our common stock issued and outstanding as of March 1, 2001, approximately 5,529,477 shares are able to be traded on the over-the-counter trading on the OTC Electronic Bulletin Board, which trading commenced October 24, 1997. Of this amount, 4,749,477 shares have been held for in excess of two years and 780,000 have been held for one year. The following quarterly quotations for our common stock transactions on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

                    QUARTER            HIGH BID PRICE      LOW BID PRICE
------------------------------------------------------------------------

1999            Q1 (1/3 - 3/31)             $2.87              $0.87

                Q2 (4/1 - 6/23)             $2.87              $1.31

                Q3 (7/1 - 9/30)             $1.92              $1.12

                Q4 (10/1 - 12/31)           $1.25              $0.81

2000            Q1 (1/3 - 3/31)             $1.10              $0.62

                Q2 (4/1 - 6/23)             $1.12              $0.70

                Q3 (7/1 - 9/30)             $1.0156            $0.5938

                Q4 (10/1 - 12/31)           $0.7812            $0.2656

2001            Q1 (1/2 - 3/31)             $0.5938            $0.2812

      Non-market equity subject to options, warrants and conversion

Stock Warrants and Options

      The Company has outstanding the following warrants and options:

Options through December 31, 2000

      *557,000 warrants exercisable purchase an aggregate of 557,000 shares of common stock at an exercise price of $1.00 per share, having an expiration date of June 30, 2003;

      *Series D Warrants exercisable to purchase an aggregate of 125,000 shares of common stock at an exercise of $2.96 per share, having expiration dates in March and April 2002.

      *Series D Warrants exercisable to purchase an aggregate of 1,300,000 shares of common stock at an exercise of $0.625 per share, having an expiration date of January 31, 2003.

      *Series E Warrants exercisable to purchase an aggregate of 165,000 shares of common stock at an exercise of $3.00 per share, having expiration dates in 2001;

      *Series E Warrants exercisable to purchase an aggregate of 33,000 shares of common stock comprising part of the Placement Agent Warrants at an exercise price of $2.75 per share, having expiration dates in 2001;

      *Series E Warrants exercisable to purchase an aggregate of 33,000 shares of common stock comprising part of the Placement Agent Warrants at an exercise price of $5.00 per share, having expiration dates in 2001;

      *Series F Warrants exercisable to purchase an aggregate of 3,000,000 shares of common stock at an exercise of $1.00 per share and 114,777 shares of common stock at an exercise of $0.96 per share , having an expiration date of April 5, 2003.

      *Series F Warrants exercisable to purchase an aggregate of 1,600,000 shares of common stock at an exercise of $0.84 per share, having an expiration date of April 5, 2003.

      *Series G Warrants exercisable to purchase an aggregate of 459,107 shares of common stock at an exercise of $0.9625 per share, having an expiration date of June 18, 2003.

      *Options to purchase 3,005,533 shares of common stock pursuant to a 1997 and 1999 stock option plans at a purchase price of $1.00 per share, having expiration dates in 2002 (as to 3,045,533 shares) and 2001(as to 55,000 shares), respectively.

      *Options to purchase 100,000 shares of common stock pursuant to employment agreements at a purchase price equal to the market price of the common stock at exercise, having an expiration date of November 30, 2004.

      *Options to purchase 50,000 shares of common stock pursuant to an employment agreement at a purchase price of $0.69 per share, having an expiration date of May 30, 2005.

      *Options to purchase 50,000 shares of common stock pursuant to an employment agreement at a purchase price equal to the market price of the common stock at exercise, having an expiration dates as follows: one third at each of August 31, 2005, August 31, 2006 and August 31, 2007.

      *Options to purchase 50,000 shares of common stock pursuant to an employment agreement at a purchase price of $0.75 per share, having an expiration date of August 31, 2002.

      *Options to purchase 50,000 shares of common stock pursuant to an employment agreement at a purchase price of $1.50 per share, having an expiration date of November 28, 2002.

Options granted in 2001

      *Options to purchase 400,000 shares of common stock pursuant to an employment agreement at a purchase price of $0.75 per share, having an expiration dates as follows: 50% at each of December 30, 2004 and December 30, 2005.

Convertible preferred

      The following sets forth the number of issued and outstanding shares of the Company's preferred stock remaining, after conversion, as of May
1, 2001.

      Series B Convertible Preferred Stock                  107,440
      Series D Convertible Preferred Stock                  110,250
      Series F Convertible Preferred Stock                  174,999
      Series G Convertible Preferred Stock                  100,000

Common stock subject to sale under rule 144

      Of the 13,095,441 shares of our common stock presently issued and outstanding, approximately 2,764,036 shares have been held by non-affiliates for in excess of one year; an additional 2,765,411 shares have been held by affiliates for in excess of one year. These shares may be sold pursuant to Rule 144, subject to the volume and other limitations set forth under Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of the Company for at least one year is entitled to sell, within any three-month period and in accordance with an approved manner of sale, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale, or (ii) 1% of the shares then outstanding. A person who is not deemed to be an "affiliate" and who has held restricted shares for at least two years would be entitled to sell such shares without regard to the resale limitations of Rule 144.

Equity holders at May 1, 2001

Common stock                  13,095,880              1,400 holders
                                                      (approximate)
Series B preferred stock         107,440 shares           1 holder
Series D preferred stock         105,000 shares           3 holders
Series F preferred stock         174,999 shares           3 holders
Series G preferred stock         100,000 shares           4 holders

Dividends

      We have not paid dividends on common stock and do not anticipate paying dividends. We intend to retain future earnings, if any, to finance working capital.

      The holders of common stock are entitled to receive, pro rata, such dividends and other distributions as and when declared by our board of directors out of the assets and funds legally available therefor. The availability of funds is dependent upon dividends or distribution of profits from our subsidiaries, and may be subject to regulatory control and approval by the appropriate government authorities on either a regional or national level in the People's Republic of China.

      We have accrued dividends for our convertible preferred stock for 1999 in the amount of $958,117 and $1,352,058 for the period ended December 31, 2000.

                           EXECUTIVE COMPENSATION

Summary compensation table

      The following table sets forth the compensation paid by us during the last three fiscal years to our Chief Executive Officer, and the four other most highly compensated executive officers whose total 2000 salary and bonus exceeded $100,000:

                                              -Annual Compensation-                             -Long-Term Compensation-
                                    ----------------------------------------------          ------------------------------------
Name & Position           Year      Salary                     Bonus         Other          Restricted Stock Awards and options
--------------------------------------------------------------------------------------------------------------------------------

Stanley Hirschman         2000        30,000 (partial yr.)                                             400,000 (1)
Chairman                  2001        15,000 (partial yr.)

Roy G. Warren             1998      $120,000                                                           410,914 (2)
President & Chief         1999      $120,000
Executive Officer         2000      $180,000 (retroactive
                                             to 1/1/00)

John McCormack            2001      $180,000                            100,000 shares (3)             900,000 (4)
President & Chief
Operating Officer

Steven Langley            1999      $ 75,000                  $30,000       $70,000 (5)                200,000 (6)
General Manager           2000      $ 75,000                  $30,000       $70,000 (5)                        (6)
Chairman (China)

Michael Edwards           2000      $ 55,000 (partial yr.)                  $65,000 (7)                200,000 (7)
Sales VP                  2001      $110,000

Anthony Guiliano          2000      $ 60,000 (partial yr.)                  $30,000                            (8)
President &               2001      $120,000
Chief Operating Officer
Bravo! Foods, Inc.

Charles Beech             1997                                                                         510,914
Chairman                  1998
Chief Executive Officer   1997-99   $120,000(9)

Paul Downes (9)           1997                                                                       1,383,705(10)
Chairman                  1998

<F1>  Incentive bonus options for 400,000 shares of common stock issued in
      100,000 share tranches when our stock trades at $2.00, $3.00, $4.00 and $5.00, respectively. Exercise price is the market price at issue, with a term of three years.
<F2>  These options were authorized by a directors' resolution on April 20,
      1997. At that time, a market did not exist for our unrestricted shares, which had a par value of $0.001.
<F3>  One time signing bonus in common stock issued pursuant to an S-8 registration statement.
<F4>  Signing bonus of 400,000 options at $0.75 per share with 25% vested at January 1, 2001, July 1, 2001, January 1, 2002 and July 1, 2002 respectively, with expiration dates five years from vesting. Incentive bonus options for 500,000 shares of common stock issued in 100,000 share tranches when stock trades at $1.00, $2.00, $3.00, $4.00 and $5.00, respectively. Exercise price is the market price at issue, with a term of five years.




<F5>  Includes $48,000 annual allowance for housing in Shanghai, PRC for
      Mr. Langley and his family and $22,000 educational expense for family members.
<F6>  Pursuant to October 1, 1999 agreement for five year options (from vesting) at market as of September 1, 1999, subject to the following vesting schedule: 50,000 at 9-1-99; 50,000 at 9-1-00; 50,000 at
      9-1-01; 50,000 at 9-1-02.
<F7>  $65,000 bonus paid in quarterly installments of 16,250 shares of common stock for one year with review thereafter. All options have an exercise price at market, when issued. Options for 50,000 issued as signing bonus on November 27, 2000; 50,000 to be issued on 5-31-01; 50,000 on 5-31-02;and 50,000 on 5-31-03. Options have a five year term from issuance.
<F8>  Incentive options for 127,500 shares of common stock of Bravo!.  If exercised now, the common stock underlying these options represents 15% of the issued and outstanding common stock of Bravo!. Mr. Guiliano receives from $5,000 to $30,000 for each dairy signed to participate in Bravo!'s Looney Tunes (branded milk production program, depending upon the size of the dairy. Mr. Guiliano's compensation is an expense of Bravo!.
<F9>  Salary deemed paid to Mr. Beech for expense accounting purposes only.
<F10> These options were granted to Tamarind Management, Ltd., an affiliate of Mr. Downes.

Option grant table 1999, 2000 and 2001

                            Underlying      Percentage         Per Share            Expiration
Name & Position               Common         of Total          Exercise $              Date
----------------------------------------------------------------------------------------------

1999

Stephen Langley               200,000          17%             market at           5 years from
Chief Operating                                              12-1-99 ($1.10)       vesting
Officer (China)

Nancy Yuan                     25,000           2.1%           market at             9-12-04
Chief Financial                                              12-1-99 ($1.10)
Officer (China)

2000

Michael Edwards                50,000           4.2%           market at           5 years from
Sales VP                                                     11-27-00 ($0.50)      vesting

2001

John McCormack                400,000          34.2%             $0.75             5 years from
President, COO                500,000          42.55%        market at vesting     vesting

Aggregated option exercises in fiscal 1998 through  2001

      None of the named executive officers exercised any stock options during fiscal 1998,1999, 2000 or to the date of this prospectus. The following table provides information on the value of such officers' unexercised options at December 31, 2000.

Aggregated 1999 and 2000 Fiscal Year End Option Value Table

                              Securities Underlying               Value of "In The Money"
Name & Position                Unexercised Options                Unexercised Options (1)
-----------------------------------------------------------------------------------------

Roy G. Warren             410,914                                          $-0-

Stephen Langley            50,000 (150,000 unexercisable)                  $-0-

Michael Edwards            50,000 (150,000 unexercisable)                  $-0-

Nancy Yuan                 25,000                                          $-0-

Charles Beech             510,914                                          $-0-

Paul Downes (2)         1,383,705                                          $-0-

<F1>  On December 31, 1999 and 2000, our unrestricted common stock was quoted on the NASD Over The Counter Electronic Bulletin Board at a closing price of $0.81 and $0.2656, respectively; the reported dollar values represent the "in-the money" value of the options listed as of each year end.
<F2>  These options were granted to Tamarind Management, Ltd., an affiliate of Mr. Downes.

Compensation of Directors

      Directors were compensated for their travel expenses to and from board of directors' meetings in 1998, 1999 and 2000. There were four in person meetings and eleven telephonic meetings of the board in 1998, two in person meetings and eleven telephonic meetings of the board in 1999 and three in person meetings and five telephonic meetings of the board in 2000.

Employment contracts

      *     Stanley Hirschman, our Chairman of the Board

      We have a contract with Mr. Hirschman with at the discretion of the board, with monthly compensation set at $7,500. During his employment, Mr. Hirschman also will receive three year incentive options for an additional 400,000 shares in tranches of 100,000 as the public trading price for our stock attains certain pre-determined levels. The exercise price for these options will track the market price for our common stock when granted.

      *     John McCormack, our President and Chief Operating Officer

      The Company has a two-year contract with Mr. McCormack commencing December 1, 2000, at an annual base salary of $180,000. Mr. McCormack will receive100,000 shares of common stock and options for 400,000 shares at $0.75 per share as a signing bonus. The options for 400,000 shares vest 25% on January 1, 2001, July 1, 2001, January 1, 2002 and July 1, 2002, respectively and expire five years from vesting. During his employment, he also will receive five-year incentive options for an additional 500,000 shares in tranches of 100,000 as the public trading price for our stock attains certain pre-determined levels. The exercise price for these options will track the market price for The Company's common stock when granted.

      *     Michael Edwards, our Vice President for Sales

      We have a three-year contract with Mr. Edwards commencing June 1, 2000, at an annual base salary of $110,000 plus a $65,000 one-year bonus, payable in 16,250 shares of common stock quarterly. Mr. Edwards received five year options for 50,000 shares of our common stock at an exercise price of $0.69 per share as a signing bonus. He also will receive five-year option for an additional 150,000 shares in three annual tranches of 50,000, commencing May 1, 2001. These additional options will have an exercise prices that track the market price for our common stock when granted.

      * Nancy Yuan, Chief Financial Officer for our Chinese operations through mid 2000 and presently Comptroller for our overall US operations

      Ms. Yuan has a five-year contract dated December 1, 1999 and effective September 13, 1999, at a base annual salary of $40,000, with an annual bonus of $5,000 in the first year. Ms. Yuan's employment agreement calls for her receipt of one time five-year stock options for 25,000 shares at an exercise price of $1.12 per share.

      * Stephen Langley, Chief Operating Officer (General Manager) of China Premium (Shanghai), our wholly owned Chinese subsidiary

      Mr. Langley has a five-year contract dated December 1, 1999 and effective September 1, 1999, at a base annual salary of $75,000, with a quarterly bonus of $7,500 in the first year. In subsequent years, Mr. Langley's bonus is performance based. In addition, Mr. Langley receives a $48,000 annual housing allowance and a $22,000 education allowance for his family. Mr. Langley's employment agreement calls for his receipt of five year stock options for 200,000 shares at an exercise price of $1.12 per share. These options are in four equal tranches of 50,000 with vesting over a three-year period.

      * Anthony Guiliano, President and Chief Operating Officer of our Bravo! Foods subsidiary

      Mr. Guiliano has a five year contract with our Bravo! subsidiary, dated November 2000 and effective July 1, 2000. Mr. Guiliano receives a base salary of $120,000 plus an annual bonus of $30,000, payable quarterly, and incentive options for 127,500 shares of the common stock of Bravo!. If exercised now, the common stock underlying these options represents 15% of the issued and outstanding common stock of Bravo!. Mr. Guiliano receives from $5,000 to $30,000 for each dairy signed to participate in Bravo!'s Looney Tunes( branded milk production program, depending upon the size of the dairy. Mr. Guiliano's compensation is an expense of Bravo!.

                      CHANGES IN AND DISAGREEMENTS WITH
             ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      We have not had any changes in or disagreements with our independent accountants.

                            FINANCIAL STATEMENTS


                       CHINA PREMIUM FOOD CORPORATION

                        _____________________________


                            FINANCIAL STATEMENTS

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000

                        _____________________________

                       China Premium Food Corporation

                       Index to Financial Statements

Report of Independent Certified Public Accountants                     F-3

Financial Statements
  Balance Sheets                                                       F-4
  Statements of Operations and Comprehensive Loss                      F-6
  Statement of Shareholders' Equity                                    F-7
  Statements of Cash Flows                                             F-10
  Summary of Accounting Policies                                       F-13
  Notes to Financial Statements                                        F-17

             Report of Independent Certified Public Accountants

To the Board of Directors
China Premium Food Corporation

We have audited the accompanying balance sheets of China Premium Food Corporation (a Delaware corporation) as of December 31, 1999 and 2000, and the related statements of operations and comprehensive loss, shareholders' equity and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Premium Food Corporation as of December 31, 1999 and 2000, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the summary of accounting policies in the notes to the financial statements, the Company has a limited operating history, has incurred substantial losses since its inception, and at December 31, 2000, has a working capital deficiency all of which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in the same section. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


S/ BDO Seidman, LLP

Los Angeles, California
March 19, 2000

                       CHINA PREMIUM FOOD CORPORATION

                               BALANCE SHEETS


                                                                              December 31,
                                                                      ---------------------------
                                                                          1999            2000
                                                                      ---------------------------

Assets

Current assets:
  Cash and cash equivalents                                           $    16,854     $    35,376
  Restricted cash (Note 3)                                                      -         161,000
  Accounts receivable                                                           -          30,061
  Note receivable (Note 2)                                                      -         716,000
  Other receivable                                                              -          16,549
  Advance to vendor                                                             -          13,703
  Inventories                                                                   -         192,574
  Deferred interest (Note 3)                                                    -          28,500
  Prepaid expenses                                                         18,196          26,153
                                                                      ---------------------------
Total current assets                                                       35,050       1,219,916
Furniture and equipment, net                                              131,264         162,877
Investment in and advance to GFP (Note 1)                                       -               -
Investment in and advance to Meilijian (Note 2)                         1,246,422               -
Goodwill                                                                  229,148               -
License rights, net (Note 5)                                              214,286         655,982
Deposits                                                                   10,000          10,000
                                                                      ---------------------------
Total assets                                                          $ 1,866,170     $ 2,048,775
                                                                      ===========================


               See accompanying summary of accounting policies
                     and notes to financial statements.

                       CHINA PREMIUM FOOD CORPORATION

                               BALANCE SHEETS


                                                                              December 31,
                                                                      ---------------------------
                                                                          1999            2000
                                                                      ---------------------------

Liabilities and Shareholders' Equity

Current liabilities:
  Bank loan - Fujian Bank (Note 3)                                    $         -     $   142,557
  Current portion of note payable (Note 4)                                192,741         202,743
  Current portion of note payable to Warner Brothers (Note 5)              85,000         335,000
  Other payables                                                                -          48,274
  Accrued liabilities                                                     250,833         695,243
                                                                       --------------------------
Total current liabilities                                                 528,574       1,423,817

Note payable to Warner Brothers, less current portion (Note 5)            127,500         163,750
Dividends payable                                                         370,039         154,342
                                                                      ---------------------------
Long-term liabilities                                                     497,539         318,092
                                                                      ---------------------------
Total liabilities                                                       1,026,113       1,743,909
                                                                      ---------------------------

Commitments and contingencies (Note 8)

Shareholders' Equity (Notes 9 and 10 ):
  Series A convertible preferred stock, par value $0.001
   per share, 500,000 shares authorized, 500,000 and 0 shares
   issued and outstanding                                                     500               -
  Series B convertible, 9% cumulative, and redeemable
   preferred stock, stated value $1.00 per share, 1,260,000 shares authorized, 1,260,000 and 107,440 shares issued and outstanding,
   redeemable at $107,440                                               1,260,000         107,440
  Series C convertible, 8% cumulative and redeemable
   preferred stock, stated value $3.00 per share, 47,723
   and 0 shares issued and outstanding                                     44,713               -
  Series D convertible, 6% cumulative and redeemable
   preferred stock, stated value $10.00 per share, 80,250
   and 110,250 shares issued and outstanding                              762,500       1,060,178
  Series E convertible, 6% cumulative and redeemable
   preferred stock, stated value $2.50 per share, 330,000 shares
   issued and converted into common stock, no shares outstanding                -               -
  Series F convertible and redeemable preferred stock,
   stated value $10.00 per share, 0 and 174,999 shares
   issued and outstanding                                                       -       1,616,302
  Series G convertible, 8% cumulative and redeemable
   preferred stock, stated value $10.00 per share, 0
   and 100,000 shares issued and outstanding                                    -         888,953
  Common stock, par value $0.001 per share, 20,000,000 shares authorized, 10,278,129 and 13,095,414 shares issued and
   outstanding                                                             10,278          13,095
  Additional paid-in capital                                           11,256,952      14,870,754
  Accumulated deficit                                                 (12,360,537)    (18,249,856)
  Accumulated other comprehensive loss - translation adjustment          (134,349)              -
                                                                      ---------------------------
Total shareholders' equity                                                840,057         306,866
                                                                      ---------------------------
Total liabilities and shareholders' equity                            $ 1,866,170     $ 2,050,775
                                                                      ===========================


               See accompanying summary of accounting policies
                     and notes to financial statements.

                       CHINA PREMIUM FOOD CORPORATION
                           STATEMENTS OF OPERATIONS
                           AND COMPREHENSIVE LOSS


                                                        Years ended December 31,
                                                     -----------------------------
                                                         1999              2000
                                                     -----------------------------

Revenue                                              $         -      $    208,821
Cost of sales                                                  -            83,879
                                                     -----------------------------
Gross margin                                                   -           124,942
Selling expense                                                -           256,634
General and administrative expense                     2,622,788         3,720,516
                                                     -----------------------------
Loss from operations                                  (2,622,788)       (3,852,208)

Other (income) expense:
  Interest, net                                           15,539            28,874
  Loss on investment in GFP                            1,034,606                 -
  Loss on investment in Meilijian                        344,401           533,595
  Loss on disposal of investment in Meilijian                  -           122,585
                                                     -----------------------------

Operating loss                                        (4,017,334)       (4,537,262)
Income taxes provision (Note 7)                                -                 -
                                                     -----------------------------
Net loss                                              (4,017,334)       (4,537,262)
Dividends accrued for Series B preferred stock           113,400            44,723
Dividends accrued for Series C preferred stock            13,775               883
Dividends accrued for Series D preferred stock           714,863           564,993
Dividends accrued for Series E preferred stock           116,139                 -
Dividends accrued for Series F preferred stock                 -           462,846
Dividends accrued for Series G preferred stock                 -           278,613
                                                     -----------------------------
Net loss applicable to common shares                 $(4,975,511)      $(5,889,320)
                                                     =============================
Loss per share                                       $     (0.67)      $     (0.49)
                                                     =============================
Weighted average number of common shares
 outstanding                                           7,422,965        11,982,431
                                                     =============================
Comprehensive loss and its components consist of
 the following:
Net loss                                             $(4,975,511)      $(4,537,262)
Foreign currency translation adjustment                      (86)              121
                                                     -----------------------------
Comprehensive loss                                   $(4,975,597)      $(4,537,141)
                                                     =============================


               See accompanying summary of accounting policies
                      and notes to financial statements

                       CHINA PREMIUM FOOD CORPORATION
                     STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000


                                                                                                           Accumulated
                                                                                                              Other
                             Preferred Stock         Common Stock                                            Compre-
                          ---------------------  -------------------   Additional  Accumulated     Stock     hensive
                           Shares      Amount      Shares    Amount     Capital      Deficit    Subscribed     Loss       Total
-----------------------------------------------------------------------------------------------------------------------------------

Balance, December 31,
 1998                     1,843,334  $1,510,500   7,717,957  $ 7,718  $ 7,781,062  $ (7,385,026)  $235,000  $(134,263)  $2,014,991

Conversion from Series
 C to Common                 (2,393)     (7,179)      7,957        8        7,171             -          -          -            -
Conversion from Series
 C to Common                 (1,592)     (4,780)      6,002        6        4,774             -          -          -            -
Conversion from Series
 C to Common                 (4,320)    (12,960)     20,000       20       12,940             -          -          -            -
Conversion from Series
 C to Common                 (4,320)    (12,960)     20,000       20       12,940             -          -          -            -
Section 4(2) private
 offering                    50,000     135,000     100,000      100       99,900             -   (235,000)         -            -
Conversion from Series
 C to Common                (50,000)   (135,000)    150,000      150      134,850             -          -          -            -
Conversion from Series
 C to Common                (15,313)    (45,939)     40,000       40       45,899             -          -          -            -
Section 4(2) private
 offering                         -           -      25,000       25       24,975             -          -          -       25,000
Section 4(2) private
 offering                         -           -     290,000      290      289,710             -          -          -      290,000
Issuance of Preferred
 Stock Series D, Rule
 506                         50,000     470,000           -        -            -             -          -          -      470,000
Issuance of Preferred
 Stock Series D for
 finder fees                  3,500      35,000           -        -      (35,000)            -          -          -            -
Issuance of stock for
 warrants exercised               -           -      30,000       30       29,970             -          -          -       30,000
Deemed dividends
 recognized for Series D          -           -           -        -      123,462      (123,462)         -          -            -
Cancellation of common
 stock S 4(2) offering            -           -    (105,000)    (105)    (104,895)            -          -          -     (105,000)
Issuance of Preferred
 Stock Series D, Rule
 506                         25,000     240,000           -        -            -             -          -          -      240,000
Issuance of Series D
 for issuance cost            1,750      17,500           -        -      (17,500)            -          -          -            -
Issuance of stock for
 warrants exercised               -           -      53,334       53       53,281             -          -          -       53,334
Section 4(2) private
 offering                         -           -     145,000      145      144,855             -          -          -      145,000
Deemed dividends
 recognized for Series
 D, 1st Tranche                   -           -           -        -      411,538      (411,538)         -          -            -
Compensation cost for
 issuance of stock
 options                          -           -           -        -       48,563             -          -          -       48,563
Section 4(2) private
 offering                         -           -     117,200      117      117,083             -          -          -      117,200

                       CHINA PREMIUM FOOD CORPORATION
                     STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000


                                                                                                           Accumulated
                                                                                                              Other
                             Preferred Stock         Common Stock                                            Compre-
                          ---------------------  -------------------   Additional  Accumulated     Stock     hensive
                           Shares      Amount      Shares    Amount     Capital      Deficit    Subscribed     Loss       Total
-----------------------------------------------------------------------------------------------------------------------------------

Issuance of stock for
 consulting services              -           -       1,999        2        1,998             -          -          -        2,000
Deemed dividends
 recognized for Series
 D 2nd Tranche                    -           -           -        -      106,485      (106,485)         -          -            -
Issuance of stock for
 consulting services              -           -       4,084        4        5,996             -          -          -        6,000

Conversion from Series
 C to Common                 (7,673)    (23,019)     20,000       20       22,999             -          -          -            -
Issuance of Preferred
 stock Series E, Rule
 506                        100,000     215,746           -        -            -             -          -          -      215,746
Deemed dividends
 recognized for Series
 E, 1st Tranche                   -           -           -        -       62,552       (62,552)         -          -            -
Deemed dividends
 recognized for Series
 D, 2nd  Tranche                  -           -           -        -       36,017       (36,017)         -          -            -
Conversion from Series
 E to Common                (60,000)   (129,448)    104,896      105      129,343             -          -          -            -
Issuance of stock for
 consulting services              -           -       1,082        1        1,999             -          -          -        2,000
Conversion from Series E
 to Common                  (40,000)    (86,298)     69,444       69       86,229             -          -          -            -
Section 4(2) private
 offering                         -           -      65,000       65       64,935             -          -          -       65,000
Issuance of Preferred
 stock Series E, Rule
 506                         30,000      64,724           -        -            -             -          -          -       64,724
Deemed dividends
 recognized for Series
 E, 2nd Tranche                   -           -           -        -       26,250       (26,250)         -          -            -
Issuance of stock for
 consulting services              -           -       1,274        2        1,998             -          -          -        2,000
Conversion from Series
 E to Common                (10,000)    (21,575)     20,000       20       21,555             -          -          -            -
Issuance of Preferred
 stock Series E, Rule
 506                         60,000     129,448           -        -            -             -          -          -      129,448
Deemed dividends
 recognized for Series
 E, 3rd Tranche                   -           -           -        -       22,500       (22,500)         -          -            -
Issuance of Preferred
 stock Series E, Rule
 506                         40,000      86,298           -        -            -             -          -          -       86,298

                       CHINA PREMIUM FOOD CORPORATION
                     STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000


                                                                                                           Accumulated
                                                                                                              Other
                             Preferred Stock         Common Stock                                            Compre-
                          ---------------------  -------------------   Additional  Accumulated     Stock     hensive
                           Shares      Amount      Shares    Amount     Capital      Deficit    Subscribed     Loss       Total
-----------------------------------------------------------------------------------------------------------------------------------

Issuance of Preferred
 stock Series E, Rule
 506                        100,000     215,746           -        -            -             -          -          -      215,746
Issuance of stock for
 consulting services              -           -       1,163        1        1,999             -          -          -        2,000
Conversion from C to
 Common                      (6,961)    (20,883)     30,000       30       20,853             -          -          -            -
Conversion from Series
 E to Common               (180,000)   (388,340)    360,000      360      387,980             -          -          -            -
Conversion from Series
 E to Common                (40,000)    (86,294)     80,000       80       86,214             -          -          -            -
Issuance of stock for
 exercise of S-8 options          -           -     250,000      250      124,750             -          -          -      125,000
Issuance of stock for
 exercise of S-8 options          -           -     250,000      250      124,750             -          -          -      125,000
Issuance of stock for
 exercise of S-8 options          -           -     266,000      266      187,234             -          -          -      187,500
Conversion from C to
 Common                      25,858     (77,574)    134,000      134       77,440             -          -          -            -
Issuance of stock for
 consulting services              -           -       1,737        2        1,998             -          -          -        2,000
Accrued dividends for
 Series B                         -           -           -        -            -      (113,400)         -          -     (113,400)
Accrued dividends for
 Series C                         -           -           -        -            -       (13,775)         -          -      (13,775)
Accrued dividends for
 Series D                         -           -           -        -            -       (37,361)         -          -      (37,361)
Accrued dividends for
 Series E                         -           -           -        -            -        (4,837)         -          -       (4,837)
Compensation related to
 issuance of stock
 options and warrants             -           -           -        -      467,300             -          -          -      467,300
Net loss                          -           -           -        -            -    (4,017,334)         -          -   (4,017,334)
Translation adjustment            -           -           -        -            -             -          -        (86)         (86)
                          ---------------------------------------------------------------------------------------------------------

Balance, December 31,
 1999                     1,855,154   2,067,713  10,278,129   10,278   11,256,952   (12,360,537)         -   (134,349)     840,057

Stock issued for
 options exercised                -           -     100,000      100       74,900             -          -          -       75,000
Issuance of common stock          -           -     125,000      125       93,625             -          -          -       93,750
Issuance of Preferred
 stock Series D, Rule
 506                         50,000     490,000           -        -            -             -          -          -      490,000
Deemed dividend for
 warrants and conversion
 feature - Series D               -           -           -        -      500,000      (500,000)         -          -            -

                       CHINA PREMIUM FOOD CORPORATION
                     STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000


                                                                                                           Accumulated
                                                                                                              Other
                             Preferred Stock         Common Stock                                            Compre-
                          ---------------------  -------------------   Additional  Accumulated     Stock     hensive
                           Shares      Amount      Shares    Amount     Capital      Deficit    Subscribed     Loss       Total
-----------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock
 - finder fee                     -           -      50,000       50       37,450             -          -          -       37,500
Issuance of common stock
 - consulting service             -           -     131,314      131       98,355             -          -          -       98,486
Issuance of common stock
 for consulting services          -           -       6,374        7        5,993             -          -          -        6,000
Issuance of Series F
 Preferred stock            150,000   1,393,653           -        -       86,347             -          -          -    1,480,000
Conversion of Series C
 Preferred stock            (14,904)    (44,713)     66,785       67       61,521             -          -          -       16,875
Issuance of common stock
 for consulting services          -           -      10,260       10        7,990             -          -          -        8,000
Conversion of Series D
 Preferred stock            (10,000)    (96,161)    184,638      185      107,071             -          -          -       10,095
Conversion of Series A
 Preferred stock           (500,000)       (500)    500,000      500            -             -          -          -            -
Conversion of Series B
 Preferred stock         (1,017,441) (1,017,441)  1,017,441    1,017    1,291,986             -          -          -      275,562
Conversion of Series D
 Preferred stock            (10,000)    (96,161)    219,566      220      106,036             -          -          -       10,095
Issuance of Series G
 Preferred stock             75,000     662,453           -        -       12,547             -          -          -      675,000
Issuance of common stock          -           -     225,735      226      169,077             -          -          -      169,303
Deemed dividends -
 Preferred Series F               -           -           -        -      400,505      (400,505)         -          -            -
Deemed dividends -
 Preferred Series G               -           -           -        -      144,854      (144,854)         -          -            -
Issuance of common
 stock to an employee             -           -      18,199       18       14,982             -          -          -       15,000
Issuance of common stock
 for consulting service           -           -       6,439        6        5,994             -          -          -        6,000
Issuance of Preferred
 Stock Series G              25,000     226,500           -        -            -             -          -          -      226,500
Issuance of Preferred
 Stock Series F              24,999     222,649           -        -        2,341             -          -          -      224,990
Issuance of common stock
 for consulting services          -           -       5,415        5        3,995             -          -          -        4,000
Issuance of common stock
 for consulting services
 (Corporate Image Bureau)         -           -      15,000       15       14,985             -          -          -       15,000

                       CHINA PREMIUM FOOD CORPORATION
                     STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000


                                                                                                           Accumulated
                                                                                                              Other
                             Preferred Stock         Common Stock                                            Compre-
                          ---------------------  -------------------   Additional  Accumulated     Stock     hensive
                           Shares      Amount      Shares    Amount     Capital      Deficit    Subscribed     Loss       Total
-----------------------------------------------------------------------------------------------------------------------------------

Conversion of Series B
 Preferred stock          (135,119)   (135,119)     135,119      135      183,903             -          -          -       48,919
Accrued dividends for
 Series B                        -           -            -        -            -       (44,723)         -          -      (44,723)
Accrued dividends for
 Series C                        -           -            -        -            -          (883)         -          -         (883)
Accrued dividends for
 Series D                        -           -            -        -            -       (64,993)         -          -      (64,993)
Accrued dividends for
 Series G                        -           -            -        -            -       (35,250)         -          -      (35,250)
Compensation granted for
 options granted during
 2000                            -           -            -        -       29,496             -          -          -       29,496
Deemed dividend for
 conversion feature -
 Series G                        -           -            -        -       98,509       (98,509)         -          -            -
Deemed dividend for
 warrants and conversion
 feature - Series F              -           -            -        -       62,340       (62,340)         -          -            -
Net loss                         -           -            -        -            -    (4,403,034)         -          -   (4,403,034)
Translation adjustment           -           -            -        -            -             -          -        121          121
                           --------------------------------------------------------------------------------------------------------

Balance, December 31,
 2000                      492,689  $3,672,873  $13,095,414  $13,095  $14,870,754  $(18,249,856)  $      -  $       -   $  306,866
                           =======================================================================================================

               See accompanying summary of accounting policies
                     and notes to financial statements.

                       CHINA PREMIUM FOOD CORPORATION
                          STATEMENTS OF CASH FLOWS
              Increase (Decrease) in Cash and Cash Equivalents


                                                           Years ended December 31,
                                                        -----------------------------
                                                            1999              2000
                                                        -----------------------------

Cash flows from operating activities:
  Net loss                                              $(4,017,334)      $(4,537,262)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation and amortization                           175,261           232,257
    Issuance of common stock for penalty expense              6,000           131,250
    Compensation for stock option                           515,863            44,496
    Stock issuance in exchange for services                  10,000           137,486
    Investment loss in GFP                                1,034,606                 -
    Investment loss in Meilijian                            344,487           533,595
    Loss on disposal of investment in Meilijian                   -           122,585
    Changes in operating assets and liabilities:
      Restricted cash                                             -          (161,000)
      Accounts receivable                                         -           (30,061)
      Other receivable                                            -           (28,689)
      Advance to vendors                                          -           (13,703)
      Inventories                                                 -          (192,574)
      Prepaid expenses                                       19,336            (7,957)
      Accrued liabilities                                       681           504,824
                                                        -----------------------------
Net cash used in operating activities                    (1,911,100)       (3,264,753)
                                                        -----------------------------

Cash flows from investing activities
  Proceeds from disposal of investment in Meilijian               -           179,000
  Purchase of equipment and machinery                       (67,666)          (68,148)
  Advances to GFP (Note 6)                                 (870,589)                -
  Advance to Meilijian (Note 6)                              (8,330)                -
                                                        -----------------------------
Net cash provided by (used in) investing activities:       (946,585)          110,852
                                                        -----------------------------

Cash flows from financing activities:
  Borrowing from bank loan                                        -           142,557
  Repayment of note payable                                (145,604)         (311,048)
  Proceeds of issuing Series D preferred stock              710,000           490,000
  Proceeds of issuing Series E preferred stock              711,962                 -
  Proceeds of issuing Series F preferred stock                    -         1,704,990
  Proceeds of issuing Series G preferred stock                    -           901,500
  Proceeds from issuance of common stock                    537,200           169,303
  Proceeds from stock subscription                          235,000                 -
  Proceeds from warrants and options exercised              520,834            75,000
                                                        -----------------------------
Net cash provided by financing activities                 2,569,392         3,172,302
                                                        -----------------------------

Net increase (decrease) in cash and cash equivalents       (288,293)           18,401

Effect of changes in exchange rate on cash                      (86)              121

Cash and cash equivalents, beginning of year                305,233            16,854
                                                        -----------------------------

Cash and cash equivalents, end of year                  $    16,854       $    35,376
                                                        =============================

Cash paid during the year:
  Interest                                              $    21,646       $     6,503
                                                        =============================

Cash flow information:
  During 1999 and 2000, the Company entered into several noncash financing and investing transactions which are disclosed in various footnotes to this financial statement.

                       CHINA PREMIUM FOOD CORPORATION

                       SUMMARY OF ACCOUNTING POLICIES

Organization and Businesses

China Premium Food Corporation (the Company) was incorporated under the laws of the State of Delaware on April 26, 1996.

The Company invested in two joint ventures in China. The Company obtained a 70% equity interest in Green Food Peregrine Children Food Co., Ltd. (GFP) by investing $3.5 million and 52% equity interest in Hangzhou Meilijian Dairy Products Co., Ltd. (Meilijian) which was purchased from American Flavor China, Inc. in 1998 in exchange for consideration of approximately $2,000,000, including shares of the Company's common stock valued at $1,531,685. As a result of this acquisition transaction, the Company recognized goodwill of $319,741, which will be amortized over a period of five years on a straight-line basis.

In late 1999, GFP substantially stopped its operation and the Company decided to terminate this joint venture. Consequently, the Company wrote off the entire balance of investment in and advance to GFP at December 31, 1999.

On November 12, 2000, the Company signed an agreement with the Chinese partner in Meilijian pursuant to which the Company's 52% interest in Meilijian was sold to the China partner for cash consideration of $895,000. Of $895,000, $716,000 was received by the Company subsequent to December 31, 2000 and the remaining $179,000 was wired to the Company's subsidiary in Shanghai in November 2000.

In December 1999, the Company obtained Chinese government approval for the registration of China Premium Food Corp (Shanghai) Co. Ltd., a wholly owned subsidiary, in the Wai Gao Qiao "free trade zone" in Shanghai, China. This subsidiary (CPFC Shanghai) was formed to import, export and distribute food products and market and distribute branded dairy products and snack foods on a wholesale level in China. There were no operating activities in 1999 for CPFC Shanghai. Also in December 1999, the Company formed Bravo! Foods in Delaware, a wholly owned subsidiary, to market and distribute branded dairy products in the United States. There were no operating activities in 1999 for Bravo! Both of these subsidiaries market and distribute branded milk products through supply contracts or production agreements with regional dairy processors in the US and China in 2000.

                       CHINA PREMIUM FOOD CORPORATION

                       SUMMARY OF ACCOUNTING POLICIES

Organization and Businesses (Continued)

Prior to their disposal, the Company accounted for its investment in GFP and Meilijian using the equity method of accounting. By which the Company recognized its proportionate share of the net results of operations of the investors. Bravo! Foods and China Premium Foods (Shanghai) Co. LTD have been consolidated since inception. All the intercompany transactions have been eliminated.

As shown in the accompanying financial statements, the Company has suffered operating losses and negative cash flow from operations since inception and has an accumulated deficit of $18,249,856 and negative working capital at December 31, 2000. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. Management plans to improve gross profit margins in its China operation and obtain additional financing. Bravo! Food and CPFC Shanghai together generated about $210,000 in 2000 and are expecting to generate more revenue in 2001. While there is no assurance that funding will be available or that the Company will be able to improve its margins, the Company is continuing to actively seek equity and/or debt financing. No assurances can be given that the Company will be successful in carrying out its plans. See Subsequent Events for fund raising details at Note 11.

Revenue Recognition and SAB 101

The Company recognizes revenue upon shipment of products. The licensing fee revenue is recognized when licensed products are sold by licensees.

In December 1999, the SEC staff released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101). SAB 101 provides interpretive guidance on the recognition, presentation and disclosure of revenue in the financial statements. SAB 101 must be applied to the financial statements no later than the quarter ending September 30, 2000. The adoption of SAB 101 did not have a material affect on the Company's financial results.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventory

Inventory, which consists primarily of packing materials and other ingredients, is stated at the lower of cost or market on the first-in, first-out method.

Furniture and Fixtures

Furniture and fixtures are stated at cost. Depreciation is computed primarily utilizing the straight-line method over a period of five years.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Additions and betterment to property and equipment are capitalized. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts and any resulting gain or loss is included in the statement of income.

                       CHINA PREMIUM FOOD CORPORATION

                       SUMMARY OF ACCOUNTING POLICIES

Goodwill

Goodwill represents the excess of acquisition cost over the net assets acquired in business combinations in 1998. Goodwill is amortized on a straight line basis over five years. The remaining unamortized balance of goodwill was written off in 2000 when the Company sold its equity interest in Meilijian in November 2000.

Accounting for the Investments of Long-Lived Assets and of the Long-Lived Assets to be Disposed Of

Periodically, the Company reviews the recoverability of goodwill as required by SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The measurement of possible impairment is based primarily on the undiscounted future operating cash flows without interest charges of the acquired entity over the remaining amortization period. The assessed recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved. Amortization expense of $58,619 and $58,619 was recognized for the years ended December 31, 1999 and 2000, respectively.

Foreign Currency Transactions and Translations

Transaction gains and losses result from a change in exchange rates between the functional currency and the currency in which a foreign currency transaction is denominated. They represent an increase or decrease in (a) the actual functional current cash flows realized upon settlement of foreign currency transactions and (b) the expected functional currency cash flows on unsettled foreign currency transactions. All transaction gains and losses are included in other income or expense.

Assets and liabilities of China Premium Food Corp (Shanghai) Co., Ltd. are translated into the US dollar at the prevailing exchange rate in effect at each period end. Revenue and expenses are translated into the US dollar at the average exchange rate during the reporting period. Contributed capital is translated into the US dollar at the historical exchange rate when capital was injected. Any difference resulting from using the current rate, historical rate and average rate in determination of retained earnings is accounted for as a translation adjustment and reported as part of comprehensive income or loss in the equity section.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Among the more significant estimates included in these financial statements are the estimated allowance for doubtful accounts receivable and the deferred income tax asset allowance. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amount of cash, receivables, accrued liabilities and notes payable are reasonable estimates of their fair value because of the short maturity of these items. The carrying amounts of the Company's notes payable approximate fair value because the interest rates on these instruments are similar to the debt with the same maturity.

                       CHINA PREMIUM FOOD CORPORATION

                       SUMMARY OF ACCOUNTING POLICIES

Income Taxes

The Company accounts for income taxes using the liability method, which requires an entity to recognize deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expenses or benefits in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

Earnings (Loss) Per Share

Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). The statement replaces the calculation of primary and fully diluted earnings
(loss) per share with basic and diluted earnings (loss) per share. Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings (loss) per share.

For the years ended December 31, 1999 and 2000, total stock options and stock warrants of 4,263,533 and 10,787,417 and the outstanding preferred shares were not included in the computation of diluted earnings per share because their effect was antidilutive.

Stock-based Compensation

The Company has adopted Statement of Financial Accounting Standards
No. 123, "Accounting for Stock-based Compensation" (SFAS No. 123). The Company adopted the intrinsic value method of accounting for employee stock options and disclosed the pro forma effect on net income and earnings per share as if the fair value based method had been applied. For equity instruments, including stock options issued to non-employee, the fair value of the equity instruments or the fair value of the consideration received, whichever is more readily determinable, is used to determine the value of services or goods received and the corresponding charge to operations.

In March 2000, the FASB issued Interpretation No. 44 (FIN 44) Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25. FIN 44 clarifies the application of Opinion No. 25 for
(a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998, or January 12, 2000. The adoption of FIN 44 did not have a material effect on the Company's financial results.

                       CHINA PREMIUM FOOD CORPORATION

                       SUMMARY OF ACCOUNTING POLICIES

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," ("SFAS 130") issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income (loss) in the statements of operations. Comprehensive income (loss) is comprised of net income and all changes to stockholders' equity except those due to investments by owners and distributions to owners.

New Accounting Standards Not Yet Adopted

Statement of Financial Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133) requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 was originally to be effective for fiscal years beginning after June 15, 1999. SFAS No. 137 has deferred the effective date of SFAS 133 to all fiscal quarters of fiscal years beginning after June 15, 2000. Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to affect its financial statements.

Reclassifications

Certain reclassifications have been made to the prior year consolidated financial statements to conform to the 2000 presentation.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 1.  Investment in and Advance to GFP

Investment in and advance to GFP consists of:


                                                    December 31,
                                                --------------------
                                                    1999        2000
                                                --------------------

Investment in GFP                               $ 3,500,000     $  -
Advance to GFP                                    1,398,368        -
Equity interest in GFP's accumulated deficit     (4,898,368)       -
                                                --------------------
Investment in and advance to GFP                $         -     $  -
                                                ====================

From the inception of GFP, the Company recognized the corresponding GFP's comprehensive loss on its own book. The Company advanced to GFP approximately $527,779 in 1998 and approximately $870,529 in 1999, respectively. The Company picked up 70% of total loss in GFP in 1998, which was $972,062. The Company also wrote off the goodwill of $94,533, which resulted from the acquisition of 2.4% of equity interest in GFP in 1998. In late 1999, GFP substantially stopped its operation and the Company decided to terminate this joint venture. Accordingly, the Company wrote off the entire balance of investment in and advance to GFP as of December 31, 1999.

Note 2.  Investment in and Advance to Meilijian

Investment in and advance to Meilijian consists of:


                                                          December 31,
                                                      --------------------
                                                          1999        2000
                                                      --------------------

Investment in Meilijian                               $ 2,731,831     $  -
Advance to Meilijian                                      196,537        -
Equity interest in Meilijian's accumulated deficit
 and comprehensive loss                                (1,681,946)       -
                                                      --------------------
Investment in and advance to Meilijian                $ 1,246,422     $  -
                                                      ====================

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 2.  Investment in and Advance to Meilijian (Continued)

In November 2000, the Company sold its 52% equity interest in Meilijian to the Chinese partner for consideration of $895,000. The Company recognized the disposal loss as follows:


                                                          Year ended
                                                      December 31, 2000
                                                      -----------------

Total proceeds from Chinese partner                      $   895,000
Investment in and advance to Meilijian
Investment in Meilijian                                    2,731,831
Advance to Meilijian                                         196,537
Equity interest in Meilijian's accumulated deficit        (2,215,540)
                                                         -----------
Net                                                          712,828
Translation adjustment                                       134,228
Goodwill                                                     170,529
                                                         -----------
Total assets to be written off                             1,017,585
                                                         -----------
Loss recognized at November 30, 2000                        (122,585)
                                                         ===========

Of the $895,000 consideration, $179,000 was received before December 31, 2000.

Note 3 - Restricted Cash and Bank Loan in Shanghai

During 2000, the Company wired $161,000 to a Chinese commercial bank in Shanghai as collateral to borrow RMB loans from the bank. With the $160,000 of time deposit as collateral, the bank agreed to loan CPFC Shanghai the maximum RMB amount not to exceed 90% of the value of certificate of deposit. The bank loans bear interest at 6.435% per annum and mature on September 11, 2001 for RMB1,180,000 (equivalent of US$142,557) at December 31, 2000. The proceeds of RMB loans from the bank can be used only for working capital purpose.

Note 4 - Extension of Note Payable to International Paper

During the process of acquiring its 52% equity interest in Meilijian, the Company issued a promissory note to assume existing debt owed to a supplier, International Paper. The face value of that unsecured note was $282,637 at an interest rate of 10.5% per annum. The note originally required a monthly installment payment of $7,250 with 23 payments and a balloon payment of $159,862 due on July 15, 2000. During 2000, the Company negotiated an extension of this note to July 1, 2001. International Paper imposed a charge of $57,000 to renegotiate the note, which amount represents interest due through the extension date. The outstanding balance of this note was $202,743 at December 31, 2000. The Company is delinquent on payment at December 31, 2000.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 5 - Licensing Agreements with Warner Brothers Consumer Products Co.

On January 1, 1999, the Company entered into a license agreement (the Original Agreement) with Warner Brothers Consumer Products Co. (Warner) for the right to print cartoon characters, as defined in the Agreement, on its products in Shanghai and Hangzhou, PRC. The Company agreed to pay 3% royalty fee of net invoiced price of each licensed article with minimum guaranteed consideration of $300,000 of which $45,000 was paid at inception of the Agreement, and the balance to be paid by 10 installments of $21,250 each quarter starting on September 30, 1999 and a balloon payment of $42,500 on or before March 31, 2002. The Company recorded license rights of $300,000 and will amortize it over a period of three years.

The Original Agreement noted above only allowed the licensed material to be used on beverages. The Company desired to expand this licensing to allow the cartoon characters to be put onto cracker packages. In June 2000, the Company entered into a license agreement (the New Agreement) with Warner for the right to print cartoon characters on certain cracker packages as defined in the New Agreement. The Company agreed to pay 5% of the wholesale price of each licensed article with minimum guaranteed consideration of $50,000 paid at the inception of the Agreement. The Company recorded license rights of $50,000 and will amortize it over a period of 16 months.

On November 21, 2000, the Company entered into an amendment of the above Original Agreement with Warner. Per the amendment the term of the agreement was extended to June 30, 2003 with the guaranteed consideration being increased to $400,000. The amended agreement extended the territory that the Company can market the beverage containers to The People's Republic of China. From September 30, 1999 to September 30, 2000 the installment payment of $21,250 did not change. As of January 31, 2001, the installment payment increases to $33,750 until September 30, 2002. The last installment payment at December 31, 2002 is back to the original amount of $21,250. The Company recorded additional license rights of $100,000 and will amortize it with the remaining balance over a period of 25 months.

Notes Payable to Warner Brothers By Bravo!

On July 26, 2000, Bravo! entered into a licensing agreement with Warner and obtained rights to utilize Warner Brothers' Looney Tunes(tm) character images and names in the U.S. This licensing agreement gives the Company rights to such images and names in the U.S. for use in connection with specified categories of products sold by Bravo!

The Company recorded the gross amount of $500,000 as licensing agreement and an obligation to licensing agreement of $500,000 simultaneously. An amount of $250,000 was paid upon the signing of this agreement and the balance is due as follows: $100,000 on or before June 1, 2001, $100,000 on or before December 1, 2001, and $50,000 on or before June 1, 2002.

The licensing agreement is effective from January 1, 2000 through December 21, 2002. However, the Company signed the agreement on July 26, 2000 resulting in an effective period of 30 months. Accordingly, the Company will amortize the licensing agreement over a period of 30 months. The amortization for the year-end December 31, 2000 was $100,000.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 5 - Licensing Agreements with Warner Brothers Consumer Products Co. (Continued)

The outstanding notes payable to Warner Brothers were as follows:


                               December 31,
                          ----------------------
                            1999          2000
                          ----------------------

Note payable              $212,500     $ 500,750
Current portion            (85,000)     (335,000)
                          ----------------------
Long-term note payable    $127,500     $ 165,750
                          ======================

Note 6.  Related Party Transactions

The Company advanced $870,529 in 1999 to GFP and $8,330 to Meilijian in
1999.

Note 7.  Income Taxes

The Company is subject to Federal income taxes. As the Company experienced operating losses for the years of 1999 and 2000, no income tax provision was provided.

The Company has gross deferred tax assets of approximately $2,383,000 and $3,620,000 at December 31, 1999 and 2000, respectively, relating principally to tax effects of net operating loss carryforwards. In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that the assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable loss and projections for future taxable income over the periods in which the deferred tax items are recognizable for tax reporting purposes, it is more likely than not the Company will not realize the benefits of these differences at December 31, 1999 and 2000. As such, management has recorded a valuation allowance for the full amount of deferred tax assets at December 31, 1999 and 2000.

At December 31, 2000, the Company has available net operating losses of approximately $10,648,000 for federal income tax purpose, to offset future taxable income, if any, and expire at various dates through the year 2015 for federal income tax. However, the utilization of net operating losses may be subject to certain limitations as prescribed by Section 382 of the Internal Revenue Code.

Note 8.  Lease Commitments

The Company leases office space at its corporate office in Florida under operating leases expiring in April 2004.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 8.  Lease Commitments (Continued)

Future minimum rental payments required under operating leases as of December 31, 2000 are as follows:


Years ending December 31,       Amount
-------------------------       ------

          2001                 $ 67,633
          2002                   71,015
          2003                   74,566
          2004                   26,098
                               --------
                               $239,312
                               ========

Rental expense for the years ended December 31, 1999 and 2000 was approximately $42,000 and $64,000, respectively.

Note 9.  Shareholders' Equity

1999

An institutional holder of Preferred Stock Series C converted 27,938 shares into 93,959 shares of common stock from January 4, 1999 through to February 23, 1999.

In January 1999 the Company collected net proceeds of $135,000, net of issuance expenses of $15,000 and issued 50,000 shares of Preferred stock Series C.

An institutional holder of Preferred Stock Series C converted a total of 50,000 shares of Preferred Stock Series C into 150,000 shares of common stock on February 18, 1999 and February 19, 1999, respectively, (25,000 shares per each conversion).

In March 1999 the Company collected proceeds of $30,000 which represented 30,000 warrants exercised at a price of $1.00 per share and issued 30,000 shares of common stock. These warrants were issued in November 1998, as part of the Company's Rule 504 offering of its Series C Convertible Preferred Stock.

From January 1 to March 31, 1999 the Company conducted a private sale of its common stock and received total proceeds of $415,000 through issuing 415,000 share of common stock. Among $415,000 received, $105,000 were paid back to investors per their request for cancellation in April, 1999. Accordingly, 105,000 shares of common stock were cancelled.

In March 1999, the Company conducted a Rule 506, Regulation D offering to issue 100,000 shares of its Series D Convertible Preferred Stock, with possible total gross proceeds of $1,000,000. The Company also issued 3,500 shares of the Series D Preferred Stock at a price of $10.00 per share to pay a finder's fee to a financial institution. On March 9, 1999, the Company issued 50,000 shares of the Series D Preferred Stock. The net proceeds of these 50,000 shares of Preferred Stock Series D was $470,000, net of $15,000 placement fee and $15,000 of legal expense. In line with the conversion feature embedded in Series D Preferred Stock, the Company recognized a total of $$535,000 of deemed dividends.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 9. Shareholders' Equity (Continued)

In April 1999, the Company issued 25,000 shares of Preferred Stock Series D at $10 per share. The net proceeds of this issuance were $240,000, net of $7,500 of placement fee and $2,500 legal expense. The Company also issued 1,750 shares of Series D Preferred Stock in exchange for a finder's fee at $10 per share. In line with the conversion feature embedded in Series D Preferred Stock, the Company recognized $106,485 of deemed dividends for the second tranche of 26,750 shares of Series D in the second quarter.

During April, the Company issued 53,334 shares of common stock at $1 per share as the result of the exercise of 53,334 warrants.

During May and June, the Company conducted a private sale of its common stock and received total proceeds of $262,200 and issued 262,200 shares of common stock.

During June 1999, the Company issued 1,999 shares of its common stock at a market price of approximately $1 per share in exchange of $2,000 consulting fee and 4,084 shares of common stock at a market price of approximate $1.47 per share in exchange for $6,000 of consulting fee with the same consulting service provider.

During June 1999, the Company signed stock option agreements with five non-employees, who had provided bookkeeping, research and organization services to the Company, for a total of 55,000 restrictive shares of common stock. These option agreements contain an exercise price of $1 per share and expire in five years. Accordingly, the Company recognized consulting expense of $48,563.

During July 1999, an institutional holder of Preferred Stock Series C converted 7,672 shares into 20,000 shares of common stock.

During July, August and September 1999, the Company conducted a private sale of its convertible Preferred Stock Series E and issued 330,000 shares in five tranches to investors at $2.50 per share. The net proceeds of this issuance were $711,962 net of $113,038 of finder's fee, legal and printing expenses. In line with the conversion feature embedded in Series E Preferred Stock, the Company recognized $111,302 of deemed dividends.

The Series E Preferred Stock has the following features: The holders of Series E Convertible Preferred stock shall be entitled to convert such stock into the Company's common stock at any time subsequent to the issuance of such stock, subject to a one year "lockup" agreement entered into by the holders of such stock. The number of shares of common stock issuable upon conversion of each share of Series E Preferred Stock shall equal (I) the sum of (A) the Stated Value per share and (B) at the holder's election accrued and unpaid dividends on such share, divided by (ii) the conversion price. The conversion price shall be equal to the greater of:
(I) $1.25 per share of common stock or (ii) 80% of the average of the closing bid prices for the 5 trading days immediately preceding the conversion of the respective shares of Series E Preferred Stock, but in no event shall the conversion price be greater than $2.50 per share of common stock.

During July 1999, four accredited and sophisticated holders of Preferred Stock Series E converted 60,000 shares into 104,896 shares of common stock.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 9. Shareholders' Equity (Continued)

During August 1999, the Company issued 1,082 shares of common stock at a market price of $1.85 per share in exchange for $2,000 of consulting fees and 1,274 shares of common stock at a market price of approximately $1.57 in exchange for a further $2,000 of consulting fees with the same service provider.

Four accredited and sophisticated investors converted a total of 50,000 shares of Preferred Stock Series E into 89,444 shares of common stock on August 3, 1999 (40,000 shares), and August 23, 1999 (10,000 shares), respectively.

During August the Company conducted a private sale of its common stock and received total proceeds of $65,000 and issued 65,000 shares of common stock.

During September 1999, the Company issued 1,163 shares of common stock, at a market price of $1.72 per share, in exchange for $2,000 of consulting fee to a service provider.

During October 1999, sixteen investors holding Convertible Preferred Stock Series E, converted a total of 220,000 shares of Preferred Stock Series E into 440,000 shares of common stock.

An institutional holder of Preferred Stock Series C converted a total of 6,961 shares of Preferred Stock Series C into 30,000 shares of common stock on October 20, 1999.

Sixteen shareholder of Preferred Stock Series E converted a total 220,000 shares of Preferred Stock Series E into 440,000 shares of common stock on October 29, 1999 (180,000 shares ) and on November 24, 1999 (40,000 shares).

During October 1999, the Company signed stock option agreements with three non-employees who provided advisory and consulting services to the Company in 1999, for a total of 1,016,000 restrictive shares of common stock.
These option agreements contain an exercise price of $0.50 per share for 516,000 options and an exercise price of $0.75 per share for 500,000 options. Accordingly, the Company has recognized a non-employee compensation cost of $467,300. 250,000 options were exercised at $0.50 per option on November 11, 1999, a further 250,000 were exercised on November 18, 1999 at $0.50 per option and 266,000 were exercised on November 23, 1999 at $0.75 per option of which 16,000 shares were in exchange for $12,000 of legal fee.

On November 26, 1999 an institutional holder of Preferred Stock Series C converted a total of 25,858 shares of Preferred Stock Series C into 134,000 shares of common stock.

During November 1999, the Company issued 1,713 shares of common stock, at a market price of $1.15 per share, in exchange for $2,000 of consulting fee to a service provider.

2000

On January 27, 2000, the Company issued 100,000 shares of common stock pursuant to the exercise of options.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 9. Shareholders' Equity (Continued)

On February 1, 2000, the Company amended its Rule 506 offering with respect to the Series D Preferred Stock originally offered on March 9, 1999 and April 23, 1999, respectively. Pursuant to this amended offering, the Company issued an additional 50,000 shares of the Series D Preferred Stock and amended the total number of warrants to be issued by the issuance of additional warrants for 1,300,000 shares of common stock to the existing sophisticated and accredited holders of its Series D Preferred Stock. The Series D Preferred and accompanying warrants were priced at $10.00 per unit and resulted in proceeds of $490,000 in cash, net of $10,000 of legal and issuance expenses. The warrants were issued to the investors with an exercise price of $0.625 per share and an expiration date of January 31, 2003. The Company recognized $500,000 of deemed dividends for warrants and the conversion features.

In connection with this sale, the Company issued 125,000 shares of its common stock to these holders to compensate them for the delay in registering the resale of the common stock underlying the Series D Preferred and the warrants, and 50,000 shares of common stock to a finder. These shares of common stock are valued at $0.75 per share, the market value on February 1, 2000.

On April 6, 2000, the Company issued 6,374 shares of its common stock at $0.94 per share (market value) to The Omega Company for consulting service provided. The Company did not receive cash for these shares.

On April 6, 2000, the Company issued 150,000 of its Series F convertible preferred stock and warrants to three sophisticated and accredited investors and one finder. In addition, the Company agreed to issue 75,000 shares of common stock upon the exercise of the warrants by the respective holders. The Series F convertible preferred stock and the warrants were priced at $10.00 per unit and resulted in proceeds of $1,480,000, net of $20,000 of legal and issuance expenses. Each share of Series F convertible preferred stock (1) has a stated value of $10.00 per share; (2) does not have dividend rights beyond those of the Company's common stock; (3) has no voting rights; (4) has a conversion feature equal to $0.50 per share, subject to a maximum conversion into no greater than 9.99% of the Company's issued and outstanding common stock at conversion and (5) is redeemable at the option of the holder in the event of defined events of default at 125% of the stated value. (The redemption rights on certain defined events which are outside the control of the Company were permanently waived.) Warrants for 3,000,000 shares of common stock were issued to the investors with an exercise price of $1.00 per share and an expiration date of April 5, 2003. Warrants for 1,600,000 shares of common stock were issued to a finder with an exercise price of $0.84 per share and have an expiration date of April 5, 2000. The Company recognized $400,505 of deemed dividends relating to the conversion feature.

On April 25, 2000, the Company issued 66,785 shares of its common stock upon the conversion of 14,904 shares of Series C convertible preferred stock including accrued dividends of $16,875.

On May 11, 2000, the Company issued 10,260 shares of its common stock at $0.78 per share (market price) to a related party consultant, The Omega Company, for consulting service provided. The Company did not receive cash for these shares.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 9. Shareholders' Equity (Continued)

On May 22, 2000, the Company issued 184,638 shares of its common stock to two holders of Series D convertible preferred stock pursuant to their conversion of 10,000 shares of the preferred including accrued dividends of $10,095. The Company did not receive cash for these shares.

On May 23, 2000, the Company issued 1,517,441 shares of its common stock to one holder, pursuant to the conversion of 500,000 shares of Series A convertible preferred stock and 1,017,441 shares of Series B convertible preferred stock including accrued dividends of $275,562. The Company did not receive cash for these shares.

On May 25, 2000, the Company issued 131,314 shares of common stock at $0.75 per share in exchange for services provided.

On June 8, 2000, the Company issued 219,566 shares of its common stock to two holders of Series D convertible preferred stock pursuant to the conversion of 10,000 shares of the preferred including accrued dividends of $10,095. The Company did not receive cash for these shares.

On June 19, 2000, the Company issued 75,000 shares of its Series G convertible preferred stock and warrants for 344,330 shares at $0.9625 per share to three sophisticated and accredited investors and two finders. The Series G convertible preferred stock was priced at $10.00 per unit and resulted in proceeds of $675,000 in cash, net of $60,000 in finder's fees and $15,000 of legal and issuance expenses. Each share of Series G convertible preferred stock (1) has a stated value of $10.00 per share; (2) accrues dividends at 8% simple interest per annum, payable in cash or, at the option of the holder, added to the stated value of the preferred for conversion computation purposes; (3) has no voting rights; (4) has a conversion feature equal to the lesser of $0.85 per share or 80% of the average of the three lowest closing bid prices in a lookback period of the 22 days immediately preceding the conversion of the preferred, subject to a maximum conversion into no greater than 9.99% of the Company's issued and outstanding common stock at conversion; (5) is redeemable at the option of the Company at 135% of the stated value, plus accrued dividends. (The redemption rights on certain defined events which are outside the control of the Company were permanently waived.); and (6) has a mandatory conversion feature exercisable by the Company 3 years from issue at the stated conversion prices, subject to a minimum daily trading volume of 250,000 shares during a lookback period and closing bid prices not less that 300% of the lower conversion prices. The Company has a "put" for up to an additional 75,000 shares of the Series G convertible preferred, contingent upon the occurrence of certain defined events. Each put share has the above described features, except a conversion feature equal to 75% of the average of the three lowest closing bid prices in a lookback period of the 10 days immediately preceding the conversion of the preferred or 80% of the average of the three lowest closing bid prices in a lookback period of the 22 days immediately preceding the conversion of the preferred, at the option of the investors. The Company recognized $144,854 of deemed dividends relating to the conversion feature. The Series G warrants for 334,330 shares of common stock have an exercise price of $0.9625 per share and an expiration date of June 18, 2003.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 9. Shareholders' Equity (Continued)

On June 29, 2000, the Company issued 225,735 shares of its common stock at $0.75 per share to thirteen former holders of its Series E convertible preferred stock. This common stock was issued pursuant to the exercise of certain participation rights in favor of these holders at a price determined by the market value of the common stock on the day of exercise. The Company received $169,303.50 in cash from the issuance of this common stock.

On August 3, 2000, the Company issued 18,199 shares of its common stock at $0.82 per share (market price) to an employee.

On August 15, 2000, the Company issued 6,439 shares at $0.93 per share (market price) of its common stock to a related party for consulting service provided. The Company did not receive cash for these shares.

On October 2, 2000, the Company issued 25,000 shares of its amended Series G convertible preferred stock to two sophisticated and accredited investors and warrants to a finder for 114,777 shares of common stock. This issuance was pursuant to an agreed upon partial exercise of the put granted to the Company by the Series G investors. The amended Series G convertible preferred stock was priced at $10.00 per unit and resulted in proceeds of $226,500 in cash, net of $20,000 in finder's fees and $3,500 in escrow fees. Each share of the amended Series G convertible preferred stock has the same features as the original Series G issue, except a conversion feature for the partial put exercise equal to the lesser of $0.60 per share or 75% of the average of the three lowest closing bid prices of the 22 days immediately preceding the conversion of the preferred. The remaining 50,000 shares of the amended Series G convertible preferred subject to put rights have a conversion feature equal to 75% of the average of the three lowest closing bid prices in a lookback period of the 10 days immediately preceding the conversion of the preferred or 75% of the average of the three lowest closing bid prices in a lookback period of the 22 days immediately preceding the conversion of the preferred, at the option of the
investors.   The warrants for 114,777 shares of common stock have an
exercise price of $0.9625 per share and an expiration date of October 1, 2003. The Company recognized $98,509 of deemed dividends relating to the conversion feature.

On October 13, 2000, the Company issued 24,999 shares of its amended Series F convertible preferred stock and warrants for 114,777 shares of common stock to three sophisticated and accredited investors. The amended Series F convertible preferred stock and warrants were priced at $10.00 per unit and resulted in proceeds of $224,990 in cash, net of $20,000 in finder's fees and $5,000 in legal fees. Each share of the amended Series F convertible preferred stock has the same features as the original Series F issue, except a conversion feature equal to the lesser of $0.60 per share or 75% of the average of the three lowest closing bid prices of the 22 days immediately preceding the conversion of the preferred. The warrants for 114,777 shares of common stock have an exercise price of $0.9625 per share and an expiration date of October 12, 2003. The Company recognized $62,340 of deemed dividends relating to the conversion feature.

On November 15, 2000, the Company issued 5,415 shares of its common stock at $0.74 per share (market value) to a related party for consulting services provided. The Company did not receive cash for these shares.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 9. Shareholders' Equity (Continued)

On December 1, 2000, the Company issued 15,000 shares of common stock valued at $1.00 per share, in exchange for services provided. The Company did not receive cash for these shares.

On December 13, 2000, the Company issued 135,119 shares of its common stock to one holder, pursuant to the conversion of 135,119 shares of Series B convertible preferred stock including accrued dividends of $48,919.

Note 10.  Stock Warrants and Options

1999

In 1997, the Company issued warrants for 975,000 shares of common stock, at an exercise price of $5.00 per share, as part of the units sold in the
Rule 504, Regulation D limited public offering. These warrants may be exercised at any time after May 31, 1998, and from time to time thereafter through and including March 31, 1999. The Company also changed the exercise price for the 975,000 warrants issued in 1997 from $5.00 to $1.00. 165,000 warrants were exercised at $1.00 per share in December 1998. The remaining 810,000 warrants expired on March 31, 1999.

During 1998 557,000 warrants for shares of common stock relating to a Rule 506 Regulation D offering were issued at an exercise price of $1.00 per share. These warrants had not been exercised as of December 31, 1999 and expire on June 30, 2003.

During 1998, 553,334 warrants relating to series C Preferred Stock were issued. 83,334 warrants for shares of common stock were exercised on March 12, 1999 (30,000) and May 19, 1999 (53,334) respectively at an exercise price $1.00 per share. The remaining 450,000 warrants expired on April 30, 1999.

During 1999 125,000 warrants relating to series D Preferred Stock were issued at an exercise price of $2.96 per share. These warrants expire during 2002, and had not been exercised as of December 31, 1999.

During 1999 231,000 warrants relating to series E Preferred Stock were issued. 33,000 of these warrants were issued at an exercise price of $2.75 per share, 165,000 were issued at an exercise price of $3.00 per share and 33,000 were issued at an exercise price of $5.00 per share. These options have expiration dates ranging from July 2001 through September 2004. None of these options had been exercised as of December 31, 1999.

During June 1999, the Company signed stock option agreements with five non-employees, who had provided bookkeeping, research and organization services to the Company, for a total of 55,000 shares of common stock. These option agreements contain an exercise price of $1 per share and expire in five years. None of these options had been exercised by December 31, 1999. Using the Black Scholes option pricing model the Company determined that the fair value of each option granted was approximately $0.88. Accordingly, pursuant to SFAS No. 123 the Company recognized non-employee compensation cost of $48,563.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 10.  Stock Warrants and Options (Continued)

During October 1999, the Company signed stock option agreements with three non-employees who are to provide advisory and consulting services to the Company, for a total of 1,016,000 restrictive shares of common stock.
These option agreements contain an exercise price of $0.50 per share for 516,000 options and an exercise price of $0.75 per share for 500,000 options. These option agreements expire on October 17, 2000. In November 1999, 766,000 options were exercised. During January 2000, another 100,000 options were exercised. Using the Black Scholes option pricing model the Company determined that the fair value of each option granted was approximately $0.46. Accordingly, pursuant to SFAS 123 the Company recognized a non-employee compensation cost of $467,300.

On December 1, 1999 the Company issued 100,000 options to three employees with an exercise price of $1.125 per share. According to APB No. 25, the Company did not recognize any stock compensation expense because the exercise price was higher than the market price.

2000

On June 1, 2000 the Company issued 50,000 options to an employee with an exercise price of $0.69 per share, which was below the market price. Accordingly, the Company recognized stock compensation of $21,750 at December 31, 2000.

On September 1, 2000 the Company issued 50,000 options to an employee with an exercise price at the market price. One third of the 50,000 options will be vested at the anniversary of the granting date. The Company did not recognize any stock compensation expense.

On September 1, 2000 the Company issued 50,000 options to consultant with an exercise price of $0.75, which was equal to the market price on the granting date. According to SFAS No. 123, the Company recognized $7,746 of stock compensation.

On November 29, 2000 the Company issued another 50,000 to the same consultant with an exercise price of $1.50 per share, which was higher than the market price. The Company determined that the options granted did not have present value using Black Scholes model and did not record any stock compensation.

The Company adopted APB No. 25 to account for the options granted to employees and SFAS No. 123 to account for the options granted non-employees. At December 31, 1999 and 2000, the Company recorded the total stock compensation expense of $515,863 and $29,496.

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 10.  Stock Warrants and Options (Continued)

The assumption used in the Black Scholes option pricing model in 1999 and 2000 were as follows:


                                          December 31,
                                   -------------------------
                                        1999           2000
                                   -------------------------

Discount rate - bond yield rate     5.85% - 6.00%       5.85%
Volatility                         17.28% - 37.2%      17.28%
Expected life                        3 - 5 years     3 years
Expected dividend yield                        -           -


Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amount indicated below:


                     Year ending December 31,
                   ---------------------------
                       1999            2000
                   ---------------------------

Net loss:
  As reported      $(4,975,511)    $(5,889,320)
  Pro forma        $(4,997,425)    $(5,902,603)

Loss per share:
  As reported      $     (0.67)    $     (0.49)
  Pro forma        $     (0.67)    $     (0.49)


                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 10.  Stock Warrants and Options (Continued)

These warrants and stock option agreements are summarized as follows:


                                                                       Warrants/
                                                          Grant         Options      Exercise     Vesting       Expiration
                                                          Date          Granted       Price       Period           Date
                                                        ------------------------------------------------------------------

Warrants issued in Rule 504 Regulation D offering        5/31/97        975,000       $1.00      12 months       3/31/99
Warrants exercised                                      12/15/98       (165,000)       1.00      None
Warrants expired                                         3/31/99       (810,000)       1.00

Warrants issued in Rule 506, Regulation D offering       6/02/98        557,000        1.00      None            6/30/03

Warrants issued with Series C Preferred Stock           11/19/98         83,334        1.00      None            5/31/99
Warrants exercised                                       3/12/99        (30,000)       1.00      None
Warrants exercised                                       5/19/99        (53,334)       1.00

Warrants issued with Series C Preferred Stock           12/29/98        450,000        1.00      None            4/30/99
Warrants expired                                         4/30/99       (450,000)       1.00

Warrants issued with Series D Preferred Stock            3/09/99        100,000        2.96      None            3/08/02
Warrants issued with Series D Preferred Stock            4/23/99         25,000        2.96      None            4/22/02
Warrants issued with Series E Preferred Stock            7/23/99         50,000        3.00      None            7/22/01
Warrants issued with Series E Preferred Stock            7/23/99         10,000        2.75      None            7/22/04
Warrants issued with Series E Preferred Stock            7/23/99         10,000        5.00      None            7/22/02
Warrants issued with Series E Preferred Stock            8/16/99         15,000        3.00      None            8/15/01
Warrants issued with Series E Preferred Stock            8/16/99          3,000        2.75      None            8/15/04
Warrants issued with Series E Preferred Stock            8/16/99          3,000        5.00      None            8/15/02
Warrants issued with Series E Preferred Stock            9/01/99         30,000        3.00      None            8/31/01
Warrants issued with Series E Preferred Stock            9/01/99          6,000        2.75      None            8/31/04
Warrants issued with Series E Preferred Stock            9/01/99          6,000        5.00      None            8/31/02
Warrants issued with Series E Preferred Stock            9/14/99         20,000        3.00      None            9/13/01
Warrants issued with Series E Preferred Stock            9/14/99          4,000        2.75      None            9/13/04
Warrants issued with Series E Preferred Stock            9/14/99          4,000        5.00      None            9/13/02
Warrants issued with Series E Preferred Stock            9/27/99         50,000        3.00      None            9/26/01
Warrants issued with Series E Preferred Stock            9/27/99         10,000        2.75      None            9/26/04
Warrants issued with Series E Preferred Stock            9/27/99         10,000        5.00      None            9/26/02
                                                                      ---------

Total outstanding warrants at December 31, 1999                         913,000
                                                                      ---------

Warrants issued with Series D Preferred Stock            2/01/00      1,300,000        0.63      None            1/31/03
Warrants issued with Series F Preferred Stock            4/06/00      3,000,000        1.00      None            4/05/03
Warrants issued with Series F Preferred Stock            4/06/00      1,600,000        0.84      None            4/05/03
Warrants issued with Series G Preferred Stock            6/19/00        344,330        0.96      None            6/18/03
Warrants issued with Series G Preferred Stock           10/02/00        114,777        0.96      None           10/01/03
Warrants issued with Series F Preferred Stock           10/13/00        114,777        0.96      None           10/12/00
                                                                      ---------

Total outstanding warrants                                            7,386,884
                                                                      =========

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 10.  Stock Warrants and Options (Continued)


                                                                       Warrants/
                                                          Grant         Options      Exercise     Vesting       Expiration
                                                          Date          Granted       Price       Period           Date
                                                        ------------------------------------------------------------------

Agreement One                                            4/29/97      1,005,533       $1.00      None            4/28/02
Agreement Two                                            4/30/97      2,000,000        1.00      None            4/29/02
Agreement Three                                          10/1/97         25,000        1.00      None            9/30/02
Agreement Four                                           10/1/97         15,000        1.00      None            9/30/02
Agreement Five                                           6/15/99         20,000        1.00      None            6/14/01
Agreement Six                                            6/15/99         20,000        1.00      None            6/14/01
Agreement Seven                                          6/15/99          5,000        1.00      None            6/14/01
Agreement Eight                                          6/15/99          5,000        1.00      None            6/14/01
Agreement Nine                                           6/15/99          5,000        1.00      None            6/14/01
Stock options pursuant to S-8 registration              10/06/99        500,000        0.50      None           10/17/00
Stock options pursuant to S-8 registration              10/06/99        516,000        0.75      None           10/17/00
Options exercised                                       11/16/99       (250,000)       0.50
Options exercised                                       11/18/99       (250,000)       0.50
Options exercised                                       11/23/99       (266,000)       0.75
Options pursuant to employment agreement                12/01/99         50,000        1.125     None           11/30/04
Options pursuant to employment agreement                12/01/99         50,000        1.125     None           11/30/04
                                                                      ---------

Total options outstanding at December 31, 1999                        3,450,533
                                                                      =========

Options exercised                                       01/27/00       (100,000)       0.75
Options pursuant to employment agreements               06/01/00         50,000        0.69      05/30/05       12/31/00
Options pursuant to employment agreements               09/01/00         50,000        0.75      1/3 at each    5 yrs. from
                                                                                                 annual         vesting
                                                                                                 anniversary
Options pursuant to consulting agreement                09/01/00         50,000        0.75      None           08/31/02
Options pursuant to consulting agreement                11/29/00         50,000        1.50      None           11/28/02
Options expired at October 17, 2000                                    (150,000)
                                                                      ---------

Total options outstanding at December 31, 2000                        3,400,533
                                                                      =========


A summary of the status of the Company's stock options and warrants as of December 31, 1999 and 2000 with changes during the years then ended are presented below:

                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 10.  Stock Warrants and Options (Continued)


                                                                                   Weighted
                                                                                   Average
                                                                                   Exercise
                                                                    Shares          Price
                                                                   ------------------------

Total warrants and options outstanding at December 31, 1998         4,945,867       $ 1.00
Warrants/options granted                                            1,527,000       $ 1.26
Warrants/options exercised                                           (849,334)      $(0.63)
Warrants/options expired                                           (1,260,000)      $(1.00)
                                                                   -----------------------

Total warrants and options outstanding at December 31, 1999         4,363,533       $ 1.16
                                                                   =======================

Warrants and options granted                                        6,673,884         0.88
Warrants and options exercised                                       (100,000)       (0.75)
Warrants and options expired                                         (150,000)       (0.75)
                                                                   -----------------------

Total warrants and options outstanding at December 31, 2000        10,787,417        (0.97)
                                                                   =======================



The following table summarizes information about stock options and warrants outstanding at December 31, 1999:


                           Warrants/Options Outstanding         Options Exercisable
                     --------------------------------------    -----------------------
                                     Weighted
                                      Average      Weighted                   Weighted
                                     Remaining     Average                    Average
                       Number       Contractual    Exercise      Number       Exercise
Exercise Price       Outstanding       Life         Price      Exercisable     Price
--------------------------------------------------------------------------------------

$0.00 to $0.75        1,450,000      2.24 yrs.      $0.64       1,400,000      $0.63
$0.76 to $1.00        8,831,417      2.55 yrs.      $0.93       8,831,417      $0.93
$1.01 to $2.00          150,000      3.25 yrs.      $1.25         150,000      $1.25
$2.01 to $3.00          323,000      1.18 yrs.      $2.96         323,000      $2.96
$5.00                    33,000      1.65 yrs.      $5.00          33,000      $5.00
                     ---------------------------------------------------------------

                     10,787,417                      0.97      10,737,417       0.97
                     ==========                     ================================


                       CHINA PREMIUM FOOD CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

Note 11.  Subsequent Events

On March 6, 2001, a sophisticated and accredited investor deposited $250,000 with the Company as consideration for 25,000 shares of Series H
convertible preferred stock to be issued.   The Series H convertible
preferred stock is priced at $10.00 per unit. The Series H convertible preferred stock has a stated value of $10.00 per share and a conversion feature of $0.50 per share The Series H convertible preferred stock will be issued pursuant to an exemption to registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. The gross proceeds of $250,000 are the first tranche of a total offering of Series H convertible preferred stock having aggregate gross proceeds of $1,100,000.

On January 2, 2001, the Company hired a new President and Chief Operating Officer and entered into an employment agreement with him pursuant to which the Company granted the individual 100,000 shares of its common stock and options to purchase an additional 400,000 shares of common stock at a per share price of $0.75.

                                  RESALE OF
                      12,250,000 SHARES OF COMMON STOCK


                   [LOGO] BRAVO! FOODS INTERNATIONAL CORP.
                  Providing Branded Premium Foods Worldwide


                                 PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                                        ,2001




        back page


Part II     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Other Expenses of Issuance and Distribution

      We will bear no expenses in connection with any sale or other distribution by the selling stockholders of the shares being registered other than the expenses of preparation and distribution of this registration statement and the prospectus included in this registration statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount To Be Paid


SEC registration fee                $ 3,336
Legal fees and expenses             $30,000
  Accounting fees and expenses      $20,000
  EDGAR Services                    $ 6,000
                                    -------
      Total                         $59,336


Item 25.  Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our certificate of incorporation and bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware Law.

      Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions referenced above or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


        Part II, Page 1


Item 26. Recent Sales of Unregistered Securities

Fiscal year 1997

      Prior to February 1997, we were known as Shakespeare Holding, Inc. and owned by Tamarind Management, Ltd., which held 472,000 shares of Shakespeare's common stock as the original founder. Shakespeare did no business and was not an operating entity. In February 1997, however, we underwent reorganization by increasing the members of our founding group to include two of the major participants in the China Peregrine Enterprises, Limited (CPEL), the corporate general partner of the CPEL limited partnership, and a financial consultant. As a result, the total founders increased from one entity to three individuals and two entities. In February 1997, we issued 788,000 shares of common stock and 500,000 shares of preferred stock at par value of $0.001 per share to the newly joined founders, pursuant to the exemption from Section 5 registration provided by
Section 4(2) of the Securities Act of 1933.

      On February 28, 1997, we issued 25,000 shares of common stock in exchange for 100% of equity interest in Manor Products Corp., pursuant to the safe harbor provisions of Regulation D, Rule 504. Manor was a Delaware company established on January 10, 1996 without any operating activities or substantial assets. In early 1996, Mr. Paul Downes, a principal of Tamarind Management, Ltd, bought 80% of the equity of Manor. Manor had 331 shareholders and 20,000,000 shares of common stock authorized. As of February 9, 1997, Manor had 4,090,448 shares outstanding. Pursuant to a merger agreement, each one thousand shares of Manor were exchanged for one share of our common stock, with fractional share rounded up to the nearest full share. The remaining shares of the 25,000 shares of common stock issued by us at that time were issued to Mr. Downes.

      On March 5, 1997, we issued 1,040,000 shares of common stock in exchange for the assets of China Peregrine Enterprises, Limited, pursuant to Section 4(2) of the Act. China Peregrine Enterprises is a Texas limited partnership, set up to manage its interest in China operation conducted by a Chinese joint venture known as Green Food Peregrine Children's Food Co.
Ltd.   By this transaction, we assumed all of the rights and obligations of
China Peregrine Enterprises in and to this Chinese joint venture. With the completion of the transaction, we became an operating entity.

      As a condition to our purchase of China Peregrine Enterprises' assets, we required that all obligations China Peregrine Enterprises not incurred under the joint venture contract to be removed from China Peregrine Enterprises' books. Accordingly, three of our shareholders agreed to assume such non joint venture debt, which consisted of a line of credit obligation existing at the First Tennessee Bank. On March 15, 1997, we issued 1,260,000 shares of Series B preferred stock, pursuant to Section 4(2) of the Act, at stated value of $1.00 per share to three shareholders in consideration of their assumption of the obligation to pay off approximately $1,260,000 of an outstanding line of credit owed by China Peregrine Enterprises to the Tennessee-based financial institution. The outstanding line of credit was incurred by China Peregrine Enterprises during 1995 and 1996 and paid off in 1997. Two of the three shareholders to whom the Series B shares were issued were part of the reorganized founders group, and the third was a limited partner in China Peregrine Enterprises.


        Part II, Page 2


      In the spring of 1997, the payment of the last installment to satisfy the capital contribution requirements of the Green Food Peregrine joint venture contract and articles of association for that joint venture company became due. Payment of this last installment was necessary to secure our continued involvement in the joint venture. By late March 1997, certain of our shareholders loaned sufficient funds to pay the capital contribution installment then due. On May 1,1997, we closed a Rule 504, Regulation D, limited public offering of 975,000 units, each unit consisting of one share of common stock and a warrant for one share of common stock, at $1.00 per unit to raise money to repay these loans, the proceeds of which had been utilized to pay the required capital contribution. The net proceeds of this offering amounted to $975,000. All of the proceeds of this limited public offering were earmarked for and utilized to repay the shareholders loans. This 504 offering was combined with the issuance of 25,000 shares us in the above discussed merger transaction with Manor Corp. for reporting and integration purposes. The share of common stock underlying the warrants were not part of this 504 offering, having an exercise date deferred for one year. This offering closed May 1, 1997.

      Subsequent to Rule 504, Regulation D offering, we conducted a separate private placement to issue 1,520,000 shares of its common stock at $1.00 per share, commencing May 2, 1997, to raise funds for general working capital. The total proceeds from this Section 4(2) private placement, which closed May 31, 1997, amounted to $1,520,000. All subscribers were required to execute subscription agreements and a questionnaire, which qualified them as accredited investors. These purchasers were existing shareholders, having participated in the 504 offering, or were associates of such 504 investors.

      During 1997, we incurred consulting, legal and accounting expenses relating to these fund raising activities, and other directors' fees and travel expenses. We issued a total of 469,000 shares of common stock at $1.00 per share for these expenses, pursuant to Section 4(2). Each recipient of these shares had worked closely with our management and had access to detailed corporate information.


Description                        Date          Shares            Identity
---------------------------------------------------------------------------

Assumption of                     03/15/97      200,000      Peregrine Enterprises, Inc.
CPEL's accrued legal fees

Issuance of stock for legal       03/30/97       15,000      Roy D. Toulan, Jr.
fees relating to fund raising

Issuance of stock for stock       04/15/97      100,000      Continental Capital Corp.
promotion service

Issuance of stock for             05/01/97       35,000      Robert Mazzei (10,000); promotion
services                                                     Settondown Capital Int'l (10,000);
                                                             John Bannon (10,000); Carol
                                                             Bowes (5,000)

Issuance of stock for             06/01/97       10,000      Manchester Asset Management, Ltd.
financial consultation
services


        Part II, Page 3


Issuance of stock for             07/01/97       24,000      Susan Lurvey (12,000); Dennison
consulting service                                           Chapman (12,000)

Issuance of stock for             10/01/97       15,000      Seymour Borislow (10,000)
accounting service                                           Jeffrey Factor (5,000)

Issuance of stock for             10/15/97       25,000      David Dreyer
consulting service

Issuance of stock                 11/01/97       25,000      Philip Pearce
for a directors' fee

Issuance of stock for            11/17/97        20,000      Tamarind Management Ltd.(15,000)
travel expense                                               Dale Reese (5,000)


      During 1997, we granted a total of four stock options to certain shareholders and non-employee directors for restricted shares pursuant to
Section 4(2) of the Act. These four stock option agreements are summarized as follows:


                                  Granting       Options      Exercise   Vesting    Expiration
                                    Date         Granted       Price     Period        Date
                                  ------------------------------------------------------------

Agreement One                      4/29/97      1,005,533      $1.00      None      4/28/2002
Agreement Two                      4/30/97      2,000,000      $1.00      None      4/29/2002
Agreement Three                    10/1/97         25,000      $1.00      None      9/30/2002
Agreement Four                     10/1/97         15,000      $1.00      None      9/30/2002
                                                ---------

Total options granted in 1997                   3,045,533            -none exercised
                                                =========


Fiscal year 1998

On January 15, 1998, we issued 50,000 shares of common stock at $1.00 per share to Settondown International, Ltd. in exchange for services by that capital service company, pursuant to Section 4(2) of the Act. Settondown has consulted with us and our reorganization founders from early 1997. Settondown's business involves consultation and finder services for corporate financing on a private and limited basis.

On February 2, 1998, we issued 5,272 shares of common stock at $2.25 per share to Kenneth G. Hanson in exchange for his services in connection with the furnishing of our Company's corporate offices, pursuant to Section 4(2) of the Act. Mr. Hanson was an existing shareholder and gained detailed knowledge of our business and operations through his access to top level management at our corporate offices.


        Part II, Page 4


      On February 19, 1998, we issued 120,000 shares of common stock at a price of $1.00 per share to Amer-China Partners, Limited pursuant to a signed agreement dated October 1, 1997, to acquire Amer-China's entire interest and right (2.4%) in and to the Green Food Peregrine Children's Food Co. Ltd., pursuant to Section 4(2) of the Act.

      On May 2, 1998, we issued 557,000 units (each unit composed of one share of common stock and one warrant to purchase one share of common stock) at a price of $2.50 per unit, pursuant to a private offering in accordance with the exemption provided in Regulation D, Rule 506. The net proceeds of this offering were $1,531,685. Among the 557,000 shares issued, 2,000 shares were issued in exchange for accounting services. The holders of such warrants are entitled to purchase, from time to time, up to 557,000 shares of common stock, per value $0.001 per share, at an exercise price of $1.00 per share, at any time after June 30, 1998 and through and including June 30, 2003. The 557,000 shares were sold to 33 purchasers who were with one exception all qualified as accredited investors. The non-accredited investor was the personal business assistant to Mr. Robert Cummings, who was a shareholder, one of our directors and a member of our board's executive committee. Information provided to this investor included our March 1997 offering memorandum plus our then most recent financial information.

      On June 19, 1998, we entered into a definitive agreement with American Flavors China, Inc., a U.S.-based entity, to acquire its 52% equity interest in Hangzhou Meilijian Dairy Products Co. Ltd. The terms of the acquisition agreement, in part, resulted in our issuance of 1,513,685 shares of common stock to American Flavors China, Inc., pursuant to Section 4(2) of the Act. The negotiations for this purchase covered a time period at approximately one year. During that time, Noam and Florence Sender, the principals of American Flavors China, were given appropriate corporate information concerning our business and operations.

      Between December 17, 1998 and February 18, 1999, we issued 265,000 shares of common stock to 15 holders of warrants, issued May 1, 1997, as a result of the exercise of those warrants. All investors receiving these shares were our shareholders and were accredited investors. The proceeds from this exercise aggregated $265,000.

      On May 2, 1998, we approved and ratified an agreement with China National Green Food for the increase of our equity interest in Green Food Peregrine from 70% to 76.92%. This change in the ownership ratio was to take place upon the payment of an additional US $1,500,000 in registered capital by us over an eighteen month period. Since Chinese government regulations require approval of this change of the investment ratio by the Ministry of Foreign Trade and Economic Cooperation, we agreed to an interim loan of US $500,000 to Green Food Peregrine, with the conversion of that loan to registered capital upon obtaining the required governmental approval.

      To fund this equity increase, on October 21, 1998, we initiated a limited public offering of our Series C Convertible Preferred Stock, pursuant to Rule 504 of Regulation D. On November 19, 1998, we issued 83,334 shares of Series C convertible preferred stock, plus a like number of warrants, at a price of $3.00 per share, including the warrants, to Utah Resources International, Inc., a sophisticated investor, resulting in proceeds of $250,000. On December 29, 1998, an additional 50,000 shares of Series C


        Part II, Page 5


convertible preferred stock, plus nine warrants per share, at a price of $3.00 per share, including warrants, were issued to Explorer Fund Management, Inc., a sophisticated investor, resulting in proceeds of $150,000. The Series C certificate of designation was not amended; only the terms of the transaction concerning the number of warrants issued with each unit was changed to accommodate the second investor this offering. The aggregate proceeds received from this initial and amended Rule 504 limited public offering, which closed January 4, 1999, amounted to $400,000.

      We offered these convertible securities to these sophisticated investors in reliance upon their written representations that their purchase of these securities was for investment purposes only and not with a view to or for distributing or reselling such securities. In addition, the availability of the Rule 504 exemption for this transaction was expressly premised upon the accuracy of the purchasers' representations in that regard.

Fiscal year 1999

      On January 5, 1999 and January 7, 1999, respectively, we issued 13,959 shares of our common stock to Utah Resources International, Inc., pursuant to its conversion of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On February 5, 1999 we issued 40,000 shares of our common stock to Utah Resources, pursuant to its conversion of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 504 offering.

      During the period February 2, 1999 through February 18, 1999, we issued 100,000 shares of our common stock to four accredited and sophisticated investors, resulting from the exercise of common stock warrants issued to these investors in 1997 as part of a Section 4(2)/ Rule 506 offering.

      On February 22, 1999, we issued 150,000 shares of our common stock to Explorer Fund Management, Inc., pursuant to its conversion of 50,000 shares of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the December 1998 amended 504 offering.

      On March 3, 1999, we issued 40,000 shares of our common stock to Utah Resources, pursuant to its conversion of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On March 9, 1999, we issued 53,500 shares of our Series D convertible preferred stock to three accredited and sophisticated corporate investors and one sophisticated/accredited finder. These shares of Series D convertible preferred stock were the first tranche of this offering made in reliance upon the exemption from registration provided in Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The issue consisted of the Series D convertible preferred stock at $10.00 per share, with warrants


        Part II, Page 6


to: Austinvest Anstalt Balzers, 16,250 Series D/16,250 warrants for $162,500; Esquire Trade & Finance Inc.,16,250 Series D/16,250 warrants for $162,500; Amro International, S.A., 17,500 Series D/17,500 warrants for $175,000.

      On March 12, 1999, we issued 30,000 shares of common stock and collected proceeds of $30,000 from Explorer Fund's exercising 30,000 warrants issued in December 1998, as part of our Rule 504 offering of Series C convertible preferred stock. The common stock underlying these warrants was issued pursuant to Rule 504 of Regulation D, as part of the December 1998 amended 504 offering.

      From March 4, 1999 through April 21, 1999, we issued 315,000 shares of our common stock to twelve accredited and sophisticated investors, whom we knew or who were existing shareholders. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase. In April 0f 1999, we cancelled 105,000 of these shares in accordance with the request of certain of these investors.

      On April 23, 1999, we issued 25,000 shares of our Series D convertible preferred stock to three accredited and sophisticated corporate investors and one sophisticated/accredited finder. The gross proceeds from this and the first tranche of this offer aggregated $750,000. These shares of Series D convertible preferred stock were issued as the second tranche of this offering made in reliance upon the exemption from registration provided in Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The issue consisted of the Series D convertible preferred stock at $10.00 per share, with Warrants to: Austinvest Anstalt Balzers, 8,125 Series D/8,125 warrants for $81,250; Esquire Trade & Finance Inc., 8,125 Series D/8,125 warrants for $81,250; Amro International, S.A., 8,750 Series D/8,750 warrants for $87,500.

      On May 19, 1999, we issued 53,334 shares of common stock at $1 per share as the result of Utah Resources' exercising 53,334 warrants related to the previous issuance of Series C convertible preferred stock. The common stock underlying these warrants was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On May 28, 1999, we issued 145,000 shares of common stock to seven accredited and sophisticated investors. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase.

      On May 28, 1999, we issued 4,048 shares of our common stock to The Omega Company, pursuant to a written consulting contract. The principal of The Omega Company is Mr. Arthur Blanding, who has been a member of our Board of Directors since November of 1999. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.


        Part II, Page 7


      On June 15, 1999, we issued a total of five stock options agreements with certain non-shareholders and non-employees, who had provided bookkeeping, research and organizational services, for 55,000 restricted shares of common stock pursuant to Section 4(2) of the Act. These options contain an exercise price of $1.00 per share and expire in five (5) years.

      On June 25, 1999, we issued 117,200 shares of common stock to four accredited and sophisticated investors. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase.

      On June 25, 1999, we issued 1999 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares

      On July 30, 1999, we issued 20,000 shares of common stock as a result of Utah Resources' conversion of our Series C convertible Preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      During July, August and September 1999, we conducted a private sale of Series E Convertible Preferred Stock and issued 330,000 shares in five tranches to twenty-four accredited and sophisticated investors at $2.50 per share, as follows:


July 23, 1999  - 100,000    Series E shares and warrants for 50,000 common to seven investors
Aug. 16, 1999  -  30,000    Series E shares and warrants for 15,000 common to three investors
Sept. 1, 1999  -  60,000    Series E shares and warrants for 30,000 common to three investors
Sept. 14, 1999 -  40,000    Series E shares and warrants for 52,000 common to three investors
Sept. 27, 1999 - 100,000    Series E shares and warrants for 50,000 common to eight investors


      All twenty four Series E investors are clients of the same small registered broker dealer. No general solicitation or advertising was utilized in this offering.

These investor warrants and finder warrants are exercisable as follows:


Underlying            Exercise
Closing Date           Common          Price       Expiration
-------------------------------------------------------------

July 23, 1999
  Investors            50,000      $3.00/share      7-22-01
  Finder               10,000      $2.75/share      7-22-04
  Finder               10,000      $5.00/share      7-22-02

August 16, 1999
  Investors            15,000      $3.00/share      8-15-01
  Finder                3,000      $2.75/share      8-15-04
  Finder                3,000      $5.00/share      8-15-02


        Part II, Page 8


September 1,1999
  Investors            30,000      $3.00/share      8-31-01
  Finder                6,000      $2.75/share      8-31-04
  Finder                6,000      $5.00/share      8-31-02

September 14,1999
  Investors            20,000      $3.00/share      9-13-01
  Finder                4,000      $2.75/share      9-13-04
  Finder                4,000      $5.00/share      9-13-02

September 27, 1999
  Investors            50,000      $3.00/share      9-26-01
  Finder               10,000      $2.75/share      9-26-04
  Finder               10,000      $5.00/share      9-26-02

  No Series E Warrants have been exercised.


      The issuance of the Series E convertible preferred stock and warrants was pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Act. The proceeds of the sale of the Series E Preferred Stock were utilized for working capital. The net proceeds of this issuance were $711,963 net of $113,037 of finder's fee, legal and printing expenses.

      On August 10, 1999, holders converted Series E convertible preferred stock into 174,340 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D.

      On August 16, 1999, we issued 2,356 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On August 16, 1999, we issued 65,000 shares of common stock to three accredited and sophisticated investors. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase.

      On August 23, 1999, one holder converted Series E convertible preferred stock into 10,000 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D

      On October 14, 1999, we issued 1,163 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.


        Part II, Page 9


      On October 20, 1999, we issued 30,000 shares of common stock as a result of Utah Resources' conversion of our Series C convertible Preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D and Section 4(2) as part of the November 1998 offering.

      On November 10, 1999, thirteen accredited and sophisticated holders converted Series E convertible preferred stock into 360,000 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D

      On November 26, 1999, three accredited and sophisticated holders converted Series E convertible preferred stock into 80,000 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D

      On November 26, 1999, we issued 134,000 shares of common stock as a result of Utah Resources' conversion of our Series C convertible Preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On December 2, 1999, we issued 1,737 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

Fiscal Year 2000

      On February 1, 2000, the Company amended its Rule 506 offering with respect to the Series D Preferred Stock originally offered on March 9, 1999 and April 23, 1999, respectively. Pursuant to this amended offering, the Company issued an additional 50,000 shares of the Series D Preferred Stock and amended the total number of warrants to be issued by the issuance of additional warrants for 1,300,000 shares of common stock to the existing sophisticated and accredited holders of its Series D Preferred Stock. The Series D Preferred and accompanying warrants were priced at $10.00 per unit and resulted in proceeds of $490,000 in cash, net of $10,000 of legal and issuance expenses. The warrants were issued to the investors with an exercise price of $0.625 per share and an expiration date of January 31, 2003.

      In connection with this sale, the Company issued 125,000 shares of its common stock pursuant to Section 4(2) to these holders to compensate them for the delay in registering the resale of the common stock underlying the Series D Preferred and the warrants, and 50,000 shares of common stock to a finder. These shares of common stock are issued at $0.75 per share, the market value on February 1, 2000 for its common stock.

      On April 6, 2000, the Company issued 6,374 shares of its common stock to The Omega Company, pursuant to a written consulting contract. The principal of The Omega Company is Mr. Arthur Blanding, who has been a member of its board of directors since November of 1999. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. The Company did not receive cash for these shares.


        Part II, Page 10


      On April 6, 2000, the Company issued 150,000 of its Series F convertible preferred stock and warrants to three sophisticated and accredited investors and one finder. In addition, the Company agreed to issue 75,000 shares of common stock upon the exercise of the warrants by the respective holders. The Series F convertible preferred stock and the warrants were priced at $10.00 per unit and resulted in proceeds of $1,480,000, net of $20,000 of legal and issuance expenses. Each share of Series F convertible preferred stock (1) has a stated value of $10.00 per share; (2) does not have dividend rights beyond those of the Company's common stock; (3) has no voting rights; (4) has a conversion feature equal to $0.50 per share, subject to a maximum conversion into no greater than 9.99% of the Company's issued and outstanding common stock at conversion and (5) is redeemable at the option of the holder in the event of defined events of default at 125% of the stated value (the redemption rights on certain defined events which are outside the control of the Company were permanently waived). Warrants for 3,000,000 shares of common stock were issued to the investors with an exercise price of $1.00 per share and an expiration date of April 5, 2003. Warrants for 1,600,000 shares of common stock were issued to a finder with an exercise price of $0.84 per share and have an expiration date of April 5, 2000. The Series F convertible preferred stock, the warrants and the common stock underlying the preferred and the warrants have been and will be issued pursuant to an exemption to registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. The proceeds of this offering are for working capital.

      On April 25, 2000, the Company issued 66,785 shares of its common stock to Utah Resources, pursuant to its conversion of its remaining Series C convertible preferred stock issued to Utah Resources in November of 1998. The Series C convertible preferred Stock and the common stock underling the preferred were issued to Utah Resources pursuant to an exemption to registration provided by Regulation D, Rule 504 and Section 4(2) of the 1933 Act. Utah Resources, Inc. is an accredited and sophisticated investor.

      On May 11, 2000, the Company issued 10,260 shares of its common stock to The Omega Company pursuant to the terms of a written consulting contract. The Company did not receive cash for these shares.

      On May 22, 2000, the Company issued 184,638 shares of its common stock to two holders of Series D convertible preferred stock pursuant to their conversion of 10,000 shares of the preferred. The Series D convertible preferred and the common stock underlying the preferred were issued to these sophisticated and accredited investors pursuant to an exemption from registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. The Company did not receive cash for these shares.

      On May 23, 2000, the Company issued 1,517,441 shares of its common stock to one holder, pursuant to the conversion of 500,000 shares of Series A convertible preferred stock and 1,017,441 shares of Series B convertible preferred stock. The Series A and Series B convertible preferred stock converted was issued by us in early 1997 to one of its original founders, pursuant to an exemption to registration provided by Section 4(2) of the Act. The conversion of the Series A convertible preferred stock represents all of the Series A convertible preferred stock issued by us. The Company did not receive cash for these shares.

      On May 25, 2000, the Company issued 131,314 shares of common stock registered under a Form S-8 registration statement, pursuant to two common stock compensation agreements. On February 7, 1999, the Company executed two common stock compensation agreements for attorneys' fees and


        Part II, Page 11


graphic design services, respectively, which agreements granted as compensation the aggregate of 131,314 shares of common stock at a value of $0.75 per share. On May 25, 2000, the Company filed its Form S-8 registration statement with respect to the common stock.

      On June 8, 2000, the Company issued 219,566 shares of its common stock to two holders of Series D convertible preferred stock pursuant to the conversion of 10,000 shares of the preferred. The Series D convertible preferred and the common stock underlying the preferred were issued to these sophisticated and accredited investors pursuant to an exemption from registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. The Company did not receive cash for these shares.

      On June 19, 2000, the Company issued 75,000 shares of its Series G convertible preferred stock and warrants for 344,330 shares at $0.9625 per share to three sophisticated and accredited investors and two finders. The Series G convertible preferred stock was priced at $10.00 per unit and resulted in proceeds of $675,000 in cash, net of $60,000 in finder's fees and $15,000 of legal and issuance expenses. Each share of Series F convertible preferred stock (1) has a stated value of $10.00 per share; (2) accrues dividends at 8% simple interest per annum, payable in cash or, at the option of the holder, added to the stated value of the preferred for conversion computation purposes; (3) has no voting rights; (4) has a conversion feature equal to the lesser of $0.85 per share or 80% of the average of the three lowest closing bid prices in a lookback period of the 22 days immediately preceding the conversion of the preferred, subject to a maximum conversion into no greater than 9.99% of the Company's issued and outstanding common stock at conversion; (5) is redeemable at the option of the Company at 135% of the stated value, plus accrued dividends; (6) is redeemable at the option of the holder in the event of defined events of default at a price determined by a conversion price formula times stated value (the redemption rights on certain defined events which are outside the control of the Company were permanently waived.); and (7) has a mandatory conversion feature exercisable by the Company 3 years from issue at the stated conversion prices, subject to a minimum daily trading volume of 250,000 shares during a lookback period and closing bid prices not less that 300% of the lower conversion prices.. The Company has a "put" for up to an additional 75,000 shares of the Series F convertible preferred, contingent upon the occurrence of certain defined events. Each put share has the above described features, except a conversion feature equal to 75% of the average of the three lowest closing bid prices in a lookback period of the 10 days immediately preceding the conversion of the preferred or 80% of the average of the three lowest closing bid prices in a lookback period of the 22 days immediately preceding the conversion of the preferred, at the option of the investors.

      The Series G warrants for 334,330 shares of common stock have an exercise price of $0.9625 per share and an expiration date of June 18, 2003. The proceeds of this offering are for working capital. The Series G convertible preferred stock, the warrants and the common stock underlying both the preferred and the warrants were issued pursuant to an exemption to registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act

      On July 14, 2000, the Company issued 225,735 shares of its common stock to thirteen former holders of its Series E convertible preferred stock. This common stock was issued pursuant to the exercise of certain participation rights in favor of these holders at a price determined by the market value of the common stock on the day of exercise. The Company received $169,302.50 in cash from the issuance of this common stock. This stock was issued pursuant to an exemption to registration provided for the original convertible preferred transaction, and all shares underlying that transaction, pursuant to


        Part II, Page 12


Regulation D, Rule 506 and Section 4(2) of the 1933 Act. This stock was issued to accredited and sophisticated investors, who were provided with updated financial and corporate information through its public filings.

      On August 3, 2000, the Company issued 18,199 shares of its common stock to Stephen Langley, pursuant to his employment contract with us. Mr. Langley is its Chief Operating Officer in China and serves as the General Manager of its wholly owned Chinese subsidiary. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act.

      On August 15, 2000, the Company issued 6,439 shares of its common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. The Company did not receive cash for these shares.

      On October 2, 2000, the Company issued 25,000 shares of its amended Series G convertible preferred stock to two sophisticated and accredited investors and warrants to a finder for 114,777 shares of common stock.
This issuance was pursuant to an agreed upon partial exercise of the put granted to the Company by the Series G investors. The amended Series G convertible preferred stock was priced at $10.00 per unit and resulted in proceeds of $226,500 in cash, net of $20,000 in finder's fees and $3,500 in escrow fees. Each share of the amended Series G convertible preferred stock has the same features as the original Series G issue, except a conversion feature for the partial put exercise equal to the lesser of $0.60 per share or 75% of the average of the three lowest closing bid prices of the 22 days immediately preceding the conversion of the preferred. The remaining 50,000 shares of the amended Series G convertible preferred subject to put rights have a conversion feature equal to 75% of the average of the three lowest closing bid prices in a lookback period of the 10 days immediately preceding the conversion of the preferred or 75% of the average of the three lowest closing bid prices in a lookback period of the 22 days immediately preceding the conversion of the preferred, at the
option of the investors.   The warrants for 114,777 shares of common stock
have an exercise price of $0.9625 per share and an expiration date of October 1, 2003. The amended Series G convertible preferred stock, the warrants and the common stock underlying both the preferred and the warrants were issued pursuant to an exemption to registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act.

      On October 13, 2000, the Company issued 24,999 shares of its amended Series F convertible preferred stock and warrants for 114,777 shares of common stock to three sophisticated and accredited investors. The amended Series F convertible preferred stock and warrants were priced at $10.00 per unit and resulted in proceeds of $224,990 in cash, net of $20,000 in finder's fees and $5,000 in legal fees. Each share of the amended Series F convertible preferred stock has the same features as the original Series F issue, except a conversion feature equal to the lesser of $0.60 per share or 75% of the average of the three lowest closing bid prices of the 22 days immediately preceding the conversion of the preferred. The warrants for 114,777 shares of common stock have an exercise price of $0.9625 per share and an expiration date of October 12, 2003. The amended Series G convertible preferred stock, the warrants and the common stock underlying both the preferred and the warrants were issued pursuant to an exemption to registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act.

      On November 15, 2000, the Company issued 5,415 shares of its common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. The Company did not receive cash for these shares.


        Part II, Page 13


      On December 1, 2000, the Company issued 15,000 shares of common stock to Corporate Image Bureau, in exchange for services by that corporate public relations company, pursuant to Section 4(2) of the Act. In connection with the services rendered, Corporate Image was provided with detailed historic and current information concerning its business and financial affairs.

      On December 13, 2000, the Company issued 135,119 shares of its common stock to one holder, pursuant to the conversion of 135,119 shares of Series B convertible preferred stock. The Series B convertible preferred stock converted was issued by us in early 1997 to this holder for his assumption of a certain loan repayment owed by China Premium Enterprises, Limited, an entity from which the Company purchased substantially all of its assets, pursuant to an exemption to registration provided by Section 4(2) of the Act.

Subsequent Events

      On January 2, 2001, the Company executed a common stock compensation agreement for the issuance of 100,000 shares of common under an employment agreement with John McCormack, its President and Chief Operating Officer. The common stock compensation agreement will be part of a Form S-8 registration statement to be filed by the Company for the 100,000 shares of common stock. This common stock will be issued to Mr. McCormack as a signing bonus pursuant to his employment agreement.

      On March 6, 2001, a sophisticated and accredited investor deposited $250,000 with the Company as consideration for 25,000 shares of Series H
convertible preferred stock to be issued.   The Series H convertible
preferred stock is priced at $10.00 per unit. The Series H convertible preferred stock has a stated value of $10.00 per share and a conversion feature of $0.50 per share The Series H convertible preferred stock will be issued pursuant to an exemption to registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. The gross proceeds of $250,000 are the first tranche of a total offering of Series H convertible preferred stock having aggregate gross proceeds of $1,100,000.

Item 27.    EXHIBITS


              SEC
Exhibit    Reference
  No.         No.       Title of Document
-------    ---------    -----------------

1a           2          Asset Purchase Agreement China Peregrine Enterprises, Limited          (1)

1b           2          Interim Agreement to Operate  China Peregrine Project                  (1)

2a           3(i)       Articles of Incorporation                                              (1)

2b           3(i)       Amended Articles (name change)                                         (1)

3            3(ii)      Restated Bylaws China Peregrine Food Corporation                       (1)

4a           4          Rights of Equity Holders Common see Articles of Incorporation          (1)


        Part II, Page 14


4b           4          Preferred, Series A and B Designation                                  (1)

4c           4          Preferred, Series C Designation                                        (1)

4d           4          Preferred, Series D Designation                                        (2)

4e           4          Preferred, Series D Amended                                            (4)

4f           4          Preferred, Series E Designation                                        (3)

4g           4          Preferred, Series F Designation                                        (4)

4h           4          Preferred, Series G Designation                                        (5)

5.1                     Legal opinion of Stibel & Toulan LLP                                    *

5           10          Material Contracts Green Food Joint Venture Contract                   (1)

6           10          Material Contracts Hangzhou Meilijian Joint Venture Contract           (1)

7a          10          Material Contracts Asset Purchase Agreement                            (1)
                        American Flavors China, Inc

7b          10          First Amendment (1-28-98)                                              (1)

7b          10          Second Amendment (6-19-98)                                             (1)

7f          10          Agreement to Form Yangling Mandarin                                    (6)

7g          10          Milk Supply Agreement Hangzhou Meilijian                               (6)

7h          10          Milk Supply Agreement Huai Nan Dairy                                   (6)

7i          10          Bravo! - Quality Chekd Promotion Agreement                             (6)

7j          10          Bravo! - Dairy Production Agreement                                    (6)

7k          10          Warner Bros./China Premium License Agreement                           (7)

7l          10          Warner Bros./China Premium License Agreement (modified)                (7)

7m          10          Warner Bros./Bravo! Foods License Agreement                            (7)

7o          10          Employment Contracts                                                  *(7)

7p          10          Omega Consulting Contract                                              (7)


        Part II, Page 15


7q          10          Lane Cracker Contract                                                  (7)

7r          10          Lease: US corporate offices,  N.Palm Beach, FL                         (7)

7s          10          Lease: Langley residence Pudong, Shanghai, PRC   (7)

8           21          Subsidiaries Articles of Association Green Food Peregrine              (1)

9           21          Subsidiaries Articles of Association Hangzhou Meilijian                (1)

9a          21          Subsidiaries Certificate of Incorporation Bravo! Foods, Inc.           (6)

9b          21          Subsidiaries Articles of Association                                   (6)
                        China Premium Food Corporation  (Shanghai) Co., Inc.

23.1                    Consent of BDO Seidman, LLP                                             *

23.2                    Consent of Stibel & Toulan LLP (included in Exhibit 5.1)                *

11          99          Hangzhou Meilijian Audited Financial                                   (4)
                        Statements, Years Ending December 31,1998 and 1999

*     Filed herewith.
<F1>  Filed with Form 10SB/A First Amendment
<F2>  Filed with Form 10QSB for 3-31-99
<F3>  Filed with Form 10QSB for 6-30-99
<F4>  Filed with Form 10K-SB for 12-31-99
<F5>  Filed with Form 10QSB for 6-30-00
<F6>  Filed with Form SB-2/A Second Amendment
<F7>  Filed with Form SB-2/A Third Amendment

Item 28.    UNDERTAKINGS

The Company hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant


        Part II, Page 16


to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or change material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the city of North Palm Beach, Florida, May 1, 2001.

(Registrant)   BRAVO! FOODS INTERNATIONAL CORP.

By: /s/ Roy G. Warren
-----------------------------------------------
Roy G. Warren, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this amended registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                     Title                  Date
---------                     -----                  ----

/S/ Roy G. Warren    Chief Executive Officer    May 1, 2001
                     Secretary

/S/ Nancy Yuan       Treasurer                  May 1, 2001
                     Assistant Secretary

/S/ Michael Davis    Chief Financial Officer    May 1, 2001


        Part II, Page 17